UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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LAM RESEARCH CORPORATION
(Name of Registrant as Specified In Its Charter)

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September 24, 2025
Dear Lam Research Stockholders,
We cordially invite you to attend the Lam Research Corporation 2025 Annual Meeting of Stockholders. The annual meeting will be held on Tuesday, November 4, 2025, at 9:30 a.m. Pacific Time. This year’s annual meeting will be virtual. You may attend the annual meeting, vote, and submit your questions during the live webcast of the annual meeting by visiting virtualshareholdermeeting.com/LRCX2025 and entering the 16-digit control number included in our Notice of Internet Availability or on your proxy card.
At this year’s annual meeting, stockholders will be asked to:
(1)	elect the eleven nominees named in the attached proxy statement as directors to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified;
(2)	cast an advisory vote to approve our named executive officer compensation (“Say on Pay”);
(3)	approve the adoption of the Lam 2025 Stock Incentive Plan;
(4)	ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2026;
(5)	approve an amendment to the Company’s Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law; and
(6)	vote on the stockholder proposal described in this proxy statement, if properly presented at the annual meeting.
The Board of Directors recommends that you vote in favor of each director nominee and for each of proposals 2, 3, 4 and 5. In addition, stockholders will also be asked to consider proposal No. 6, if presented properly, which is a stockholder proposal, and which the Board of Directors recommends that you vote against. Management will not provide a business update during the annual meeting; please refer to our latest quarterly earnings report for our most recently-provided outlook.
Please refer to the proxy statement for detailed information about the annual meeting, each director nominee, and each of the proposals, as well as voting instructions. Your vote is important, and we strongly urge you to cast your vote as soon as possible by internet, telephone, or mail, even if you plan to attend the meeting.
Sincerely yours,

Abhijit Y. Talwalkar
Chair of the Board

Notice of 2025 Annual Meeting of Stockholders

4650 Cushing Parkway
Fremont, California
Telephone: 510-572-0200
Meeting Information

Category	Details
Date and Time	Tuesday, November 4, 2025 9:30 a.m. Pacific Time
Place	Via the Internet at virtualshareholdermeeting.com/ LRCX2025
Record Date	Only stockholders of record at the close of business on September 5, 2025, the “Record Date,” are entitled to notice of, and to vote at, the annual meeting.

Proxy and Annual Report Materials
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 4, 2025
Our notice of 2025 Annual Meeting of Stockholders, proxy statement, and annual report to stockholders are available on the Lam Research website at investor.lamresearch.com.

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Date of Distribution
This notice, proxy statement and proxy card are first being made available and/or mailed to our stockholders on or about September 24, 2025.
Items of Business

#	Proposal	Our Board’s Recommendation
1.	Election of 11 directors to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified	FOR each Director Nominee
2.	Advisory vote to approve our named executive officer compensation	FOR
3.	Approval of the adoption of the Lam 2025 Stock Incentive Plan	FOR
4.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2026	FOR
5.	Approval of an amendment to the Company’s Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law	FOR
6.	Stockholder proposal, if properly presented at the meeting	AGAINST
Transaction of such other business as may properly come before the annual meeting (including any adjournment or postponement thereof)

Voting
Please vote as soon as possible, even if you plan to attend the annual meeting, on all of the voting matters. You have three options for submitting your vote before the annual meeting:

By internet	By phone	By mail

The proxy statement and the accompanying proxy card provide detailed voting instructions.
IT IS IMPORTANT THAT YOU VOTE to play a part in the future of the Company. Please carefully review the proxy materials for the 2025 Annual Meeting of Stockholders.
By Order of the Board of Directors,

Ava A. Harter
Secretary

Lam Research Corporation
Proxy Statement for 2025 Annual Meeting of Stockholders

Proxy Statement Summary	1

About Lam Research Corporation	1
Fiscal Year 2025 Financial Highlights	2
Proposals and Voting Recommendations	2
Summary Information Regarding Director Nominees	3
Director Nominee Composition Highlights	4

Director Nominee Key Qualifications, Skills, and Experiences	4
Corporate Governance Highlights	6
Executive Compensation Highlights	7
Environmental, Social and Governance Highlights	8
2025 Stock Incentive Plan Highlights	10

Stock Ownership	11

Security Ownership of Certain Beneficial Owners and Management	11

Governance Matters	13

Corporate Governance	13
Corporate Governance Policies	13
Our Approach to Ensuring Board Effectiveness	13
Board Nomination Policies and Procedures	15
Director Independence Policies	16
Leadership Structure of the Board	16
Other Governance Practices	17

Meeting Attendance	17
Board Committees	18
Board’s Role and Engagement	19
Stockholder Engagement	22
Culture and Human Capital Management	23
Environmental, Social, and Governance	24
Director Compensation	26

Compensation Matters	29

Executive Compensation and Other Information	29
Compensation Discussion and Analysis (see Table of Contents on page 29 )	29
Compensation Committee Report	54
Compensation Committee Interlocks and Insider Participation	54

Executive Compensation Tables	55
CEO Pay Ratio	64
Pay Versus Performance	65

Audit Matters	70

Audit Committee Report	70
Relationship with Independent Registered Public Accounting Firm	71
Annual Evaluation and Selection of Independent Registered Public Accounting Firm	71
Change in Independent Registered Accounting Firm	71

Fees Billed by Ernst & Young LLP	72
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services	72
Certain Relationships and Related Party Transactions	72

Voting Proposals	73

Proposal No. 1: Election of Directors	73
2025 Nominees for Director	74
Proposal No. 2: Advisory Vote to Approve Our Named Executive Officer Compensation	85
Proposal No. 3: Approval of the Adoption of the Lam 2025 Stock Incentive Plan	86
Securities Authorized for Issuance under Equity Compensation Plans	93

Proposal No. 4: Ratification of the Appointment of our Independent Registered Public Accounting Firm for Fiscal Year 2026	94
Proposal No. 5: Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Delaware Law	95
Proposal No. 6: Stockholder Proposal	97
Other Voting Matters	100

Voting and Meeting Information	101

Information Concerning Solicitation and Voting	101

Other Meeting Information	103

Appendices	A-1

Appendix A - Lam 2025 Stock Incentive Plan	A-1

Appendix B - Information Regarding Non-GAAP Financial Measures	B-1

Proxy Statement Summary
To assist you in reviewing the proposals to be acted upon at the annual meeting, we call your attention to the following summarized information about the Company, the proposals and voting recommendations, the Company’s director nominees, director nominee composition highlights, highlights of the directors’ key qualifications, skills and experiences, corporate governance, executive compensation, environmental, social, and governance (or “ESG”) matters, and the Lam 2025 Stock Incentive Plan. For more information about these topics, please review the complete proxy statement before voting. We also encourage you to read our latest annual report on Form 10-K, which is available at investor.lamresearch.com, and our latest Global Impact report, which is available at lamresearch.com/company/environmental-social-and-governance/. The content of any website or report referred to in this proxy statement is not a part of nor incorporated by reference in this proxy statement unless expressly noted. The Global Impact report shall not be deemed soliciting material.
We use the terms “Lam Research,” “Lam,” the “Company,” “we,” “our,” and “us” in this proxy statement to refer to Lam Research Corporation, a Delaware corporation. We also use the term “Board” to refer to the Company’s Board of Directors.
On October 2, 2024, the Company effected a ten-for-one stock split of its common stock and a proportional increase in the number of authorized shares. All references made to share or per share amounts throughout this proxy statement have been retroactively adjusted to reflect the stock split.
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements that are not statements of historical fact, including statements regarding our environmental, social and governance plans and goals. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations expressed, including the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission (“SEC”), including specifically the Risk Factors described in our annual report on Form 10-K and our quarterly reports on Form 10-Q. You should not place undue reliance on forward-looking statements. We undertake no obligation to update any forward-looking statements.
About Lam Research Corporation
Lam Research is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. We have built a strong global presence with core competencies in areas such as nanoscale manufacturing enablement, chemistry, plasma and fluidics, advanced systems engineering, and a broad range of operational disciplines. Our products and services are designed to help our customers build smaller and better performing devices that are used in a variety of electronic products, including mobile phones, personal computers, cloud and enterprise servers, wearables, automotive vehicles, and data storage devices.
Our customer base includes leading semiconductor memory, foundry, and integrated device manufacturers that make products such as non-volatile memory, dynamic random-access memory (“DRAM”), and logic devices. Their continued success is part of our commitment to driving semiconductor breakthroughs that define the next generation. Our core technical competency is integrating hardware, process, materials, software, and process control, enabling results on the wafer.

Semiconductor manufacturing, our customers’ business, involves the fabrication of multiple dies or integrated circuits on a wafer. This involves the repetition of a set of core processes and can require hundreds of individual steps. Fabricating these devices requires a sequence of highly sophisticated process technologies to integrate an increasing array of new materials with precise control at the atomic scale. Along with meeting technical requirements, wafer processing equipment must deliver high productivity and be cost-effective.
Demand from cloud computing, artificial intelligence (“AI”), 5G, the Internet of Things, and other markets is driving the need for increasingly powerful and cost-efficient semiconductors. At the same time, there are growing technical challenges with traditional two-dimensional scaling. These trends are driving significant inflections in semiconductor manufacturing, such as the increasing importance of vertical scaling strategies like three-dimensional architecture as well as multiple patterning to enable shrinks.
Lam Research Corporation 2025 Proxy Statement 1

We believe we are in a strong position with our leadership and expertise in deposition, etch, and clean markets to facilitate some of the most significant innovations in semiconductor device manufacturing. Several factors create opportunity for sustainable differentiation for us:
•	our focus on research and development, with several ongoing programs relating to sustaining engineering, product and process development, and concept and feasibility;
•	our ability to effectively leverage cycles of learning from our broad installed base;
•	our collaborative focus with semi-ecosystem partners, including our close-to-customer focus;
•	our ability to identify and invest in the breadth of our product portfolio to meet technology inflections; and
•	our focus on delivering our multi-product solutions with a goal to enhance the value of Lam’s solutions to our customers.
Figure 1. Fiscal Year 2025 Financial Highlights

(1)	Figures for capital returned to stockholders and amounts repurchased include brokerage fees and commissions and excise taxes.
Figure 2. Proposals and Voting Recommendations

Voting Matters	Board Vote Recommendation
Proposal No. 1: Election of Directors	FOR each nominee
Proposal No. 2: Advisory Vote to Approve Our Named Executive Officer Compensation	FOR
Proposal No. 3: Approval of the Adoption of the Lam 2025 Stock Incentive Plan	FOR
Proposal No. 4: Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2026	FOR
Proposal No. 5: Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Delaware Law	FOR
Proposal No. 6: Stockholder proposal, if properly presented at the annual meeting	AGAINST
Transaction of such other business as may properly come before the annual meeting (including any adjournment or postponement thereof)

2

Figure 3. Summary Information Regarding Director Nominees
You are being asked to vote on the election of these 11 directors. The following table provides summary information about each director nominee as of September 5, 2025. Information about the characteristics of the director nominees is shown in Figure 4, information about their key qualifications, skills and experiences is shown in Figure 5, and their biographical information is contained in the “Voting Proposals – Proposal No. 1: Election of Directors – 2025 Nominees for Director” section beginning on page 74.

	Director			Committee Membership
Name	Age	Since	Independent(1)	AC	CHC	NGC	ITC	Other Current Public Boards
Sohail U. Ahmed	67	2019	Yes				M
Timothy M. Archer	58	2018	No					Johnson Controls
Eric K. Brandt	63	2010	Yes	C/FE		M		Gen Digital, Nutanix, Option Care Health
Ita M. Brennan	58	2024	Yes	M/FE				Cadence Design Systems, Planet Labs
Michael R. Cannon	72	2011	Yes	*	M	C		Seagate Technology
John M. Dineen	62	2023	Yes	M				Cognizant Technology Solutions
Mark Fields	64	2024	Yes	*	M			Hertz Global, QUALCOMM
Ho Kyu Kang	63	2023	Yes				C
Bethany J. Mayer	63	2019	Yes	M/FE		M	M	Astera Labs, Box, Hewlett Packard Enterprise
Jyoti K. Mehra	49	2021	Yes		C
Abhijit Y. Talwalkar	61	2011	Yes (Chair)		M	M	M	Advanced Micro Devices, iRhythm Technologies, TE Connectivity

(1)	Independence determined in accordance with Nasdaq rules.

AC – Audit committee CHC – Compensation and human resources committee NGC – Nominating and governance committee ITC – Innovation and technology committee	C – Chair M – Member FE – Audit committee financial expert (as determined based on SEC rules) * – Qualifies as an audit committee financial expert (as determined by SEC rules)

Lam Research Corporation 2025 Proxy Statement 3

Figure 4. Director Nominee Composition Highlights
Our nominating and governance committee is responsible for assessing the appropriate balance of experience, skills, and characteristics required for the Board. For more information about our Board’s approach to refreshment, please refer to the section titled “Governance Matters – Corporate Governance – Our Approach to Ensuring Board Effectiveness” beginning on page 13 below.

Figure 5. Director Nominee Key Qualifications, Skills, and Experiences
The table below summarizes the key qualifications, skills, and experiences of our nominees. Not having a mark does not mean the director nominee does not possess that qualification, skill, or experience. The director biographies contained in the “Voting Proposals – Proposal No. 1: Election of Directors – 2025 Nominees for Director” section below describe each director nominee’s background and relevant experience in more detail, and identify those qualifications, skills, and experiences considered most relevant to the decision to nominate candidates to serve on our Board.

Key Qualifications, Skills, & Experiences of Director Nominees	Sohail U. Ahmed	Timothy M. Archer	Eric K. Brandt	Ita M. Brennan	Michael R. Cannon	John M. Dineen	Mark Fields	Ho Kyu Kang	Bethany J. Mayer	Jyoti K. Mehra	Abhijit Y. Talwalkar

Industry Knowledge – Knowledge of and experience with semiconductor and broader technology industries and markets provides our Board members with a deeper understanding of our products and services, the market sectors in which we and our customers compete, and the broader technology end markets that drive demand in our industry.
	✔	✔	✔	✔	✔		✔	✔	✔		✔

Customer/Deep Technology Knowledge – Directors who possess deep knowledge and understanding of semiconductor processing equipment technologies assist our Board in overseeing our business and strategies and enhance the Board’s understanding of our customers’ markets and needs.
	✔	✔	✔					✔			✔

Marketing, Disruptive Technology, and Strategy Experience – Directors with extensive knowledge and experience in business-to-business marketing and sales, and services and/or business development, or experience identifying and developing disruptive technologies and leading corporate strategy, provide value to the Board by offering critical insights and expertise on identifying and understanding new markets, expanding market share, and communicating with customers, particularly where such experience is in a capital equipment industry, and also provide the Board with critical guidance needed to progress in our innovation goals and drive semiconductor breakthroughs.
		✔	✔	✔	✔	✔	✔		✔		✔

Leadership Experience – Current or former experience in an executive-level leadership position at a significant business allows our directors to provide the Board with important perspectives and knowledge regarding business strategy, operations, corporate culture, succession planning, and management and leadership best practices.
	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔

(table continues on next page)
4

Key Qualifications, Skills, & Experiences of Director Nominees	Sohail U. Ahmed	Timothy M. Archer	Eric K. Brandt	Ita M. Brennan	Michael R. Cannon	John M. Dineen	Mark Fields	Ho Kyu Kang	Bethany J. Mayer	Jyoti K. Mehra	Abhijit Y. Talwalkar

Finance Experience – Directors with profit and loss (“P&L”) and financing experience as an executive responsible for financial results of a breadth and level of complexity comparable to the Company help our Board oversee the Company’s financial planning, operations, investment strategies, capital allocation, and financial reporting.
		✔	✔	✔	✔	✔	✔		✔		✔

Global Business Experience – Experience as a current or former business executive of a business with substantial global operations provides our Board with unique insights on managing an international business, global scale expansion, and understanding cultural norms.
	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔

Mergers and Acquisitions (“M&A”) Experience – Directors with M&A and integration experience (including buy- and sell-side and hostile M&A experience) as a public company director or officer provide our Board with key background and insights in assisting management with reviewing strategic alternatives, analyzing potential targets, post-deal integration, and oversight of transactions.
		✔	✔	✔	✔	✔	✔		✔	✔	✔

Comparative Board/Governance Experience – Recent or current experience as a director of another public company or significant involvement with the corporate governance requirements and practices of a public company board while serving in a senior leadership position at another public company, provides our Board with an understanding of the board’s role in essential matters, including oversight of strategy, operations, risk, compliance and succession planning, effective interactions with significant stockholders, and the proper dynamics between the board and senior management.
		✔	✔	✔	✔	✔	✔		✔	✔	✔

Cybersecurity Experience – An understanding of and/or experience overseeing corporate cybersecurity or information security programs and a history of participation in relevant cyber education, is an increasingly important background for our directors to possess and provides our Board with valuable knowledge in overseeing and navigating cybersecurity threats.
		✔	✔	✔	✔	✔			✔	✔

Human Capital Management Experience – Experience serving as a member of the compensation committee of a public company, head of human resources, or as direct manager of the head of human resources, or other experience in setting talent management policies in large organizations, aids our Board in overseeing the management of human capital, including culture, engagement, recruiting, retention, compensation, and succession planning.
	✔	✔	✔		✔	✔	✔		✔	✔	✔

Risk Management Experience – Directors with experience serving as a member of the audit committee of a public company, or directly overseeing enterprise risk management or business continuity planning in a large organization, or other experience in managing risk at the enterprise level or in a senior compliance or regulatory role assist our Board in understanding how to effectively evaluate and oversee the management and reporting of enterprise risks.
		✔	✔	✔	✔	✔	✔		✔		✔

Manufacturing/Operations Experience – Directors with relevant experience in manufacturing and operations processes or management experience in operations at a company comparable to Lam serve as a valuable asset to our Board and have deeper knowledge of our business, products, services, and customers.
	✔	✔	✔		✔	✔	✔	✔	✔

Lam Research Corporation 2025 Proxy Statement 5

Figure 6. Corporate Governance Highlights

Board and Other Governance Information	As of September 2025
Size of Board as Nominated	11
Number of Independent Nominated Directors	10
Number of Nominated Directors Who Attended ≥75% of Meetings	11
Number of Nominated Directors on More Than Four Public Company Boards	0
Number of Nominated Non-Employee Executive Officer Directors Who Are on More Than Two Public Company Boards	0
Limitations on Director Commitments, Including Other Board and Committee Memberships and Leadership, With Commitments Evaluated Annually (Page 17)	Yes
Directors Subject to Stock Ownership Guidelines (Page 17)	Yes
Hedging and Pledging Prohibited (Page 13)	Yes
Annual Election of Directors (Page 73)	Yes
Voting Standard (Page 102)	Majority
Plurality Voting Carveout for Contested Elections	Yes
Separate Chair and CEO	Yes
Independent Board Chair (Page 16)	Yes
Independent Directors Meet Without Management Present (Page 16)	Yes
Annual Board (Including Individual Director) and Committee Self-Evaluations (Page 14)	Yes
Annual Independent Director Evaluation of CEO (Page 19)	Yes
Risk Oversight by Full Board and Committees (Page 20)	Yes
Board Refreshment (Page 14)	Yes
Robust Director Nomination Process (Page 15)	Yes
Significant Board Engagement (Page 19)	Yes
Board Orientation/Education Program (Page 15)	Yes
Code of Ethics Applicable to Directors (Page 13)	Yes
Stockholder Proxy Access (Pages 15, 103)	Yes
Stockholder Ability to Act by Written Consent	Yes
Stockholder Right to Call a Special Meeting	Yes
Stockholder Engagement Program (Page 22)	Yes
Poison Pill	No
Board Oversight of Environmental, Social and Governance (Including Climate), Human Capital, Information Security & Political Activities (Page 19)	Yes
Publication of Annual Global Impact Report aligned with GRI, SASB, and TCFD(1) standards (Pages 8, 24)	Yes

(1)	GRI refers to the Global Reporting Initiative, SASB refers to the Sustainability Accounting Standards Board, and TCFD refers to the Task Force on Climate-Related Financial Disclosures.
6

Figure 7. Executive Compensation Highlights

What We Do

Pay for Performance (Pages 30-32, 65) – Our executive compensation program is designed to pay for performance; over 90% of the annual incentive program is tied to company financial, strategic, and operational performance metrics; the long-term incentive program uses a combination of market-based performance restricted stock units (“Market-based PRSUs”) with performance based on relative total shareholder return (“TSR”), and service-based restricted stock units (“RSUs”).

Three-Year Performance Period for Our Long-Term Incentive Program (Pages 35, 48) – Our current long-term incentive program is designed to pay for performance over a period of three years.
Absolute and Relative Performance Metrics (Pages 33, 36, 42, 46) – Our annual and long-term incentive programs for executive officers include the use of absolute and relative performance factors.
Balance of Annual and Long-Term Incentives – Our incentive programs provide a balance of annual and long-term incentives.
Different Performance Metrics for Annual and Long-Term Incentive Programs (Pages 33, 35, 42, 46) – Our annual and long-term incentive programs use different performance metrics.

Capped Amounts (Pages 33, 34) – Amounts that can be earned under the annual and long-term incentive programs are capped. Beginning with our 2025/2027 long-term incentive program, the maximum payout is capped at 100% of target if our absolute TSR is negative.

Compensation Recovery/Clawback Policy (Page 52) – We have a clawback policy, approved in 2023, which applies to the Company’s current and former executive officers covered by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to which we must recoup, on a pre-tax basis, the excess amount of incentive-based compensation granted, earned, or vested wholly or in part on the attainment of any financial reporting measure during the three completed fiscal years immediately preceding the date on which the Company is required to prepare a restatement. The policy applies regardless of fault, fraud, or misconduct and supersedes our prior clawback policy, with respect to any and all incentive-based compensation that was received on or after October 2, 2023.

Prohibit Option Repricing – Our stock incentive plans prohibit option repricing without stockholder approval.

Stock Ownership Guidelines (Page 52) – We have stock ownership guidelines for each of our executive officers and certain other senior executives; each of our named executive officers as set forth in Figure 19 has met their individual ownership level under the current program or has a period of time remaining under the guidelines to do so.

Independent Compensation Advisor (Page 38) – The compensation and human resources committee benefits from its utilization of an independent compensation advisor retained directly by the committee that provides no other services to the Company.

Stockholder Engagement (Page 37) – We engage with stockholders on an annual basis and stockholder advisory firms on an as needed basis to obtain feedback concerning our executive compensation program.

What We Don’t Do

Tax “Gross-Ups” for Perquisites, for Other Benefits or upon a Change in Control (Pages 53, 56, 60) – Our executive officers do not receive tax “gross-ups” for perquisites, for other benefits, or upon a change in control.(1)

Single-Trigger Change in Control Provisions (Pages 53, 60) – Our executive change in control policy does not have single-trigger provisions.

(1)	Our executive officers may receive tax gross-ups in connection with relocation benefits and anniversary milestone awards, which are widely available to all of our employees.
Lam Research Corporation 2025 Proxy Statement 7

Figure 8. Environmental, Social and Governance Highlights
Our environmental, social and governance strategy supports the success of our business. It provides a framework for meaningful investments, proactive risk management, support for our customers to achieve their goals, and globally focused action. Our approach emphasizes engagement, goal setting, and accountability. Our strategy is composed of six key pillars, which are described in greater detail in our annual Global Impact report, available at lamresearch.com/company/environmental-social-and-governance/. We have set goals aligned with our strategy; these goals are highlighted below, together with some of our recent progress. We aim to achieve each of the following goals by the end of calendar year 2025, unless otherwise stated. In 2024, we continued to build momentum across each of our six key pillars. We also received recognition from our customers and from independent raters and rankers, including by being named among the World’s Most Ethical Companies by Ethisphere and included on the Dow Jones Best-in-Class North America Index. In the table below, references to specific years are to calendar, not fiscal, years.

Goals	2024 Progress
Governance
• Continue to expand our disclosure and alignment with industry-recognized frameworks and standards	• Our efforts to increase disclosure maintained or improved our ratings and rankings with third parties, and joined RE100, a global corporate renewable energy initiative led by the Climate Group
Product Innovation
• 83% of customers measured by emissions have science-based targets (“SBTs”)(1)	• 9% of customers measured by emissions have SBTs
• Reduce Scope 3 emissions from use of sold products 63.8% per USD value added by 2034 from a 2022 base year	• New goal(2)
Sustainable Operations(3)
• Achieve net zero greenhouse gas (“GHG”) emissions by 2050, including by meeting the following targets:
– Achieve 100% renewable electricity by 2030	• Sourced 55% renewable electricity globally in 2024
– Reduce absolute Scope 1 and 2 (market-based) GHG emissions 25% by 2025 and 46.2% by 2030 from a 2019 baseline; by the end of 2040, achieve net zero operations(4)	• 42% decrease year-over-year and 18.6% decrease from a 2019 baseline for Scope 1 and 2 (market-based) GHG emissions
– Achieve 12 million kilowatt-hours (“kWh”) in total energy savings from a 2019 baseline	• Achieved 1.96 million kWh in in 2024, for a cumulative 11.7 million kWh in savings toward our 2025 goal
• Achieve zero waste to landfill for hazardous waste	• Diverted 99.95% of hazardous waste to landfill in 2024
• Achieve 80 million gallons of water savings in water-stressed regions from a 2019 baseline	• Achieved 80.6 million gallons of water savings from a 2019 baseline, one year ahead of schedule, including 14.7 million gallons in 2024
Our Workplace(5)
• Build on our high-performance culture with best-in-class employee engagement at the global benchmark as measured by our annual employee survey	• 90% participation in our annual employee survey, with an engagement score up two points from 2023 and exceeding benchmarks
• Maintain an Occupational Safety and Health Administration recordable injury rate at or below 0.4 annually	• Realized a recordable injury rate of 0.28

(table continues on next page)
(1)
The percentage of customers measured by emissions who have set SBTs is calculated by summing the emissions associated with category 11 use of sold products for each customer with a Science-Based Targets initiative (“SBTi”) or SBTi aligned methodology and then dividing by the total emissions for category 11 use of sold products to get a proportion of emissions represented by customers with SBTi or SBTi aligned methodology. Estimated annual emissions are determined using a GHG Protocol spend-based methodology and emissions factors derived from the environmentally-extended input-output (“EEIO”) database.

(2)	This goal was added to our net zero roadmap at the end of 2024 and thus progress to that goal was not started within the 2024 calendar year.
(3)	Energy and water savings data exclude Lam’s subsidiaries Avonisys, Coventor, and Metryx.
(4)	We have revised our 2030 Scope 1 and 2 emissions reduction target due to ongoing due diligence revealing a need to adjust our baseline. The revised goal remains in line with SBTi expectations.
(5)	A previously stated Workplace goal has been removed for 2024.
8

Goals	2024 Progress
Responsible Supply Chain
• Achieve more than 90% compliance with our social and environmental expectations across our top suppliers(6)	• Exceeded our goal with 99% of top suppliers responding to our conflict minerals survey
• Engage with at least 50% of our top suppliers on environmental sustainability opportunities	• Engaged with 100% of top suppliers through surveys, energy assessments, and education programs
• Increase engagement with suppliers on social and environmental topics through assessment, training, and capacity building	• Continued to deepen supplier engagement with top suppliers through 19 webinars, as well as training tailored to our growth regions
• 46.5% of suppliers measured by emissions have SBTs(7)	• 32.7% of suppliers as measured by emissions have SBTs
Our Communities
• Determine key targets for larger-scale impact aligned to a new strategic focus	• Having achieved this goal in 2023, Lam’s Powering Breakthroughs Together community impact framework continues to guide our giving and signature program initiatives
• Implement measurement of outcomes for key program and large-scale grants	• Identified gaps in measurement and reporting processes and assessing alternative approach for large-scale grants
• Increase annual unique participation rate in all employee giving programs from 10% to 30%	• Increased annual unique employee participation rate from 20% in 2023 to 22% in 2024
• Contribute 40,000 employee volunteer hours annually	• Contributed 31,956 employee volunteer hours in 2024

(6)
Top suppliers are defined as the top 100 direct suppliers, who account for approximately 91% of spend and 90% of direct supplier emissions, with some variability year over year. Direct suppliers are defined as those who provide parts, assemblies, and services to produce parts used to manufacture and support Lam’s products. Indirect suppliers are all other goods and services used by Lam’s daily operations that are not parts, assemblies, or services directly tied to producing parts used to manufacture or support Lam’s products.

(7)
The percentage of suppliers measured by emissions who have set SBTs is calculated by dividing the estimated annual emissions associated with our suppliers (direct and indirect) who have set SBTs by the estimated annual emissions of our suppliers (direct and indirect); estimated annual emissions are determined using a GHG Protocol spend-based methodology and emissions factors derived from the EEIO.

Lam Research Corporation 2025 Proxy Statement 9

Figure 9. 2025 Stock Incentive Plan Highlights

What The Plan Includes

Share Reserve (Page 87) – 96.8 million new shares will be available for issuance under the 2025 Stock Incentive Plan (the “2025 Plan”). In addition, the shares that remain available for grants under the 2015 Stock Incentive Plan (the “2015 Plan”) immediately prior to the expiration of the 2015 Plan, and any shares that would otherwise return to the 2015 Plan as a result of the forfeiture, termination, expiration, or cash settlement of awards previously granted under the 2015 Plan, will also be available for issuance under the 2025 Plan, in addition to the 96.8 million shares.

Award Types (Page 88) – The 2025 Plan provides for options, restricted stock, restricted stock units, stock appreciation rights (“SARs”) and other awards (including, but not limited to, purchase rights for shares, the grant of shares as a bonus, deferred shares, performance shares, phantom shares, and other similar types of awards).

Fungible Share Ratio (Page 89) – Consistent with the 2015 Plan, awards under the 2025 Plan, other than stock options and SARs, count against the share reserve at a 2:1 ratio (i.e., will count as two shares against the share reserve for every one share subject to such award).

Limits on Outside Director Compensation (Page 89) – The aggregate annual dollar limit (including total cash and equity compensation) is $1,000,000 for each non-employee director and $1,500,000 for a non-executive Board chair.

Minimum Vesting Periods (Page 90) – Awards may not vest sooner than the one year anniversary of the date of grant (except with respect to awards to non-employee directors vesting on or about the one year anniversary of the applicable date of grant and the next annual stockholder meeting, shares delivered in lieu of currently payable cash obligations, or additional awards up to 5% of the maximum number of shares that may be issued under the 2025 Plan). Awards may provide for earlier vesting in certain circumstances (e.g., death, disability, termination, and in certain corporate transactions).

Recoupment/Clawback (Page 91) – Awards under the 2025 Plan are subject to Lam’s clawback policy and any other applicable clawback provisions, applicable sections of any Award Agreement or any related documents, or requirements of applicable law or regulations.

Plan Term (Page 91) – The 2025 Plan shall continue in effect until the tenth (10th) anniversary of its effective date unless earlier terminated or suspended by the Board. No Incentive Stock Options may be granted after August 26, 2035.

Shares Available for Awards Provisions (Page 90) – Shares covered by an award that is forfeited, canceled or expires, or is settled in cash, before the shares are issued will be available for future issuance under the 2025 Plan. Shares tendered or withheld in payment of any tax withholding obligation for an award other than an option or SAR will also be returned to the 2025 Plan and available for future issuance.
The following types of shares will not be returned to the 2025 Plan and will not become available for future issuances:

•
Shares that have been issued (e.g., restricted stock), except in the case of unvested shares that are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value.
•
Shares tendered or withheld in payment of an option or SAR exercise price, or withheld to pay any option or SAR tax withholding obligation.
•
Shares subject to share-settled SARs that are not actually issued in connection with the settlement of such SARs upon exercise.
•
Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

What The Plan Does Not Include

Repricing Without Stockholder Approval (Page 90) – Stockholder approval must be obtained prior to the reduction of the exercise price of any option or SAR or the cancellation of an option or SAR when its exercise price exceeds the fair market value of the shares in exchange for cash, another award, or an option or SAR with a lower exercise price (excluding adjustments due to specified corporate transactions and changes in capitalization).

Dividend Payment on Unvested Awards (Page 90) – If awards provide for the payment of dividends or dividend equivalent rights, such amounts will be subject to the same vesting restrictions as the underlying award and will be deferred until, and paid contingent upon, the vesting of the underlying award.

10

Stock Ownership
Security Ownership of Certain Beneficial Owners and Management
The table below sets forth the beneficial ownership of shares of Lam common stock by: (1) each person or entity who we believe, based on our review of filings made with the SEC, beneficially owned more than 5% of Lam’s common stock on the date set forth below; (2) each current director of the Company; (3) each NEO identified below in the “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis” section; and (4) all current directors and current executive officers as a group. With the exception of 5% owners, and unless otherwise noted, the information below reflects holdings as of September 5, 2025, which is the Record Date for the 2025 Annual Meeting of Stockholders and the most recent practicable date for determining ownership. For 5% owners, holdings are as of the dates of their most recent ownership reports filed with the SEC, which are the most practicable dates for determining their holdings. The percentage of the class owned is calculated using 1,261,032,300 as the number of shares of Lam common stock outstanding on September 5, 2025.
Figure 10. Beneficial Ownership Table

Name of Person or Identity of Group	Shares Beneficially Owned (#)(1)	Percentage of Class
5% Stockholders
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	117,779,780(2)	9.34%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	129,149,892(3)	10.24%
Directors
Sohail U. Ahmed	33,580	*
Timothy M. Archer (also a Named Executive Officer)	1,481,175	*
Eric K. Brandt	287,070	*
Ita M. Brennan	3,707	*
Michael R. Cannon	189,740	*
John M. Dineen	7,500	*
Mark Fields	4,247	*
Ho Kyu Kang	8,693	*
Bethany J. Mayer	31,880	*
Jyoti K. Mehra	16,840	*
Abhijit Y. Talwalkar	108,360	*
Named Executive Officers (“NEOs”)
Douglas R. Bettinger	1,093,082	*
Patrick J. Lord	71,455	*
Ava A. Harter	15,046	*
Seshasayee (Sesha) Varadarajan	237,783	*
All current directors and executive officers as a group (17 people)	3,971,889	*

Note: Unless otherwise indicated, the principal address of each of the stockholders above is c/o Lam Research Corporation, 4650 Cushing Parkway Fremont, California 94538.
*	Less than 1%
Lam Research Corporation 2025 Proxy Statement 11

(1)
Includes shares subject to outstanding stock options that are now exercisable or will become exercisable within 60 days after September 5, 2025, as well as RSUs, that will vest within that time period, as follows:

Shares
Sohail U. Ahmed	2,950
Timothy M. Archer	616,410
Eric K. Brandt	2,950
Michael R. Cannon	2,950
Ita M. Brennan	2,950
John M. Dineen	2,950
Mark Fields	2,950
Ho Kyu Kang	2,950
Bethany J. Mayer	2,950
Jyoti K. Mehra	2,950
Abhijit Y. Talwalkar	2,950
Douglas R. Bettinger	113,730
Ava A. Harter	6,010
Patrick J. Lord	34,810
Seshasayee (Sesha) Varadarajan	88,190
All current directors and executive officers as a group (17 people)	959,030

The terms of any outstanding stock options that are now exercisable or will become exercisable within 60 days after September 5, 2025, and RSUs that will vest within that time period, are reflected in “Figure 53. Outstanding Equity Awards at Fiscal Year 2025 Year-End,” except for stock options held by executive officers who are not fiscal year 2025 “Named Executive Officers.” Such executive officers have options covering 70,380 shares, which are unexercised and exercisable within 60 days of September 5, 2025. The grants to such executive officers have terms consistent with the terms reflected in “Figure 53. Outstanding Equity Awards at Fiscal Year 2025 Year-End.”
As discussed in “Governance Matters – Director Compensation” below, the non-employee directors receive an annual equity award as part of their compensation. These awards generally vest on October 31, 2025, subject to continued service on the Board as of that date, with immediate delivery of the shares upon vesting. For 2025, Messrs. Ahmed, Brandt, Cannon, Dineen, Fields, and Talwalkar; Mss. Brennan, Mayer, and Mehra; and Dr. Kang each received awards of 2,950 RSUs.
(2)
All information regarding BlackRock Inc. (“BlackRock”) is based solely on information disclosed in amendment number 16 to Schedule 13G filed by BlackRock with the SEC on January 25, 2024 on behalf of BlackRock and certain subsidiaries. According to the Schedule 13G filing, of 117,779,780 shares of Lam common stock reported as beneficially owned by BlackRock as of December 31, 2023, BlackRock had sole voting power with respect to 106,801,210 shares, did not have shared voting power with respect to any shares, had sole dispositive power with respect to 117,779,780 shares, and did not have shared dispositive power with respect to any shares of Lam common stock.

(3)
All information regarding The Vanguard Group (“Vanguard”) is based solely on information disclosed in amendment number 13 to Schedule 13G filed by Vanguard with the SEC on April 8, 2025. According to the Schedule 13G filing, of the 129,149,892 shares of Lam common stock reported as beneficially owned by Vanguard as of March 31, 2025, Vanguard did not have sole voting power with respect to any shares, had shared voting power with respect to 1,685,647 shares, had sole dispositive power with respect to 123,061,464 shares, and had shared dispositive power with respect to 6,088,428 shares of Lam common stock.

12

Governance Matters
Corporate Governance
Our Board and members of management are committed to responsible corporate governance to manage the Company for the long-term benefit of its stockholders. To that end, the Board and management periodically review and update, as appropriate, the Company’s corporate governance policies and practices. As part of that process, the Board and management consider the requirements of federal and state law, including rules and regulations of the SEC; the listing standards for the Nasdaq Global Select Market (“Nasdaq”); published guidelines and recommendations of proxy advisory firms; published guidelines of some of our top stockholders; published guidelines of other selected public companies; and any feedback we receive from our stockholders. A list of key corporate governance practices is provided in the “Proxy Statement Summary” above.
Corporate Governance Policies
We have instituted a variety of policies and procedures to foster and maintain responsible corporate governance, including the following:
Figure 11. Policies and Procedures Summary

Policy or Procedure	Summary
Board committee charters*
Each of the Board’s audit, compensation and human resources, nominating and governance, and innovation and technology committees has a written charter adopted by the Board that delegates authority and responsibilities to the committee.
Each committee reviews its charter, and the nominating and governance committee reviews the charters of all of the committees annually and recommends changes to the Board, as appropriate. See “Board Committees” below for additional information regarding these committees.

Corporate governance guidelines*
We adhere to written corporate governance guidelines, adopted by the Board and reviewed annually by the nominating and governance committee and the Board.
Selected provisions of the guidelines are discussed below, including in the “Board Nomination Policies and Procedures,” “Director Independence Policies,” and “Other Governance Practices” sections below.

Corporate Code of Ethics*
We maintain a code of ethics that applies to all employees, officers, and members of the Board.
The code of ethics establishes standards reasonably necessary to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and full, fair, accurate, timely, and understandable disclosure in the periodic reports we file with the SEC and in other public communications. We will promptly disclose to the public any amendments to, or waivers from, any provision of the code of ethics to the extent required by applicable laws. We intend to make this public disclosure by posting the relevant material on our website, to the extent permitted by applicable laws.

Code of Conduct*
We maintain a written code of conduct to address a variety of situations that apply to our worldwide workforce. Among other items, the code of conduct addresses relationships and/or conduct with one another, with Lam (including conflicts of interest, safeguarding of Company assets, and protection of confidential information), and with other companies and stakeholders (including anti-corruption).

Insider Trading Policy**
Our insider trading policy restricts the trading of Company stock by our directors, officers, and employees, and includes provisions addressing insider blackout periods and prohibiting pledges of Company stock, and prohibiting such persons from engaging in hedging transactions, such as “cashless” collars, forward sales, equity swaps, and other similar arrangements. Investments in exchange funds are permitted if the fund is broadly diversified and comprises less than 2% of Company stock; exceptions to the 2% threshold may be permitted on a case-by-case basis.

*	A copy is available on the Investors section of our website at investor.lamresearch.com/corporate-governance.
**	A copy is available as Exhibit 19.1 to our 2025 Annual Report on Form 10-K.
Our Approach To Ensuring Board Effectiveness
As part of the Board’s commitment to responsible corporate governance, we have developed a number of practices that together serve to ensure that, over time, the Board continues to function in an effective manner that serves the long-term interests of the Company and its stockholders. Several of the practices that we consider to be most important are summarized in Figure 12 below, and the practices themselves are described in greater detail below.
Lam Research Corporation 2025 Proxy Statement 13

Figure 12. Board Effectiveness Practices

Annual nomination review process and new director recruitment on an as-needed basis
Orientation and mentoring programs for new directors; education programs for all directors
Board Nominations
Director Onboarding and Education
Board Composition and Refreshment
Board and Committtee Evaluations
Periodic review of board composition to ensure continuity and fresh perspectives
Annual evaluation to ensure board effectiveness

Board and committee evaluations. Every year, the Board conducts a self-evaluation of the Board, its committees, and the individual directors, overseen by the nominating and governance committee. From time to time, the evaluation is facilitated by an independent third-party consultant. The evaluation solicits the opinions of the directors regarding the effectiveness of the Board, Board committees, and individual directors in fulfilling their obligations. Feedback on Board effectiveness is provided to the full Board for discussion, feedback on each committee’s effectiveness is provided to the committee for discussion, and feedback regarding individual director performance is provided to each individual director. The Board and committees identify and hold themselves accountable for action items stemming from the evaluation. The results of the evaluations are also considered by the nominating and governance committee and the Board as part of the director nomination process.
Board composition and refreshment. The Board and the nominating and governance committee regard board refreshment as important, and strive to maintain an appropriate balance of tenure, turnover, backgrounds, skills and experiences to meet the needs of the Company and the Board. In consideration of the Company’s evolving strategic priorities and as part of its refreshment planning, the nominating and governance committee regularly evaluates the Board’s composition, backgrounds, skills and experiences, and directors’ time commitments and committee assignments, to ensure the Board functions effectively. See “Proxy Statement Summary – Figure 5. Director Nominee Key Qualifications, Skills, and Experiences” and “Proxy Statement Summary – Figure 4 Director Nominee Composition Highlights” for additional information regarding the key qualifications, skills, experiences and characteristics considered by the Board and the nominating and governance committee in nominating our nominees. Since 2022, the Board has gained four new independent directors.
Over a number of years, the Board has appointed directors who have expanded the experiences, areas of substantive expertise, and geographic and industry breath of the Board, as illustrated by the information provided in their biographies under “Voting Proposals – Proposal No. 1: Election of Directors – 2025 Nominees for Director” below.
The Board is also committed to the pursuit of Board refreshment and balanced tenure. The Board believes that new perspectives and ideas are important to a forward-looking and strategic board, as is the ability to benefit from the valuable experience and familiarity of longer-serving directors who can leverage their experience with the Company and with the industry and business environment in which the Company operates. Our corporate governance guidelines do not impose a term limit on Board service; however, the Board regularly assesses the directors’ tenure mix and strives to maintain a balance that will ensure both fresh perspectives and experience on the Board. In addition, our corporate governance guidelines impose an age limitation for directors to be nominated to the Board, as described under “Board Nomination Policies and Procedures – Board Membership Criteria” below.
The Board also considers refreshment and tenure with respect to the leadership and membership of its standing committees, and the nominating and governance committee evaluates short-term and long-term roadmaps for committee membership and leadership on a regular basis. When reviewing committee assignments, the nominating and governance committee considers the rotation of chairs and members with a view toward balancing the benefits derived from the diversity of experience and viewpoints of the various directors. The nominating and governance committee also considers individual directors’ skills, experiences and qualifications, prior committee experience, and other positions and commitments.
14

Director onboarding and education. To ensure that new directors are able to effectively participate in and contribute to the Board as quickly as possible, we provide a comprehensive orientation and onboarding program for our new directors. Upon joining the Board, new directors participate in an orientation program that includes introductions to other Board members and our senior management team, and in-depth learning about our industry, business, technology, operations, culture, people, performance, strategic plans, risk management, and corporate governance practices, among other topics. The onboarding process may also include tours of one or more of our manufacturing or lab facilities. First time directors (i.e., those without prior public company board experience) are encouraged to attend an outside course shortly after joining the Board.
Our Board is also committed to ongoing education. Our corporate governance guidelines provide that directors are expected to participate in educational events sufficient to maintain their understanding of their duties as directors and to enhance their ability to fulfill their responsibilities. In addition to any external educational opportunities that the directors find useful, the Company and the board leadership are expected to facilitate such participation by arranging for appropriate educational presentations from time to time. In recent years, our Board heard from external advisors on multiple subjects, including cybersecurity, employee engagement and retention, and the geopolitical environment.
Board Nomination Policies and Procedures
Board membership criteria. Under our corporate governance guidelines, the nominating and governance committee is responsible for recommending nominees to the independent directors, and the independent directors nominate the slate of directors for approval by our stockholders. In making its recommendations, whether for new or incumbent directors, the nominating and governance committee assesses the appropriate balance of experience, skills, and characteristics required for the Board at the time.
Our corporate governance guidelines set out a non-exclusive list of factors to be considered by the nominating and governance committee in recommending nominees, which were selected by the Board to ensure proper board composition and effectiveness. These factors are reviewed and updated by the Board on a regular basis. The factors include, but are not limited to:
•	experience;
•	business acumen;
•	wisdom;
•	integrity;
•	judgment;
•	the ability to make independent analytical inquiries;
•	the ability to understand the Company’s business environment;
•	the candidate’s willingness and ability to devote adequate time to board duties;
•	specific skills, background, or experience considered necessary or desirable for board or committee service;
•	specific experiences with other businesses or organizations that may be relevant to the Company or its industry;
•	the interplay of a candidate’s experiences and skills with those of other Board members; and
•	any other attribute(s) the Board considers appropriate.
In addition, our corporate governance guidelines provide that a director may not be nominated for re-election or reappointment to the Board after having attained the age of 75 years. To be nominated, a new or incumbent candidate must provide an irrevocable conditional resignation that will be effective upon (1) the director’s failure to receive the required majority vote at an annual meeting at which the nominee faces re-election and (2) the Board’s acceptance of such resignation.
Upon the recommendations of the nominating and governance committee, the independent members of the Board have nominated all of our current directors for re-election to serve on the Board. Each nominee’s key qualifications, skills, and attributes considered most relevant to the nomination of the candidate to serve on the Board are reflected in their biography under “Voting Proposals – Proposal No. 1: Election of Directors – 2025 Nominees for Director” below. For a summary of the key qualifications, skills, and attributes of the nominees to the Board, see “Proxy Statement Summary – Figure 5. Director Nominee Key Qualifications, Skills, and Experiences.”
Nomination procedure. The nominating and governance committee sets specific qualifications for new directors, and identifies, screens, evaluates, and recommends qualified candidates for appointment or election to the Board. The committee considers recommendations from a variety of sources, including search firms, Board members, executive officers, and stockholders. Nominations for election by the stockholders are made by the independent members of the Board. New candidates to join the Board typically meet with our chair, our lead independent director (if applicable), members of the nominating and governance committee, additional board members, and our president and chief executive officer (“CEO”), as well as representatives of the Company’s executive team, prior to being considered for recommendation by the nominating and governance committee for appointment to the Board. See “Voting Proposals – Proposal No. 1: Election of Directors – 2025 Nominees for Director” below for additional information regarding the 2025 candidates for election to the Board.
The nominating and governance committee will consider for nomination persons properly nominated by stockholders in accordance with the Company’s bylaws and nomination procedures. Our bylaws provide that under certain circumstances, a stockholder, or group of up to 20 stockholders, who have maintained continuous ownership of at least three percent (3%) of our common stock for at least three years may nominate and include a specified number of director nominees in our annual meeting proxy statement that cannot
Lam Research Corporation 2025 Proxy Statement 15

exceed the greater of two or 20% of the aggregate number of directors then serving on the Board (rounded down). Information regarding the nomination procedures is provided in the “Voting and Meeting Information – Other Meeting Information – Stockholder-Initiated Proposals and Nominations for 2026 Annual Meeting” section below. Subject to then-applicable law, stockholder nominations for directors will be evaluated by the Company’s nominating and governance committee in accordance with the same criteria as are applied to candidates identified by the committee or other sources.
Director Independence Policies
Board independence requirements. Our corporate governance guidelines require that a majority of the Board members be independent. The nominating and governance committee annually reviews the independence of each director, including with respect to the Board and each individual committee, and recommends to the Board director independence determinations made with respect to continuing and prospective directors. No director will qualify as “independent” unless the Board affirmatively determines that the director qualifies as independent under the Nasdaq rules and has no relationship that would interfere with the exercise of independent judgment as a director. In addition, no non-employee director may serve as a consultant or service provider to the Company without the approval of a majority of the independent directors (and any such director’s independence must be reassessed by the full Board following such approval).
Board member independence. The Board has determined that all current directors and persons who served as directors during any part of fiscal year 2025, other than Mr. Archer, are independent in accordance with Nasdaq criteria for director independence. In making the determination, the Board considered prior employment with the Company, disclosed related party transactions, known familial relationships of directors with employees (not involving immediate family members) and commercial transactions involving other parties with common directorships, none of which qualified as related party transactions or were considered by the Board to interfere with the exercise of independent judgment as a director.
Board committee independence. All members of the Board’s audit, compensation and human resources, and nominating and governance committees must be non-employee or outside directors and independent in accordance with applicable Nasdaq criteria as well as, for compensation and human resources committee members, Rule 16b-3 under the Exchange Act. See “Board Committees” below for additional information regarding these committees.
Lead independent director. Our corporate governance guidelines provide that the Board shall designate a lead independent director from among the independent members, if the chair is not independent. As described below under “Leadership Structure of the Board,” an independent director, Mr. Talwalkar, currently serves as chair of the Board, and as a result, the Board has not designated a lead independent director.
Executive sessions of independent directors. The Board and its audit, compensation and human resources, and nominating and governance committees hold meetings of the independent directors and committee members, without management present, as part of each regularly scheduled meeting and at any other time at the discretion of the Board or committee, as applicable.
Board access to independent advisors. The Board as a whole, and each standing Board committee separately, has the complete authority to retain, at the Company’s expense, and terminate, in their discretion, any independent consultants, counselors, or advisors as they deem necessary or appropriate to fulfill their responsibilities.
Leadership Structure of the Board
The Company’s governance framework provides the Board with the authority and flexibility necessary to select the appropriate leadership structure for the Board. In making determinations about the leadership structure, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders.
Under our corporate governance guidelines, the Board’s leadership structure includes a chair and may also include a separate lead independent director. Currently, Mr. Talwalkar, an independent director, serves as chair of the Board, and as a result, the Board has not designated a lead independent director.
The chair’s duties include (1) preparing the agenda for the Board meetings with input from the CEO, the Board, and the committee chairs; (2) upon invitation, attending meetings of any of the Board committees of which they are not a member; (3) conveying to the CEO, together with the chair of the compensation and human resources committee, the results of the CEO’s performance evaluation; (4) reviewing proposals submitted by stockholders for action at meetings of stockholders and, depending on the subject matter, determining the appropriate body, among the Board or any of the Board committees, to evaluate each proposal, and making recommendations to the Board regarding action to be taken in response to such proposal; (5) as requested by the Board, providing reports to the Board on the chair’s activities; (6) coordinating and developing the agenda for, and moderating executive sessions of the Board’s independent directors; (7) conveying to the CEO, as appropriate, discussions from executive sessions of the Board’s independent directors; and (8) performing such other duties as the Board may reasonably request from time to time.
16

Other Governance Practices
In addition to the principal policies and procedures described above, we have established a variety of other practices to enhance our corporate governance, including the following:
Director resignation or notification of change in executive officer status. Under our corporate governance guidelines, any director who is also an executive officer of the Company must offer to submit their resignation as a director to the Board if the director ceases to be an executive officer of the Company. The Board may accept or decline the offer, in its discretion. The corporate governance guidelines also require a non-employee director to notify the nominating and governance committee if the director changes or retires from their executive position at another public company. The nominating and governance committee reviews the appropriateness of the director’s continuing Board membership under the circumstances, and the director is expected to act in accordance with the nominating and governance committee’s recommendations.
Limitations on director commitments, including other board and committee memberships and leadership. The Board believes that it is critical that directors dedicate sufficient time to their service on the Board. Under our corporate governance guidelines, the nominating and governance committee considers a director’s other board and committee leadership positions and memberships that may affect a director’s ability to contribute effectively to the Board, and evaluates director commitments by reviewing director time devoted to service on our Board and committees (considering both time spent in Board and committee meetings and other time commitments outside of meetings), requiring directors to assess their time commitments, and monitoring the number of directors’ outside directorships and committee memberships, among other items, at least annually. In particular, our corporate governance guidelines provide that Board members may not serve on more than four public company boards (including service on the Company’s Board), and non-employee directors who are executive officers at other public companies may not serve on more than two public company boards (including the Company’s Board), except if a temporary waiver is approved by the chair of the nominating and governance committee. In addition, non-employee directors may not serve on more than three audit committees of public company boards (including the Company’s audit committee), unless otherwise approved by the nominating and governance committee. Finally, the Company’s CEO may not serve on more than one other public company board without obtaining prior approval of such directorship by the nominating and governance committee. All of our directors are currently in compliance with the limitations on director commitments in our corporate governance guidelines.
Director and executive stock ownership. Under the corporate governance guidelines, each non-employee director is expected to own at least five times the value of the annual cash retainer (not including any committee chair or other supplemental retainers for directors) of Lam common stock, by the fifth anniversary of their initial election to the Board. The value is translated into a number of shares by dividing the applicable multiple of the annual cash retainer by the average closing price of our common stock for the 30 trading days through June 30 of the most recently-completed fiscal year as of the measurement date. Guidelines for stock ownership by designated members of the executive management team are described below under “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis.” All of our directors and designated members of our executive management team were in compliance with the Company’s applicable stock ownership guidelines at the end of fiscal year 2025 or have a period of time remaining under the guidelines to meet the requirements.
Communications with board members. Any stockholder who wishes to communicate directly with the Board, with any Board committee, or with any individual director regarding the Company may write to the Board, the committee, or the director c/o Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538. Subject to certain exceptions specified in our corporate governance guidelines, the Secretary will forward communications to the appropriate director(s).
Any stockholder, employee, or other person may communicate any complaint regarding any accounting, internal accounting control, or audit matter to the attention of the Board’s audit committee by sending written correspondence by mail (to Lam Research Corporation, Attention: Board Audit Committee, P.O. Box 5010, Fremont, California 94537-5010) or by telephone (855-208-8578) or internet (through the Company’s third-party provider website at www.lamhelpline.ethicspoint.com). The audit committee has established procedures to ensure that employee complaints or concerns regarding audit or accounting matters will be received and treated anonymously (if the complaint or concern is submitted anonymously and if permitted under applicable law).
Meeting Attendance
Our Board held a total of five meetings during fiscal year 2025. The number of committee meetings held is shown below under “Board Committees”. All of the directors attended at least 75% of the aggregate number of Board meetings and meetings of Board committees on which they served during their tenure in fiscal year 2025.
We expect our directors to attend the annual meeting of stockholders each year unless unusual circumstances make attendance impractical. All of the individuals who were directors as of the 2024 annual meeting of stockholders attended that meeting.
Lam Research Corporation 2025 Proxy Statement 17

Board Committees
The Board has four standing committees: an audit committee, a compensation and human resources committee, a nominating and governance committee, and an innovation and technology committee. The functions, membership, and charter of each are described below. Copies of each committee’s charter are available on the Investors section of our website at investor.lamresearch.com/corporate-governance.
Audit Committee
Membership as of September 5, 2025: Eric K. Brandt (Chair), Ita M. Brennan, John M. Dineen, and Bethany J. Mayer
Meetings held in fiscal year 2025: Nine
Key responsibilities:
•
oversee the Company’s accounting and financial reporting processes, independent auditors (including by carrying out an assessment of their qualifications and independence), internal audit program, and the audits of its financial statements;

•	oversee the Company’s investment policies and performance,
•	review the Company’s hedging strategy and tax strategies;
•	oversee the Company’s ethics and compliance program;
•	oversee the Company’s cybersecurity and information security policies and internal controls;
•
oversee management’s implementation and maintenance of internal control over accounting and financial reporting and of reporting systems and procedures designed to identify material misstatements in financial reporting, whether due to error or fraud, including the review of any material changes to the system of internal control over financial reporting;

•
review and monitor risk associated with the Company’s (i) investment policy and its investment portfolio performance, (ii) counterparty risk, including the financial position of key counterparties, including key customers, and (iii) debt and banking covenants, liquidity, available credit under revolving or other lines of credit, and access to financing;

•	review and approve the Company’s Insider Trading Policy, including amendments and changes thereto;
•	review the Company’s earnings press releases, as well as financial information and earnings guidance provided therein;
•
review and oversee potential related party and conflict of interest situations, transactions required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC, and any other transaction involving an executive or Board member, and

•
oversee (i) the determination of whether an accounting restatement is required due to the material noncompliance of the Company with any financial reporting requirement under the securities laws and (ii) the preparation of the Company’s accounting restatements to correct such noncompliance.

The Board concluded that all members of the audit committee, and persons who served as members of the audit committee during any part of fiscal year 2025, are non-employee directors who are independent in accordance with the Nasdaq listing standards and SEC rules for audit committee member independence. Furthermore, each member is able to read and understand fundamental financial statements as required by the Nasdaq listing standards, and the Board has determined that Mr. Brandt and Mss. Brennan and Mayer are each an “audit committee financial expert” as defined in the SEC rules.
Compensation and Human Resources Committee
Membership as of September 5, 2025: Michael R. Cannon, Mark Fields, Jyoti K. Mehra (Chair), and Abhijit Y. Talwalkar
Meetings held in fiscal year 2025: Five
Key responsibilities:
•	review and approve the Company’s executive officer compensation philosophy, objectives, and strategies;
•	recommend to the independent members of the Board corporate goals and objectives under our compensation plans;
•
recommend to the independent members of the Board compensation packages and compensation payouts for the CEO, and approve the compensation packages and compensation payouts for our other executive officers;

•	oversee incentive, equity-based plans, and other compensatory plans in which our executive officers and/or directors participate;
•	produce an annual report on executive compensation for inclusion, as required, in our annual proxy statement;
•
oversee management’s determination as to whether our compensation policies and practices, including those related to pay equity laws, create risks that are reasonably likely to have a material adverse effect on the Company; and

•
discharge certain responsibilities of the Board with respect to organization and people matters, including executive succession planning, employee engagement programs, and assisting the Board in overseeing environmental, social and governance matters relating to our workforce.

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The Board concluded that all members of the compensation and human resources committee, and persons who served as members of the committee during any part of fiscal year 2025, are non-employee directors who are independent in accordance with Rule 16b-3 under the Exchange Act and the Nasdaq criteria for director and compensation committee member independence.
Nominating and Governance Committee
Membership as of September 5, 2025: Eric K. Brandt, Michael R. Cannon (Chair), Bethany J. Mayer, and Abhijit Y. Talwalkar
Meetings held in fiscal year 2025: Four
Key responsibilities:
•	identify individuals qualified to serve as members of the Board and recommend nominees for election as directors;
•	recommend committee membership and leadership assignments;
•	review our corporate governance guidelines and other governing documents and recommend amendments to the Board;
•	oversee self-evaluations of the Board, committees, and individual directors;
•
assist the Board in overseeing environmental, social and governance matters not assigned to other committees, including our overall strategy and goals with respect to such matters, sustainability initiatives, climate-related goals, and, in each instance, our progress toward achieving those goals, as well as its related reporting;

•	oversee the Company’s political activities and review our policy regarding political contributions and spending;
•	develop, assess, and make recommendations to the Board concerning corporate governance matters;
•	review the independence of the Board and its committees and recommend director independence determinations to the Board;
•	monitor and evaluate the educational needs of directors and make recommendations to the Board where appropriate; and
•	administer the process for director candidates nominated by stockholders.
The Board concluded that all members of the nominating and governance committee, and persons who served as members of the nominating and governance committee during any part of fiscal year 2025, are non-employee directors who are independent in accordance with the Nasdaq criteria for director independence.
Innovation and Technology Committee
Membership as of September 5, 2025: Sohail U. Ahmed, Ho Kyu Kang (Chair), Bethany J. Mayer, and Abhijit Y. Talwalkar
Meetings held in fiscal year 2025: Four
Key responsibilities:
•
assist the Board in overseeing the Company’s management of risks associated with the scope, direction, and quality of the Company’s major technology plans and strategies, including its research and development (“R&D”) programs, capabilities, and activities, levels of investment, competitive positioning and intellectual property protection, and the technical, market, and business risks associated with product development and investment;

•	review and assess the performance, progress, and effectiveness of the Company’s execution of its technology strategies; and
•	assist the Board in overseeing the Company’s management of risks associated with existing and future trends in technology and relevant markets that may affect the Company’s plans and strategies.
Board’s Role and Engagement
General. The Board oversees the management of the business and affairs of the Company. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the stockholders. Board agendas facilitate dialogue between the Board and management regarding drivers of long-term stockholder value and key strategic and operational risks. The Board’s and its committees’ agendas include both regular, recurring topics as well as time for special agenda topics that are scheduled on an as-needed basis by the Board or committee chairs, as applicable.
The Board and its committees have the primary responsibilities for:
•
overseeing the Company’s business strategies, and approving the Company’s capital allocation plans and priorities, annual operating plan, and major corporate actions as set forth in the below sub-bullets;

°	a strategic plan is presented to the Board for discussion on an annual basis;
°	an operating plan is presented to the Board for discussion on an annual basis, and updates are presented at each quarterly Board meeting; and
°	capital allocation plans and priorities and other major corporate actions are presented and discussed as part of regular management updates and as special agenda topics, as appropriate.
•	appointing, annually evaluating the performance of, and approving the compensation of, our CEO;
Lam Research Corporation 2025 Proxy Statement 19

•	reviewing with our CEO the performance of the Company’s other executive officers and approving their compensation;
•	reviewing and approving CEO and top leadership succession planning;
•	advising and mentoring the Company’s senior management;
•	overseeing the Company’s internal control over financial reporting and disclosure controls and procedures;
•	overseeing the Company’s material risks and enterprise risk management processes and programs, with critical enterprise risks presented to the full Board at least annually;
•	overseeing the Company’s ethics and compliance programs, including the Company’s code of ethics, with updates presented to Board annually and to the audit committee or Board quarterly;
•	overseeing the Company’s information security programs (including cybersecurity), with updates presented to the Board annually and to the audit committee or Board quarterly;
•	overseeing the Company’s human capital management, with updates presented to the compensation and human resources committee quarterly and to the full Board annually;
•
overseeing environmental, social and governance matters, with quarterly updates on our program and performance provided to the nominating and governance committee, and the Company’s strategy, goals and performance presented to, and its related reporting reviewed by, the full Board annually; and

•	overseeing the Company’s political activities, with updates presented quarterly to the nominating and governance committee.
Risk Oversight. Effective and comprehensive risk management is critical to our Company’s success, given the dynamic economic, geopolitical, and social landscape in which we operate. Our Board is actively engaged in risk oversight both directly and through its committees. As a general matter, the Board exercises its oversight responsibility directly, including by overseeing management’s implementation of the Company’s Enterprise Risk Management (“ERM”) program. In addition, the Board delegates oversight of certain risks to its various committees as further detailed below. The Board and, as applicable, each of its committees, oversee the Company’s risk profile by regularly reviewing management’s assessment of the Company’s material risks and evaluating management’s risk mitigation strategies.
The Company’s ERM program is an enterprise-wide program designed to leverage existing management processes to enable effective identification of critical enterprise risks, design and implementation of appropriate risk mitigation strategies, and regular assessment of the status of risks and mitigation plans. The ERM program (i) establishes a comprehensive, enterprise-wide system to identify, evaluate, manage, and report risks, (ii) clearly defines management’s roles and responsibilities by allocating responsibility for specific risks to specific members of our senior management team, and (iii) facilitates dialogue between senior management and the Board regarding the Company’s top risks.
As part of the ERM framework, our management team seeks to create a comprehensive index of the Company’s top enterprise risks by gathering information and input regarding specific categories of risk from designated individuals representing each of the Company’s business units on a quarterly basis. The ERM process involves both identification and ranking of the Company’s top risks. The imminence and timeframe of each relevant enterprise risk informs, in part, the relevant risk mitigation strategy and response time. Further, risks are evaluated based on their likelihood and impact, and appropriate risk mitigation strategies are designed based on such evaluation. On an as needed basis, we employ outside advisors to aid in assessing specific risks, provide benchmarking data, or provide information regarding trends or recent regulatory changes applicable to the Company’s risk profile.
Our chief legal officer (“CLO”), who reports to the chief executive officer, has overall responsibility for the ERM program. The CLO is responsible for coordinating the annual ERM risk reviews. Further, our CLO and/or the relevant risk owners provide the Board with annual reports regarding the critical enterprise risks, including an assessment of the likelihood and impact of each identified risk and related risk mitigation strategies. Updates on critical risks are also provided through regular reports to the Board related to the Company’s business operations, strategy, and financial results. In addition, our chief information security officer and chief compliance officer provide quarterly reports to the Audit Committee on relevant information security and compliance issues, respectively, and annually report to the Board regarding the Company’s information security and ethics and compliance programs. Further, members of our Internal Audit function provide the Audit Committee with quarterly reports regarding the effectiveness and adequacy of the Company’s controls, risk management, compliance, financial reporting, and governance processes that are designed by the Company.
In specific cases, the Board has delegated its risk oversight responsibility to committees of the Board based on each committees’ respective areas of responsibility and expertise, as described in further detail above in “Board Committees” and in the charters of the respective committees. Committees that have been charged with risk oversight regularly report to the Board on those risk matters within their areas of responsibility. Risk oversight responsibility has been allocated between the Board and its committees as summarized in Figure 13 and described in more detail below.
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Figure 13. Risk Oversight

Information Security (including Cybersecurity) Oversight. Our Board recognizes the significant role of information security in safeguarding our valuable intellectual property along with the confidentiality, integrity and availability of the data of our customers, employees, and suppliers. The Board is responsible for overseeing our strategy and approach to addressing information security risks, including managing and assessing risks from cybersecurity threats, both directly and through the audit committee. The audit committee is responsible for reviewing and monitoring the Company’s cybersecurity and information security policies and its internal controls regarding cybersecurity and information security. In addition, the audit committee is responsible for regularly reporting to the Board on the substance of such reviews and, as necessary, recommending to the Board such actions as it deems appropriate. Our chief information security officer (“CISO”) reports on information security risks at least annually to the Board and quarterly to the audit committee or Board.
In addition, we have implemented processes, which are integrated into the Company’s ERM program, for identification, assessment, and management of material risks from cybersecurity threats. Our CISO, who has over 30 years of experience in information security and technology leadership, has primary responsibility for (i) leading our global information security program, (ii) managing the cybersecurity risks identified as part of the ERM program, and (iii) developing, implementing, and enforcing security policies and maintaining information security systems.
A key component within our ERM framework is a robust information security risk management program, which includes:
•	risk assessments designed to help identify risks to our critical systems, information, services, and our broader global information systems environment;
•	a security team principally responsible for managing (i) our cybersecurity risk assessment processes, (ii) our security controls, and (iii) our response to cybersecurity incidents;
•
the use of external service providers, where appropriate, to aid in assessing specific risks, providing benchmarking data, providing information regarding trends or recent regulatory changes applicable to our risk profile, or to test or otherwise assist with aspects of our security processes;

•	the periodic engagement of an independent third-party expert to evaluate our security capabilities;
•
mandatory annual cybersecurity awareness training of our employees, including incident response personnel and senior management, as well as conducting periodic tests with our user population to reinforce good information security practices;

•	a cybersecurity incident response plan that includes procedures for responding to cybersecurity incidents, including those impacting the Company’s manufacturing sites;
•	processes to identify vulnerabilities, breach attempts, and possible criminal activity by external parties; and
•	processes to assess the practices of our suppliers and third-party service providers relative to protecting the security of our information.
Additionally, the Company holds International Organization for Standardization 27001-2022 certification for information security at our corporate headquarters. For further details about our information security oversight, please see our 2025 Annual Report on Form 10-K.
Lam Research Corporation 2025 Proxy Statement 21

Political Activity Oversight. Engagement in the political and public policy process is essential to the Company’s strategic priorities and serves the interests of its stockholders and employees. Our nominating and governance committee oversees the Company’s political activities to ensure that they align with Company policy. The committee is also responsible for reviewing the Company’s policy regarding political activities, and for reviewing payments to trade associations and other third parties that may be used for political or lobbying purposes. Our political activities are led by our Corporate Vice President of Global Government Affairs and Trade (“GGAT”), who is responsible for reporting to the nominating and governance committee at least quarterly on the Company’s political activities, and annually on the Company’s political policy updates and payments to trade associations and other third parties that may be used for political or lobbying purposes.
Our GGAT group plays a central role in helping us navigate export control requirements and works closely with our leadership to ensure a compliant, proactive response to new requirements. Externally, the GGAT group plays a leading role in industry efforts to amplify our voice in the wafer fabrication equipment industry and larger semiconductor ecosystem.
We have also established an employee-funded political action committee, Leading American Microelectronics Political Action Committee (“LAMPAC”). Using voluntary contributions from eligible employees, LAMPAC supports candidates whose policy goals align with our advocacy agenda. To ensure proper administration of the LAMPAC and to maintain compliance with federal regulatory requirements, only authorized GGAT personnel are involved in LAMPAC’s operations. The political action committee files routine public disclosures of its activity with the Federal Election Commission.
As a matter of company policy, we do not make direct political contributions of any kind to political parties, candidates, or political committees, nor do we make payments to influence the outcome of ballot measures, engage in independent political expenditures in direct support of or opposition to candidates, or engage in indirect political spending, such as through our supply chain, consultants, or third-party organizations, including 501(c)(4) or 527 entities. For more details regarding our political activities, please refer to our public policy engagement and political activity statement located on the Investors section of our website at investor.lamresearch.com/corporate-governance.
Stockholder Engagement
We believe that engagement with our stockholders is an important part of effective corporate governance. Our senior management, including our president and CEO, chief financial officer, and members of our Investor Relations team, maintain regular contact with a broad base of investors through quarterly earnings calls, meetings, investor day events, industry conferences, and other investor and industry events. Through these interactions, over the course of calendar year 2024, senior management and Investor Relations met with stockholders collectively holding nearly 50% of our shares (based on averaged quarterly holdings, as reported by investors to the SEC). In addition, we engage with major stockholders on governance, executive compensation, environmental and social topics of interest to them. This outreach is generally conducted outside of our proxy solicitation period and, depending on the topics, includes members of our Investor Relations, Human Resources, Legal and other functions, and may also include members of the Board. During the proxy solicitation period, we may also engage with our stockholders about topics to be addressed at our annual meeting of stockholders. Our process for engaging with stockholders on governance topics and annual meeting proposals is summarized in Figure 14 below.
Figure 14. Stockholder Governance Engagement Cycle

Through these engagements, we receive valuable input from our stockholders, which helps us evaluate key initiatives from additional perspectives. We share the opinions and information received from our stockholders with the Board. Over the last few years, we have heard from stockholders about their views on subjects such as executive compensation, environmental, social and governance goals and related progress, culture, leadership transitions, returning capital to stockholders, director tenure, board refreshment and composition, director skills and experiences, director time commitments, political activities, AI, geopolitical considerations, and supply chain management. Understanding the feedback shared with us, we have maintained our focus on board composition and refreshment based on skills and experiences, workforce culture, pay for performance, and risk oversight. In addition, we have added additional areas of board oversight, including oversight over political activities, augmented the Board’s oversight of technology strategy and risk through the creation of the board innovation and technology committee, and enhanced our proxy statement and annual Global Impact report disclosures.
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We engaged in extensive stockholder outreach on governance topics, prior to and during the proxy solicitation period in 2024, and annual meeting proposals in 2024 during the proxy solicitation period, as illustrated in Figure 15 below. We have summarized our governance outreach efforts, and described the topics discussed, in Figure 15 below, as well as in “Compensation Discussion and Analysis – Overview of Executive Compensation – 2024 Say on Pay Voting Results and Stockholder Outreach”:
Figure 15. 2024 Stockholder Governance Outreach Summary

Topics	What we heard from our stockholders in 2024	Our Perspective/How we responded
Board Composition, and Governance
We continued to receive positive feedback from stockholders on our board composition, structure, governance practices, refreshment, and the Board’s approach to considering director skills and experiences. A small number of stockholders equate long board tenure with a lack of independence, or have more stringent policies on overboarding, especially for board chairs. Some stockholders noted expectations for higher levels of female representation on boards.

We continue to refresh our Board composition while balancing the benefits that longer-tenured directors provide in the form of strong institutional knowledge of the Company and its industry. We also continue to monitor regulations, stockholder guidelines and peer practices for consideration of whether our current composition and service limitations are appropriate.

Environmental, Social and Human Capital Oversight
Stockholders provided favorable feedback on our comprehensive disclosures, and well-disclosed progress on our goals. Many stockholders were pleased with our customer- and supplier-focused goals and engagement, our employee engagement, development and retention practices, and the progress we made with water management, product sustainability, and Scope 1 and 2 emissions. Some stockholders expressed a desire for additional disclosures on Scope 3 goals and objectives, our supplier due diligence process, the environmental impacts of our products, and our approach to Per- and polyfluoroalkyl substances (“PFAS”).

In our Global Impact report for calendar year 2024 (available on our website at lamresearch.com/company/environmental-social-and-governance/), we have provided further disclosures regarding our Scope 3 goals and initiatives, supplier due diligence process, our efforts to reduce our product emissions, and our approach to PFAS.

AI Governance and Oversight	Some stockholders asked questions regarding AI risks and opportunities, particularly related to product innovation, Board oversight of AI, and internal applications of AI tools.
We have clarified in our disclosures that emerging and evolving areas of risk, such as AI, are included in our enterprise risk management system. Further, we engaged with our Board on our AI risk governance approach and updated our Board on our AI business technology framework. In addition, we continue to monitor the regulatory landscape, technological developments, and peer practices to evolve our governance framework.

Executive Compensation	See “Compensation Discussion and Analysis – Overview of Executive Compensation – 2024 Say on Pay Voting Results and Stockholder Outreach” beginning on page 37.

Culture and Human Capital Management
We endeavor to be a great place to work globally by investing in a multi-faceted strategy that is rooted in building a safe, results-oriented, high-performance, and collaborative workplace that encourages our employees to achieve their full potential. The Board is actively engaged in overseeing our culture and the management of human capital, both directly and through its compensation and human resources committee. The compensation and human resources committee’s responsibilities include organizational and people matters, including reviewing executive officer succession plans as described below, reviewing employee engagement programs, and reviewing and assisting the Board in overseeing both human capital management and our workforce. Our chief human resources officer reports to the compensation and human resources committee on at least a quarterly basis on key human capital metrics and our progress relative to our human capital goals, to assist the committee in assessing organizational health. While the metrics and areas of focus are subject to change over time, reflecting changing areas of operational focus, recently, they have included metrics and goals such as those relating to retention, hiring, organizational shape, and engagement.
One of the Board’s responsibilities is to oversee the performance, development, and succession of our executive talent. In addition, members of the Board support executive development through mentorship opportunities. However, the Board’s involvement in people development extends beyond the executive team. The Board and the compensation and human resources committee engage with management across a broad range of human capital related topics. One of our goals is to make belonging foundational to the
Lam Research Corporation 2025 Proxy Statement 23

employee experience in order to cultivate a culture of growth, support employees’ well-being, and ensure Lam is a place where employees feel valued and engaged. To this end, we have focused on learning and development, employee engagement and recognition, providing a comprehensive compensation and benefits package, and the health and safety of our employees. All of our named executive officers have compensation goals related to employee engagement and talent, to help ensure the members of our executive team are aligned with our corporate goals in these areas and are accountable for the results achieved (see “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis” below for more details).
In addition, employee engagement and voice are important to Lam’s culture. We regularly engage employees to find out what’s working and how we can better meet their evolving needs. We conduct a global survey at a regular cadence to gather input from employees on culture, career opportunity, and manager effectiveness. We also solicit employee feedback through in-person and online employee forums, engagement sessions, all-employee meetings, conversations with managers, and our human resource support and employee relations teams. The Board believes that visits to our facilities and regular direct engagement with employees enable it to assess our culture first-hand. Since 2017, the Board has visited our facilities in Fremont and Livermore, California; Malaysia; Tualatin, Oregon; Taiwan; and South Korea; and regularly meets directly with employees in small groups to engage with and hear directly from them. Since August 2022, our Board has had engagement sessions with, among others, recently-hired college graduates, vice presidents, members of our employee resource groups, senior managers, executives in roles with customer interactions, and employees at our locations in Fremont, Tualatin, Malaysia, and South Korea. These surveys and engagements provide management and the Board with valuable employee feedback and help ensure the executive leadership team is focused on fostering and promoting a culture and workplace environment that is consistent with Lam’s core values and with achieving our human capital and strategic goals.
Our teams need a high level of expertise, varied perspectives, and complementary skill sets. To support Lam’s business needs, it is important that employees feel comfortable sharing and responding to new ideas, which requires a sense of belonging, mutual trust and respect. With this in mind, we strive to align our workplace with Lam’s Core Values to help us recruit, retain, and advance our employees, and promote both their professional and personal well-being. We endeavor to continuously enhance our employee development programs by expanding resources available for professional development, facilitating the creation of additional employee resource groups, providing new job rotation and mentoring programs, and expanding our management training offerings. Further, we recognize our employees for excellence and celebrate moments that matter through a variety of both in-person and virtual recognition programs.
Prioritizing the health, safety, and well-being of our employees is important to our ongoing success. Through training and engagement, we seek to foster a robust safety culture, mitigating risks by implementing safety protocols and controls. Our goal is to apply our environmental, health, and safety policies, programs, and response plans (“EHS Policies”) to any location in which we operate. In addition, we seek to extend our EHS Policies to anyone who works on our sites with the intent to provide a safe environment during both routine and extraordinary circumstances. We monitor our safety performance at the enterprise, regional, and site levels. We also offer flexible work arrangements and seek to ensure our benefits support the needs of our employees and provide the resources that support our employees’ well-being and health.
We aim to maintain and cultivate a workplace where every employee has opportunities to perform to their highest potential. Consistent with our Core Value of accountability, we regularly reflect on our progress in recruiting, hiring, and retaining a high-performing workforce. We conduct an annual compensation practices (pay equity) assessment of our pay practices and systems to promote fairness across the workforce and to ensure compliance with applicable laws. The charter of our compensation and human resources committee includes oversight responsibility for our compensation policies and practices related to pay equity laws. We maintain employment policies and procedures aimed at reinforcing our commitment to non-discrimination, a harassment-free environment, and compliance with applicable laws in our employment practices. We prohibit unlawful discrimination, harassment, and retaliation in any aspect of employment, including recruiting, hiring, promotion, compensation, and employee interactions. Our Global Employment Practices Statement declares our support of equal employment opportunities, workers’ rights to freedom of association, and collective bargaining, to the extent permitted under local laws. In addition, our human rights policy aims to further promote the protection, safety, and dignity of all of our employees. Our most recent EEO-1 report can be found in the environmental, social and governance section of our website at lamresearch.com/company/environmental-social-and-governance/. Our EEO-1 report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The EEO-1 report shall not be deemed soliciting material.
For further details about our human capital management, please see our 2025 Annual Report on Form 10-K, as well as our most recent Global Impact report.
Environmental, Social and Governance
Our governance framework for environmental, social and governance matters is illustrated in Figure 16 below. While our Board is actively engaged in the overall oversight of these matters, the nominating and governance committee has the primary responsibility for oversight of our priorities related to environmental, social and governance matters. For human capital and workforce-related issues, the compensation and human resources committee holds oversight responsibility. The audit committee is responsible for oversight of ethics and compliance and information security. Our executive leadership provides regular updates to the Board and its committees and engages them to discuss strategy, gain alignment on goals, and report on progress. Our CEO and members of the
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CEO staff participate in our executive steering committee, which is responsible for guiding our strategy, approving and supporting initiatives, and holding business leaders accountable. Our cross-functional leadership team is responsible for proposing goals, developing and executing strategy, and embedding strategy into our operations management system. Our net zero leadership team is responsible for working with business units to integrate climate considerations into decision-making processes, driving progress on our net zero strategy, and tracking performance against our climate goals. In addition, we have topic-specific working groups to address key issues. We also tie our executive compensation program to progress on Lam’s related goals to ensure that Lam’s executive leaders are accountable for driving progress and are rewarded for their achievements.
Figure 16. Lam’s Environmental, Social and Governance Structure

For more information about our environmental, social and governance efforts, including climate-related efforts, please refer to our annual Global Impact report available on our website at lamresearch.com/company/environmental-social-and-governance/. Our Global Impact report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The Global Impact report shall not be deemed soliciting material.
Lam Research Corporation 2025 Proxy Statement 25

Director Compensation
Our director compensation is designed to attract and retain high-caliber directors and to align director interests with those of stockholders. The compensation and human resources committee’s independent compensation consultant advises the committee with respect to non-employee director compensation and assists with the review of competitiveness of such compensation. In August 2021, our Board initially adopted our current non-employee director compensation program, which was most recently amended and approved by the Board in May 2024. The objective of the non-employee director compensation program is to target and pay the non-employee directors at the median of our Peer Group (as defined and described below under “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis – Executive Compensation Governance and Procedures – Peer Group Practices and Survey Data”), as measured every other year.
Under the non-employee director compensation program, non-employee director compensation is compared to our Peer Group annually and the results of this comparison are provided to the compensation and human resources committee in connection with its regular August meeting. Every other year, if this comparison shows any element of non-employee director compensation to be below the 50th percentile when compared to our Peer Group, this element will be automatically increased to a value equal, as nearly as practicable, to the 50th percentile, effective on the date of our next annual meeting of stockholders for service in the following calendar year (e.g., if an adjustment were made in connection with the August 2025 compensation and human resources committee meeting, then such adjustment will be effective on the date of our annual stockholder meeting in November 2025 for service in calendar year 2026). Under the program, the compensation and human resources committee has the option at any time to recommend that the Board exercise, and the Board has the right at any time to exercise, negative discretion to reduce (or to not increase) any element of non-employee director compensation. The non-executive director compensation program may be modified, replaced, superseded or canceled by the Board at any time. The elements of our non-employee director compensation are described below.
In the case of Mr. Archer, our president and CEO, his executive compensation (which is described below under “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis”) is reviewed annually by the independent members of the Board. Mr. Archer does not receive additional compensation for his service on the Board.
Non-employee director compensation. Non-employee directors receive annual cash retainers and equity awards. The chair of the Board, the lead independent director (if applicable), and committee chairs and members receive additional cash retainers. Non-employee directors who join the Board or a committee mid-year receive pro-rated cash retainers and equity awards, as applicable. Our non-employee director compensation program is based on service during the calendar year; however, SEC rules require us to report compensation in this proxy statement on a fiscal year basis. Cash compensation paid to non-employee directors for the fiscal year ended June 29, 2025, together with the annual cash compensation program components in effect for calendar years 2025 and 2024, is shown below.
Figure 17. Director Annual Retainers

Annual Retainers(1)	Calendar Year 2025 ($)	Calendar Year 2024 ($)	Fiscal Year 2025 ($)
Non-employee Director	100,000	100,000	100,000
Chair	152,500	152,500	152,500
Audit Committee – Chair	35,000	35,000	35,000
Audit Committee – Member	15,000	15,000	15,000
Compensation and Human Resources Committee – Chair	30,000	30,000	30,000
Compensation and Human Resources Committee – Member	10,000	10,000	10,000
Innovation and Technology Committee – Chair	20,000	20,000	20,000
Innovation and Technology Committee – Member	10,000	10,000	10,000
Nominating and Governance Committee – Chair	20,000	20,000	20,000
Nominating and Governance Committee – Member	10,000	10,000	10,000

(1)
Each Director is entitled to an annual non-employee director cash retainer. Directors are also entitled to supplemental retainer fees if they have board leadership positions (e.g., chair) and/or are either committee chairs or members.

Each non-employee director also receives an annual equity award on the first Friday following the annual meeting. For the equity awards granted in November 2024, these had a targeted grant date value equal to $230,000 (the number of RSUs subject to the award is determined by dividing $230,000 by the 30 trading day average of the closing price of our common stock prior to the date of grant, rounded down to the nearest whole share). These awards generally vest on October 31 in the year following the grant and are subject to the terms and conditions of the Company’s 2015 Stock Incentive Plan, as amended, or other equity plan (the “Equity Plan”), and the applicable award agreements. These awards immediately vest in full: (1) if a non-employee director dies or becomes subject to a “disability” (as determined pursuant to the Equity Plan), (2) upon the occurrence of a “Corporate Transaction”
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(as defined in the Equity Plan), or (3) on the date of the annual meeting, if the annual meeting during the year in which the award was expected to vest occurs prior to the vest date and the non-employee director is not re-elected or retires or resigns effective immediately prior to the annual meeting. Non-employee directors who commence service after the annual equity award has been granted receive on the first Friday following the first regularly scheduled, quarterly Board meeting attended a pro-rated award based on the number of regularly scheduled, quarterly Board meetings remaining in the year as of the effective date and time of the director’s appointment. The pro-rated awards are subject to the same vesting schedule, terms and conditions as the annual equity awards, except that if the award is granted on the first Friday following the regularly scheduled quarterly November Board meeting, the award vests immediately.
On November 8, 2024, each director at such time (other than our president and CEO) received a grant of 2,950 RSUs for service during calendar year 2025. Unless there is an acceleration event, the RSUs granted to each current director for service during calendar year 2025 will vest in full on October 31, 2025, subject to the director’s continued service on the Board. The following table shows compensation for fiscal year 2025 for persons serving as directors during fiscal year 2025 other than Mr. Archer:
Figure 18. Director Compensation for Fiscal Year 2025

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Sohail U. Ahmed	110,000(2)	228,094(3)	338,094
Eric K. Brandt	145,000(4)	228,094(3)	373,094
Ita M. Brennan	143,750(5)	285,727(3)(6)	429,477
Michael R. Cannon	130,000(7)	228,094(3)	358,094
John M. Dineen	115,000(8)	228,094(3)	343,094
Mark Fields	137,500(9)	285,727(3)(6)	423,227
Ho Kyu Kang	120,000(10)	228,094(3)	348,094
Bethany J. Mayer	135,000(11)	228,094(3)	363,094
Jyoti K. Mehra	130,000(12)	228,094(3)	358,094
Abhijit Y. Talwalkar	282,500(13)	228,094(3)	510,594

(1)
The amounts shown in this column represent the grant date fair value of unvested RSU awards granted during fiscal year 2025 in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718, Compensation – Stock Compensation (“ASC 718”). However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The fair value of RSUs was calculated based on the fair market value of the Company’s common stock at the date of grant, discounted for dividends since the RSUs do not have dividend equivalent rights.

(2)
Mr. Ahmed received $110,000, representing his annual retainers for calendar year 2025 of $100,000 for service as a director and $10,000 for service as a member of the innovation and technology committee.

(3)
On November 8, 2024, each non-employee director who was on the Board at such time received an annual grant for calendar year 2025 of 2,950 RSUs, based on the 30 trading day average of the closing price per share of Lam’s common stock prior to the grant date, $77.95, and the target value of $230,000, rounded down to the nearest share. All of these RSUs were outstanding and unvested as of June 29, 2025.

(4)
Mr. Brandt received $145,000, representing his annual retainers for calendar year 2025 of $100,000 for service as a director, $35,000 for service as the chair of the audit committee, and $10,000 for service as a member of the nominating and governance committee.

(5)
Ms. Brennan received $143,750, representing her annual retainers for calendar year 2025 of $100,000 for service as a director and $15,000 for service as a member of the audit committee, and prorated annual retainers for calendar year 2024 of $25,000 for service as a director and $3,750 for service as a member of the audit committee.

(6)
On November 8, 2024, Ms. Brennan and Mr. Fields each received a prorated annual grant for calendar year 2024 of 737 RSUs, based on the $77.95 per share closing price of Lam’s common stock and the target value of $57,500, rounded down to the nearest share.

(7)
Mr. Cannon received $130,000, representing his annual retainers for calendar year 2025 of $100,000 for service as a director, $20,000 for service as the chair of the nominating and governance committee, and $10,000 for service as a member of the compensation and human resources committee.

(8)	Mr. Dineen received $115,000, representing his annual retainers for calendar year 2025 of $100,000 for service as a director and $15,000 for service as a member of the audit committee.
(9)
Mr. Fields received $137,500, representing his annual retainers for calendar year 2025 of $100,000 for service as a director and $10,000 for service as a member of the compensation and human resources committee, and prorated annual retainers for calendar year 2024 of $25,000 for service as a director and $2,500 for service as a member of the compensation and human resources committee.

(10)	Dr. Kang received $120,000, representing his annual retainers for calendar year 2025 of $100,000 service as a director and $20,000 for service as chair of the innovation and technology committee.
(11)
Ms. Mayer received $135,000, representing her annual retainers for calendar year 2025 of $100,000 for service as a director, $15,000 for service as a member of the audit committee, and $10,000 for service as a member of the innovation and technology committee, and $10,000 for service as a member of the nominating and governance committee.

Lam Research Corporation 2025 Proxy Statement 27

(12)
Ms. Mehra received $130,000, representing her annual retainer for calendar year 2025 of $100,000 for service as a director and $30,000 for service as chair of the compensation and human resources committee.

(13)
Mr. Talwalkar received $282,500, representing his annual retainers for calendar year 2025 of $100,000 for service as a director, $152,500 for service as chair of the Board, $10,000 for service as a member of the compensation and human resources committee, $10,000 for service as a member of the innovation and technology committee, and $10,000 for service as a member of the nominating and governance committee.

28

Compensation Matters
Executive Compensation and Other Information
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program, including the compensation earned by our fiscal year 2025 “Named Executive Officers” (“NEOs”), who are as follows:
Figure 19. Named Executive Officers for Fiscal Year 2025

Named Executive Officer	Position(s)
Timothy M. Archer	President, Chief Executive Officer
Douglas R. Bettinger	Executive Vice President, Chief Financial Officer
Patrick J. Lord	Executive Vice President, Chief Operating Officer
Ava A. Harter(1)	Senior Vice President, Chief Legal Officer and Secretary
Seshasayee (Sesha) Varadarajan	Senior Vice President, Global Products Group

(1)	Ms. Harter’s employment with the Company began on July 8, 2024.
Our CD&A is organized according to the following structure:
Lam Research Corporation 2025 Proxy Statement 29

I. OVERVIEW OF EXECUTIVE COMPENSATION
Our Compensation Cycle
Although we have a June fiscal year end, our executive compensation program is generally designed and oriented on a calendar year basis to correspond with our calendar year-based business planning. This CD&A generally reflects a calendar year (“CY”) orientation rather than a fiscal year (“FY”) orientation, as shown below. The Executive Compensation Tables following this CD&A are based on our fiscal year, as required by SEC regulations.
Figure 20. Executive Compensation Calendar-Year Orientation

Our Business, Our Industry Environment, and Our Financial Performance
An overview of our business and industry environment is set forth in “Proxy Statement Summary” on page 1.
Overall, calendar year 2024 was a growth year for Lam’s revenue, as overall wafer fabrication equipment spending grew strongly.
Highlights for calendar year 2024:
•	achieved revenue of approximately $16.2 billion for the calendar year, representing an approximately 13% increase over calendar year 2023;
•	generated operating cash flow of approximately $4.6 billion, which represents approximately 28% of revenues; and
•	generated sufficient cash flow to support payment of approximately $1.1 billion in dividends to stockholders.
In the first half of calendar year 2025, wafer fabrication equipment spending increased strongly over the same period of the prior year. We saw improved memory-related investments as well as growth in spending from foundry customers.
For the March and June 2025 quarters combined, Lam delivered revenues of approximately $9.9 billion and operating cash flows of approximately $3.9 billion.
Our Pay-for-Performance Orientation
To align with stockholders’ interests, our executive compensation program is designed to foster a pay-for-performance culture and achieve the executive compensation objectives described in “Executive Compensation Philosophy and Program Design – Executive Compensation Philosophy” below. We have structured our compensation program and payouts to reflect these goals. Highlights of our executive compensation program are listed in “Proxy Statement Summary – Figure 7. Executive Compensation Highlights” above and in “Executive Compensation Snapshot: Programs and Recent Outcomes” below. Our president and CEO’s compensation in relation to our revenue and net income, as well as the Company’s cumulative five-year total shareholder return on common stock compared against the cumulative returns of other indices, are shown below.
30

Figure 21. CEO Pay for Performance for Fiscal Years 2020-2025

CEO Pay for Performance

CEO Total Compensation(1)
Revenue
Net income
Total Compensation (in thousands)
Revenue and Net Income (in thousands)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$8,368
$11,979
$14,229
$19,192
$18,375
$25,526
$28,297
FY2007
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025

(1)
“CEO Total Compensation” consists of base salary, annual incentive payments, and “All Other Compensation” as reported in the “Summary Compensation Table” below, and the target award opportunities for equity-based awards both under the long-term incentive program or otherwise, . Target award opportunities for equity-based awards under the long-term incentive program (expressed as a U.S. dollar value) are approved by the committee and converted to equity awards on the grant date using the 30 trading day average of the closing price of our common stock prior to the grant date. Target award opportunities differ from the values of equity awards shown in “Summary Compensation Table” below, which represent the grant date value of the awards determined in accordance with ASC 718.

The calendar year 2025 increase in our CEO’s target total compensation was primarily driven by an increase in his Long-Term Incentive Program (“LTIP”) award opportunity. In determining the CEO’s calendar year 2025/2027 LTIP target opportunity, the committee considered its desire to continue to incentivize outperformance and remain competitive relative to market practices.
The graph below compares Lam’s cumulative five-year total shareholder return on common stock with the cumulative total returns of the Nasdaq Composite Total Return Index, the Standard & Poor’s (“S&P”) 500 (TR) Index, and the Philadelphia Semiconductor Sector Total Return Index. The graph tracks the performance of a $100 investment in our common stock and in each of the indices (with the reinvestment of all dividends) for the five years ended June 29, 2025.
Lam Research Corporation 2025 Proxy Statement 31

Figure 22. Comparison of Cumulative Five-Year Total Return

COMPARISON OF CUMULATIVE FIVE-YEAR TOTAL RETURN*
Among the Company, the Philadelphia Semiconductor Sector Total Return Index, the Nasdaq Composite Total Return Index, and the S&P 500 (TR) Index**

$400
$350
$300
$250
$200
$150
$100
$50
06/28/20
06/27/21
06/26/22
06/25/23
06/30/24
06/29/25
Lam Research Corporation
Philadelphia Semiconductor Sector Total Return Index
Nasdaq Composite Total Return Index
S&P 500 (TR) Index

*	$100 invested on June 28, 2020 in stock or index, including reinvestment of dividends.
**	Copyright © 2025 Standard & Poor’s, a division of S&P Global. All rights reserved.
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Executive Compensation Snapshot: Programs and Recent Outcomes
The figures below provide a summary of our executive compensation programs, including our Annual Incentive Program (“AIP”) and our LTIP, along with recent pay outcomes under each program.
Figure 23. Calendar Year 2024 Annual Incentive Program

(1)
Determined based on the final result for the Company’s non-GAAP operating income as a percentage of revenue (“non-GAAP operating margin”) for CY 2024. Non-GAAP operating margin is derived from results determined in accordance with generally accepted accounting principles (“GAAP”), with charges and credits in the following line items excluded from GAAP results for applicable quarters during calendar year 2024: amortization related to intangible assets acquired through certain business combinations; elective deferred compensation-related liability increase; restructuring charges, net; transformational costs; and impairment of long-lived assets. For additional information, see section below titled, “Appendix B – Information Regarding Non-GAAP Financial Measures.”

Lam Research Corporation 2025 Proxy Statement 33

(2)
Determined based on the final result for the Company’s non-GAAP gross margin as a percentage of revenue (“non-GAAP gross margin”) for CY 2024. Non-GAAP gross margin is derived from results determined in accordance with GAAP, with charges and credits in the following line items excluded from GAAP results for applicable quarters during calendar year 2024: amortization related to intangible assets acquired through certain business combinations; elective deferred compensation-related liability increase; restructuring charges, net; transformational costs; and impairment of long-lived assets. For additional information, see section below titled, “Appendix B – Information Regarding Non-GAAP Financial Measures.”

(3)	Individual performance factor was consistent at 1.05 across all NEOs.
Figure 24. 2022/2024 Market-based PRSU Payout

For the 2025/2027 Long-Term Incentive Program, the committee made three significant changes relative to the programs used in prior years:
•
The committee adjusted the equity award mix for the 2025/2027 LTIP design to eliminate stock options, resulting in a new mix consisting of Market-based PRSUs and service-based RSUs. The committee resolved to take this approach to improve the resilience of our executive compensation design given significant stock price volatility in both the semiconductor equipment industry and broader market, and to generally align our equity award mix with our Peer Group practices.

•
The committee adjusted the relative total shareholder return (“TSR”)[1] performance criteria for the Market-based PRSUs awarded under the 2025/2027 LTIP, to measure performance by the percentile ranking of the Company’s TSR relative to the TSRs for the companies making up the performance index, rather than being measured by comparison to the performance of the overall index as in prior years, to avoid unintended outsized impacts from outlier index constituents.

•
The committee adopted a cap on Market-based PRSU payouts under the 2025/2027 LTIP at 100% of target in the event the Company’s absolute TSR is negative over the performance period, to ensure above target payouts only occur in the event of absolute return to shareholders.

For a discussion of these changes, see “III. Primary Components of NEO Compensation; CY 2024 Compensation Payouts; CY 2025 Compensation Targets and Metrics – Long-Term Incentive Program – Design” below.
1	TSR is determined using "total return" stock price performance, assuming dividends are reinvested on the ex-dividend date.
34

Figure 25. 2025/2027 Long-Term Incentive Program Design

Executive Compensation Philosophy and Program Design
Executive Compensation Philosophy
The philosophy of our compensation and human resources committee that guided this year’s awards and payout decisions is that our executive compensation program should:
•	provide competitive compensation to attract and retain top talent;
•	provide total compensation packages that are fair to employees and reward corporate, organizational, and individual performance;
•	align pay with business objectives while driving exceptional performance;
•	optimize value to employees while maintaining cost-effectiveness to the Company;
•	create stockholder value over the long-term;
•	align our annual program to annual performance and our long-term program to longer-term performance;
•	recognize that a long-term, high-quality management team is a competitive differentiator for Lam, enhancing customer trust/market share and, therefore, stockholder value; and
•	provide rewards when results have been demonstrated.
Our compensation and human resources committee’s executive compensation objectives are to motivate:
•	performance that creates long-term stockholder value;
•	outstanding performance at the corporate, organization, and individual levels; and
•	retention of a long-term, high-quality management team.
Program Design
Our program design incorporates an annual review of each of the compensation elements. However, additional reviews may be undertaken whenever there is a change in roles or responsibilities or a new hire joins the Company.
Our program design uses a mix of annual and long-term components, and a mix of cash and equity components. Our executive compensation program includes base salary; AIP; LTIP; promotion, retention and/or new hire awards whenever necessary; as well as stock ownership guidelines and a compensation recovery policy. The primary elements of our executive compensation program are listed in Figure 26 below and are described in more detail in “III. Primary Components of NEO Compensation; CY2024 Compensation Payouts; CY2025 Compensation Targets and Metrics” below.
Lam Research Corporation 2025 Proxy Statement 35

Figure 26. Compensation Components

Element	How it is Paid	Purpose/Design
Base Salary	Cash
We believe the purpose of base salary is to provide competitive compensation to attract and retain top talent and to provide employees, including our NEOs, with a fixed and fair amount of compensation for the jobs they perform. Accordingly, we seek to ensure that our base salary levels are competitive in reference to peer group practice and market survey data.

Annual Incentive Program (AIP)	Cash
Our annual incentive program is designed to provide annual, performance-based compensation that is based on the achievement of pre-set annual financial, strategic, and operational objectives aligned with outstanding performance, and will allow us to attract and retain top talent, while maintaining cost-effectiveness to the Company.
For more details regarding the design of the annual incentive program, see “III. Primary Components of NEO Compensation; CY2024 Compensation Payouts; CY2025 Compensation Targets and Metrics – Annual Incentive Program” below.

Long-Term Incentive Program (LTIP)(1)	A combination of: • Market-based PRSUs; and • service-based RSUs
Our long-term incentive program is designed to attract and retain top talent, provide competitive levels of compensation, align pay with stock performance over a multi-year period, reward our NEOs for outstanding Company performance, and create stockholder value over the long-term.
To accomplish these objectives, the program design provides that the target award opportunity is awarded in a combination of Market-based PRSUs and service-based RSUs.
For more details regarding the design of the LTIP, see “III. Primary Components of NEO Compensation; CY 2024 Compensation Payouts; CY 2025 Compensation Targets and Metrics – Long-Term Incentive Program – Design” below.

(1)	As is initially noted above, the Company’s LTIP previously included stock options prior to an update made by the committee for the 2025/2027 LTIP.
As illustrated below, our program design is weighted toward performance and incentivizing stockholder value creation. The performance-based program components include annual incentive program cash payout opportunities and market-based equity awards under the LTIP.
Figure 27. NEO Compensation Target Pay Mix Averages

(1)
The calendar year 2024 average NEO target pay mix is based on the Company’s NEOs for fiscal year 2024, and the calendar year 2025 average NEO target pay mix is based on the NEOs for fiscal year 2025. As such, the calendar year 2024 average pay mix includes compensation paid to Dr. Vahid Vahedi who was classified as an NEO for fiscal year 2024, and does not include Ms. Harter who commenced her employment with the Company in July 2024 after the end of the Company’s fiscal year 2024. For additional detail regarding Ms. Harter’s calendar 2024 LTIP award which was made during fiscal year 2025, see “III. Primary Components of NEO Compensation; CY 2024 Compensation Payouts; CY 2025 Compensation Targets and Metrics – Long-Term Incentive Program – Calendar Year 2024 LTIP Decisions” and for additional detail regarding Ms. Harter’s new hire compensation, see “III. Primary Components of NEO Compensation; CY 2024 Compensation Payouts; CY 2025 Compensation Targets and Metrics – New Hire Compensation” for further information.

(2)	The term “At-risk pay”, as used in Figure 27, above, refers to all compensation other than base salary.
36

(3)
The Company’s LTIP design provides that the target award opportunity is awarded in a combination of Market-based PRSUs, service-based RSUs and, in prior years, stock options. We consider Market-based PRSUs and stock options to be performance-based, but do not classify service-based RSUs as performance-based notwithstanding the variable pay outcome they provide.

In calendar year 2024, for our CEO and NEOs who are executive vice presidents, the percentages of the LTIP target award opportunity awarded in Market-based PRSUs, stock options, and service-based RSUs were 60%, 20%, and 20%, respectively; while for NEOs who are senior vice presidents, the percentages of the LTIP target award opportunity awarded in Market-based PRSUs, stock options, and service-based RSUs were 55%, 15%, and 30%, respectively.
In calendar year 2025, we shifted our equity award mix by removing stock options and making a corresponding increase to the portion of service-based RSUs each NEO received; the Market-based PRSU portion of each NEO’s LTIP award was unchanged. As such, in calendar year 2025, for our CEO and NEOs who are executive vice presidents, the percentages of the LTIP target award opportunity awarded in Market-based PRSUs and service-based RSUs were 60% and 40%, respectively; while for NEOs who are senior vice presidents, the percentages of the LTIP target award opportunity awarded in Market-based PRSUs and service-based RSUs were 55% and 45%, respectively. See “III. Primary Components of NEO; CY 2024 Compensation Payouts; CY 2025 Compensation Targets and Metrics – Long-Term Incentive Program – Design” for further information regarding the impact of such a target pay mix.
2024 Say on Pay Voting Results and Stockholder Outreach
We evaluate our executive compensation program and practices at least annually. Among other things, we consider the outcome of our most recent advisory vote to approve named executive officer compensation, or “Say on Pay.” In recent years, our stockholders have provided strong support for our annual Say on Pay proposal, in excess of 90% from 2021 to 2024. We also consider input we receive from our stockholders. While the committee made changes to our LTIP for calendar year 2025 as described in this CD&A, our compensation and human resources committee (referred to as the committee2 throughout this CD&A) did not do so directly in response to our Say on Pay vote outcome.
As is described above in more detail in “Governance Matters – Corporate Governance – Stockholder Engagement,” we engage regularly with our stockholders, typically outside of our proxy solicitation period, on matters including executive compensation. In 2024, we engaged in extensive stockholder outreach regarding our executive compensation program prior to the proxy solicitation period, covering design considerations relating to our AIP and stockholder perspectives regarding the design of our LTIP, among other topics. Figure 28 below summarizes what we heard from our stockholders, our perspective on those views, and 2025 program changes that aligned with the feedback received.
Figure 28. 2024 Executive Compensation Stockholder Outreach

Topics	What we heard from our stockholders	Our perspective/How we responded
Our Annual Incentive Program
We continued to receive favorable feedback from stockholders on our addition of the Profitability Performance Factor as the third component of the AIP, and, more specifically, the selection of non-GAAP gross margin as the Profitability Performance Metric.

We maintained the structure of our AIP, including the Profitability Performance Factor with non-GAAP gross margin as the relevant metric, in light of both the overall positive feedback we received from stockholders regarding that change, as well as the continuing importance of this metric to our business and financial results.

Our Long-Term Incentive Program
Overall, stockholders continued to be satisfied with the design and pay-for-performance alignment of our LTIP, and also expressed positive remarks regarding the alignment of our vesting periods and performance structure. A number of stockholders noted interest in the addition of a payout cap on negative absolute TSR performance.

The committee regularly evaluates the structure of our compensation programs, with the assistance of its compensation consultant, to ensure that our programs continue to serve their intended purposes. In light of feedback we received from stockholders, we structured our 2025 LTIP to cap payouts at 100% of target in the event of negative absolute TSR. For additional details, please see the section titled, “III. Primary Components of NEO Compensation; CY2024 Compensation Payouts; CY2025 Compensation Targets and Metrics” below

2
For purposes of this CD&A, a reference to a compensation action or decision by the committee with respect to our CEO means an action or decision by the independent members of our Board after considering the recommendation of the committee and, in the case of all other NEOs, an action or decision by the committee.

Lam Research Corporation 2025 Proxy Statement 37

II. EXECUTIVE COMPENSATION GOVERNANCE AND PROCEDURES
Role of the Compensation and Human Resources Committee
Our Board has delegated certain responsibilities to the compensation and human resources committee through a formal charter. The committee oversees the compensation programs in which our CEO and his direct reports who are executive or senior vice presidents participate. The independent members of our Board approve the compensation packages and payouts for our CEO. Our CEO is not present for any decisions regarding his compensation packages and payouts.
Committee responsibilities include, but are not limited to:
•	reviewing and approving the Company’s executive compensation philosophy, objectives, and strategies;
•	reviewing and approving the appropriate peer group companies for purposes of evaluating the Company’s compensation competitiveness;
•	reviewing, and approving where appropriate, equity-based compensation plans;
•	causing the Board to perform a periodic performance evaluation of our CEO;
•
recommending to the independent members of the Board corporate goals and objectives under the Company’s compensation plans, compensation packages (e.g., annual base salary level, annual cash incentive award, long-term incentive award and any employment agreement, severance arrangement, change-in-control arrangement, equity grant, or special or supplemental benefits, and any material amendment to any of the foregoing) applicable to our CEO, and compensation payouts for our CEO;

•
annually reviewing with our CEO the performance of the Company’s other executive officers in light of the Company’s executive compensation goals and objectives and approving the compensation packages and compensation payouts for such individuals;

•
reviewing and recommending for appropriate Board action all cash, equity-based, and other compensation packages, and compensation payouts applicable to the chair and other non-employee members of the Board;

•
overseeing management’s determination as to whether the compensation policies and practices, including those related to pay equity laws, create risks that are reasonably likely to have a material adverse effect on the Company;

•	reviewing the results of “Say on Pay” votes and considering whether any adjustments to the Company’s executive compensation program are appropriate; and
•	establishing stock ownership guidelines applicable to the Company’s executive officers and recommending to the Board stock ownership guidelines applicable to the chair and other members of the Board.
The committee is authorized to delegate its authority and responsibilities as it deems proper and consistent with legal requirements to its members, any other committee of the Board and/or one or more officers of the Company, in accordance with the provisions of the Delaware General Corporation Law. For additional information on the committee’s responsibilities and authorities, see “Governance Matters – Corporate Governance – Board Committees – Compensation and Human Resources Committee” above.
In order to carry out these responsibilities, the committee receives and reviews information, analyses, and proposals prepared by our management and by the committee’s compensation consultant (see “Role of Committee Advisors” below).
Role of Committee Advisors
The committee is authorized to engage its own independent advisors to assist in carrying out its responsibilities. The committee has engaged the services of Compensia, Inc. (“Compensia”), a national compensation consulting firm, as the committee’s compensation consultant. Compensia provides the committee with independent and objective guidance regarding the amount and types of compensation for our chair, non-employee directors, and executive officers, and how these amounts and types of compensation compare to other companies’ compensation practices, as well as guidance on market trends, evolving regulatory requirements, peer group composition, and other matters as requested by the committee.
Representatives of Compensia regularly attend committee meetings (including executive sessions without management present), communicate with the committee chair outside of meetings, and assist the committee with its consideration of performance metrics and goals. Compensia reports to the committee, not to management. At the committee’s request, Compensia meets with members of management to gather and discuss information that is relevant to advising the committee. The committee may replace Compensia or hire additional advisors at any time. Compensia has not provided any other services to the committee or to our management, and has received no compensation from us other than with respect to the services described above. The committee assessed the independence of Compensia pursuant to SEC rules and Nasdaq listing standards, including the following factors: (1) the absence of other services provided by it to the Company; (2)the fees paid to it by the Company as a percentage of its total revenue; (3) its policies and procedures to prevent conflicts of interest; (4) the absence of any business or personal relationships with committee members and with our executive officers; and (5) the fact that it does not own any Lam common stock. The committee assessed this information and concluded that the work of Compensia had not raised any conflict of interest.
38

Role of Management
Our CEO, with support from our human resources and finance organizations, develops recommendations for the compensation of our other executive officers. Typically, these recommendations cover base salaries, annual incentive program target award opportunities, long-term incentive program target award opportunities, and the criteria upon which these award opportunities may be earned, as well as actual payout amounts under the annual and long-term incentive programs.
The committee considers our CEO’s recommendations within the context of competitive compensation data, the Company’s compensation philosophy and objectives, current business conditions, the advice of Compensia, and any other factors it considers relevant.
Our CEO and certain other members of management attend committee meetings at the request of the committee but leave the meeting for any deliberations related to and decisions regarding their own compensation, when the committee meets in executive session, and at any other time requested by the committee.
Peer Group Practices and Survey Data
In establishing the total compensation levels of our executive officers, as well as the mix and weighting of individual compensation elements, the committee monitors compensation data from a group of comparably sized companies in the technology industry (the “Peer Group”). The committee selects the companies constituting our Peer Group based on their comparability to our lines of business and industry, annual revenue, and market capitalization, and our belief that we are likely to compete with them for executive talent. Our Peer Group is focused on public semiconductor, semiconductor equipment, and materials companies that file standard reports with the SEC as domestic issuers, and similarly-sized high-technology equipment and hardware companies with a global presence and a significant investment in research and development. The table below summarizes how the calendar year 2025 Peer Group companies compare to the Company:
Figure 29. Peer Group Revenue and Market Capitalization

Metric	Lam Research ($M)	Target for Peer Group	Peer Group Median ($M)
Revenue (last completed reported four quarters as of July 2, 2024)	14,241	Approximately 0.33 to 3 times Lam	16,801
Market Capitalization (30-day average as of July 2, 2024)	131,343	Approximately 0.33 to 3 times Lam	130,926

Based on these criteria, the Peer Group and targets may be modified from time to time. Our Peer Group was reviewed in August 2024 to ensure that our Peer Group continues to fit within our Peer Group criteria outlined above, and no changes were made for calendar year 2025 compensation decisions. Our Peer Group consists of the companies listed as follows:
Figure 30. Peer Group Companies for Calendar Year 2025

Advanced Micro Devices, Inc.	Cisco Systems, Inc.	Microchip Technology Incorporated	Qualcomm Incorporated
Agilent Technologies, Inc.	Corning Incorporated	Micron Technology, Inc.	Texas Instruments Inc.
Analog Devices, Inc.	Intel Corporation	NVIDIA Corporation
Applied Materials, Inc.	KLA Corporation	NXP Semiconductors N.V.
Broadcom Inc.	Marvell Technology, Inc.	ON Semiconductor Corporation

We derive revenue, market capitalization, and NEO compensation data from public filings made by our Peer Group companies with the SEC and from other publicly available sources. Radford Technology Survey data may be used to supplement compensation data from public filings as needed. The committee reviews compensation practices and selected data on base salary, bonus targets, total cash compensation, equity awards, and total compensation drawn from the Peer Group companies and/or the Radford Technology Survey as a reference to help ensure compensation packages are consistent with market norms.
Base pay levels for each executive officer are generally set with reference to market-competitive levels and in reflection of each officer’s skills, experiences, and performance. Variable pay target award opportunities and total direct compensation for each executive officer are generally designed to deliver market-competitive compensation for the achievement of stretch goals, with downside risk for underperforming and upside reward for overperforming. For those executive officers who are new to their roles, compensation arrangements may be designed to deliver below-market compensation for a period of time. However, the committee does not “target” pay at any specific percentile. Rather, individual pay positioning depends on a variety of factors, such as prior job performance, job scope and responsibilities, skill set, prior experience, time in position, internal comparisons of pay levels for similar skill levels or positions, our goals to attract and retain executive talent, Company performance, and general market conditions.
Lam Research Corporation 2025 Proxy Statement 39

Assessment of Compensation Risk
Management, with the assistance of Compensia, the committee’s independent compensation consultant, conducted a compensation risk assessment in 2025 and concluded that risks arising from the Company’s current employee compensation programs are not reasonably likely to have a material adverse effect on the Company.
Policies and Practices Related to Timing of Option Awards
As was noted above, our executive compensation program includes a long-term incentive program, or LTIP, which is described in more detail in “III. Primary Components of NEO Compensation; CY 2024 Compensation Payouts; CY 2025 Compensation Targets and Metrics” below. In prior years, the LTIP has consisted of a mix of vehicles, including stock options. Executives below the level of senior vice president, and non-executive employees who do not participate in the LTIP have historically not been eligible to receive stock options. For our calendar year 2025 LTIP, we adjusted the mix of vehicles and removed stock options from our pay mix.
Our standard practice is for the committee to annually approve the grant of equity awards, which prior to calendar year 2025 included stock options, under the LTIP for the current calendar year at each regularly scheduled February meeting of the committee. In addition, the committee recommends to the independent members of the Board the approval of equity awards to the CEO under the LTIP for the current calendar year, and the independent members of our Board then review and approve such awards to the CEO during their regularly scheduled February meeting. The grant date for all of the aforementioned annual equity awards under the LTIP, including stock options, if any, is generally on March 1 of each applicable calendar year, unless March 1 falls on a Saturday or a Sunday, in which case we generally grant awards on the preceding Friday or succeeding Monday.
The grant date for annual equity awards under the LTIP occurs at a time when the Company is generally not expected to be in possession of material non-public information regarding our business, and at a time when the Company is not expected to have recently disclosed, or to be imminently disclosing, material non-public information.
We may grant equity awards, including options, to NEOs and other eligible executives outside of our annual award cycle for new hires, promotions, recognition, retention, or other purposes. In determining when to grant “off-cycle” stock option awards, the committee generally would seek to do so at a time when the Company is not expected to be in possession of material non-public information regarding our business, and at a time when the Company is not expected to have recently disclosed, or to be imminently disclosing, material non-public information.
During fiscal year 2025, the Company did not (i) time the disclosure of material non-public information for the purpose of affecting the value of executive compensation, or (ii) grant any stock options to any of its NEOs in any period beginning four business days prior to the filing of a periodic report on Form 10-Q, Form 10-K or current report on Form 8-K that discloses material non-public information, and ending one business day after the filing of such Form 10-Q, Form 10-K or Form 8-K.
Tax and Accounting Considerations
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Internal Revenue Code (the “Code”) provide that “disqualified individuals” within the meaning of the Code (which generally includes certain officers, directors, and employees of the Company) may be subject to additional tax if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits. The Company or its successor may also forfeit a deduction on the amounts subject to this additional tax.
We did not provide any of our executive officers, any director, or any other service provider with a “gross-up” or other reimbursement payment for any tax liability that the individual might owe as a result of the application of sections 280G or 4999 during fiscal year 2025, and we have not agreed and are not otherwise obligated to provide any individual with such a “gross-up” or other reimbursement as a result of the application of sections 280G and 4999.
Internal Revenue Code Section 409A
Section 409A of the Code imposes significant additional taxes on an executive officer, director, or service provider that receives non-compliant “deferred compensation” that is within the scope of section 409A. Among other things, section 409A potentially applies to cash awards under the LTIP, if any, the Elective Deferred Compensation Plan, certain equity awards, and severance arrangements.
To assist our employees in avoiding additional taxes under section 409A, we have structured the LTIP, the Elective Deferred Compensation Plan, and our equity awards in a manner intended to qualify them for exemption from, or compliance with, section 409A.
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Accounting for Stock-Based Compensation
We follow ASC 718 for accounting for our stock options and other stock-based awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock option grants and other equity awards using a variety of assumptions. This calculation is performed for accounting purposes. ASC 718 also requires companies to recognize the compensation cost of stock option grants and other stock-based awards in their income statements over the period that an employee is required to render service in exchange for the option or other equity award.
III. PRIMARY COMPONENTS OF NEO COMPENSATION; CY2024 COMPENSATION PAYOUTS; CY2025 COMPENSATION TARGETS AND METRICS
This section describes the components of our executive compensation program. It also describes, for each component, the payouts to our NEOs for calendar year 2024 and the forward-looking actions taken with respect to our NEOs in calendar year 2025.
Base Salary
Adjustments to base salary are generally considered by the committee each year in February.
For calendar years 2025 and 2024, base salaries for then-employed NEOs were determined by the committee in February of each year, based on the factors described in Figure 26 above. The base salaries for calendar year 2025 became effective on February 17, 2025 and the base salaries for calendar year 2024, other than for Ms. Harter, became effective on May 27, 2024. Ms. Harter joined the Company, and her base salary for calendar year 2024 became effective, on July 8, 2024.
The committee adjusted the compensation of each of the NEOs, including their base salaries for calendar year 2025, to reflect each executive’s performance and to remain competitive relative to our Peer Group. The base salary adjustments for the NEOs were as follows: Mr. Archer’s base salary was increased by 8.3%, Mr. Bettinger’s base salary was increased by 6.7%, Dr. Lord’s base salary was increased by 5.8%, Ms. Harter’s base salary was increased by 3.5%, and Mr. Varadarajan’s base salary was increased by 11.8%. The base salaries of the NEOs for calendar years 2025 and 2024 are shown below.
Figure 31. NEO Annual Base Salaries

Named Executive Officer	Annual Base Salary 2025(1) ($)	Annual Base Salary 2024(2) ($)
Timothy M. Archer	1,300,000	1,200,000
Douglas R. Bettinger	775,000	726,150
Patrick J. Lord	725,000	685,000
Ava A. Harter	693,450	670,000(3)
Seshasayee (Sesha) Varadarajan	766,000	685,000

(1)	Effective February 17, 2025
(2)	Effective May 27, 2024
(3)	Ms. Harter’s base salary took effect upon commencement of employment on July 8, 2024.
Lam Research Corporation 2025 Proxy Statement 41

Annual Incentive Program
Annual Incentive Program Components
The components of our annual incentive program, each of which plays a role in determining actual payments made, are described in Figure 32 below.
Figure 32. Annual Incentive Program Components

(1)	By excluding certain costs and expenses that are not indicative of core results, non-GAAP results are more useful for analyzing business trends over multiple periods.
(2)	For an illustration of the Individual Performance Factor components, see “Figure 37. Individual Performance Factor Components for Calendar Year 2024” below.
The Funding Factor is set by the committee to create a maximum payout amount from which annual incentive program payouts may be made. To determine each NEO’s AIP result, the committee assesses the results of each of the performance factors. The committee maintains discretion to adjust the performance factor results upward or downward, subject to the overall maximum established by the Funding Factor, although it did not exercise any such discretion in determining CY2024 payouts.
The metrics and goals for the annual incentive program are set annually in connection with our annual business planning cycle, and are directly connected to our annual business plans and goals. The interplay between our corporate planning cycle and our compensation planning and evaluation cycle is summarized in Figure 33 below.
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Figure 33. Annual Planning and Compensation Decision Cycle

We believe that, over time, outstanding business results create stockholder value. Consistent with this belief, multiple performance-based metrics (non-GAAP operating margin, non-GAAP gross margin, product market share, and strategic, operational, and organizational metrics embodied in organizational Annual Operating Plans) are established for our NEOs as part of the annual incentive program. We believe the metrics and goals set under this program have been effective to motivate our NEOs and the organizations they lead, and to achieve pay-for-performance results.
Goals are set depending on the business environment and the Company’s annual objectives and strategies, encompassed in the Annual Operating Plans for the Company and the organizations managed by each of the NEOs, to ensure that they remain stretch goals regardless of changes in the business environment, which can vary significantly from year-to-year in our industry. Accordingly, as business conditions improve, Corporate Performance Factor and Profitability Performance Factor goals are calibrated to require better performance, and if business conditions deteriorate, these goals are calibrated to incentivize stretch performance under more difficult conditions. Annual Operating Plan objectives are also reflected in the Individual Performance Factor, which is based primarily on NEOs’ performance to corporate-level Annual Operating Plan goals, as well as individual contributions during the performance period.
As shown in Figure 34, the committee establishes the Corporate Performance Factor and Profitability Performance Factor for each year to incorporate stretch goals that are challenging to achieve relative to our annual operating plan, taking into consideration our business cycle and the overall industry outlook.
•
Over the three years through calendar year 2022, the committee raised the Corporate Performance Factor goal year-over-year each year as our outlook and the industry outlook improved (there was no Profitability Performance Factor in these years).

•
For calendar year 2023, the weakened industry outlook for wafer fabrication equipment spending prompted the committee to establish a Corporate Performance Factor goal that was below that of the prior year, reflecting the increased difficulty of achieving similar profitability on a significantly smaller revenue base. The committee also for the first time established a Profitability Performance Factor goal, with the metric of non-GAAP gross margin, in light of the focus by the Board, committee, and management team on the profitability of the Company, setting a stretch goal relative to our Annual Operating Plan.

•
In calendar year 2024, the committee established a slightly increased Corporate Performance Factor goal to incentivize improved performance relative to calendar year 2023, despite continued industry uncertainty. The committee also continued to include a Profitability Performance Factor, and established a significantly increased goal, reflecting the continued focus on profitability.

Figure 34. Corporate and Profitability Performance Factor Goals for Calendar Years 2020-2024

Lam Research Corporation 2025 Proxy Statement 43

The specific metrics and goals and the relative weightings for the Performance Factors are determined by the committee considering the recommendation of our CEO, other than the metrics and goals for the Individual Performance Factor, which are determined by our CEO, or in the case of the CEO, by the committee. In addition, the committee establishes individual target award opportunities for each NEO as a percentage of base salary. Specific target award opportunities are determined based on job scope and responsibilities, as well as an assessment of Peer Group data. Awards have a maximum payment amount defined as a multiple of the target award opportunity.
Calendar Year 2024 Annual Incentive Program Parameters and Payout Decisions
In February 2024, the committee set the calendar year 2024 target award opportunities, established the metrics and goals for the Funding Factor, the Corporate Performance Factor, and the Profitability Performance Factor, determined that the three Performance Factors should be weighted equally, and established the metrics and goals for the Individual Performance Factors for each then-employed NEO. For Ms. Harter, who joined the Company in July 2024, the committee set the calendar year 2024 target award opportunity and determined the metrics and goals for the Individual Performance Factor in August 2024. In February 2025, the committee considered the actual results under these factors and made payout decisions for the calendar year 2024 program.
2024 Annual Incentive Program Target Award Opportunities. The annual incentive program target award opportunities for calendar year 2024 for each NEO were as set forth below in Figure 35 in accordance with the principles described above under “Executive Compensation Governance and Procedures – Peer Group Practices and Survey Data.” The target award opportunities (as a percentage of base salary) for each of our NEOs remained the same for calendar year 2024 relative to the prior year (with the exception of Ms. Harter, who was not employed by the Company in calendar year 2023). The committee also set a maximum award opportunity, which for calendar year 2024 was equal to 2.50 times the target award opportunity.
Figure 35. Annual Incentive Program Target Award Opportunities for Calendar Year 2024

Named Executive Officer	Target Award Opportunity (% of Base Salary)	Target Award Opportunity ($)(1)
Timothy M. Archer	200	2,400,000
Douglas R. Bettinger	115	835,073
Patrick J. Lord	110	753,500
Ava A. Harter(2)	90	291,852
Seshasayee (Sesha) Varadarajan	100	685,000

(1)	Calculated by multiplying each NEO’s annual base salary as of October 1, 2024 by their respective target award opportunity percentage.
(2)	Ms. Harter’s calendar year 2024 target award opportunity reflects a pro-rated amount calculated to account for her commencement with the Company starting in July 2024.
2024 Annual Incentive Program Funding Factor, Corporate Performance Factor, and Profitability Performance Factor.
In February 2024, the committee set non-GAAP operating margin as the metric for the Funding Factor and Corporate Performance Factor, and set non-GAAP gross margin as the metric for the Profitability Performance Factor for calendar year 2024, with the parameters as shown in Figure 36.
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Figure 36. Calendar Year 2024 Annual Incentive Program Metrics, Goals and Results

(1)	Minimum is set by the Funding Factor.
(2)	Appendix B contains a reconciliation of non-GAAP operating margin and non-GAAP gross margin to the results reported in our financial statements.
The committee set the levels of non-GAAP operating margin and non-GAAP gross margin necessary to achieve a Corporate Performance Factor and Profitability Performance Factor of 1.0, respectively, at levels higher than the Company’s Annual Operating Plan goals for both metrics. Further, the committee determined to cause Corporate Performance Factor and Profitability Performance Factor results to scale up and down more rapidly within the range of results between the levels associated with the Company’s Annual Operating Plan goals for both non-GAAP operating margin and non-GAAP gross margin, and the levels corresponding to a 1.0 result for the Corporate Performance Factor and Profitability Performance Factor. For non-GAAP operating margin and non-GAAP gross margin results that were below the 1.0 level, or above the Company’s Annual Operating Plan goals, Corporate Performance Factor and Profitability Performance Factor results were set to scale up and down less rapidly. The committee took this approach for calendar year 2024 only to reward critical outperformance for stretch achievements in pricing and cost reduction initiatives that were priorities for the year, which also includes potential offsets for the impact of the Company’s planned investments in research and development targeting key technology inflections. These changes were intended to incentivize management to achieve a stretch result that would be better than the Company’s Annual Operating Plan, by more quickly increasing the potential reward to executives for exceeding the annual operating plan.
The Company’s actual non-GAAP operating margin and non-GAAP gross margin for calendar year 2024 resulted in the achievement levels shown in Figure 36.
2024 Annual Incentive Program Individual Performance Factors. For calendar year 2024, as shown in Figure 37 below, the committee determined the Individual Performance Factor for each NEO (other than Mr. Archer) using a formula that took into consideration three elements: a weighted score for each NEO based on the Company’s performance relative to corporate-level Annual Operating Plan goals, with weightings for each NEO based on the extent to which they (and the organizations managed by them) were expected to contribute to and be accountable for that corporate-level performance; an individual score for each NEO reflecting the extent to which individual NEOs provided exceptional contributions during the year; and a corporate modifier reflecting the Company’s outperformance relative to the annual corporate-level goal for operating profitability. The committee evaluated the Company’s performance relative to corporate-level Annual Operating Plan Goals and each NEO’s individual performance. The committee combined the corporate-level scores with each NEO’s individual score to yield the Individual Performance Factors shown in Figure 37 below.
In determining Mr. Archer’s Individual Performance Factor, the independent members of the Board evaluated the Company’s performance against its corporate-level goals, Mr. Archer’s individual performance, and the performance of the other members of the management team reporting to him, and determined to assign him an Individual Performance Factor equal to the average of the Individual Performance Factors of the other NEOs, as shown in Figure 37 below.
Lam Research Corporation 2025 Proxy Statement 45

Figure 37. Individual Performance Factor Components for Calendar Year 2024

(1)
Market Performance and Execution relate to: growth in our served addressable market; success of new product launches; penetration of new market opportunities and defense of established positions; and achievement of market share targets, among other factors.

(2)
Safety, Quality and Customer Satisfaction relate to: safety; quality; growth of Customer Support Business Group revenue; on-time and complete delivery of products; and customer satisfaction, among other factors.

(3)
Human Capital and Sustainability relate to: employee engagement, as measured by employee survey; talent retention; and recognition of sustainability progress through continued inclusion in the Dow Jones Best-in-Class North America Index, among other factors.

(4)	Financial Performance relates to: operating income; earnings per share; and improvement of gross margin, among other factors.
(5)	Mr. Archer’s Individual Performance Factor was determined as the average of the Individual Performance Factors of the other NEOs.
(6)	Individual Performance Factors were rounded up to the nearest two decimal places.
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Calendar Year 2024 Annual Incentive Program Payout Decisions. Based on the above results and decisions, for the calendar year 2024 annual incentive program, the committee approved the payouts for each NEO as shown below in Figure 38, which were less than the maximum payout available under the Funding Factor:
Figure 38. Annual Incentive Program Payouts for Calendar Year 2024

Named Executive Officer	Target Award Opportunity ($)(1)	Maximum Award Opportunity Funding Factor (250.0% of Target Award Opportunity) ($)(2)	Individual Performance Factor	Corporate Performance Factor	Profitability Performance Factor	Actual Payouts ($)(3)
Timothy M. Archer	2,400,000	6,000,000	1.05	1.06	1.10	2,938,320
Douglas R. Bettinger	835,073	2,087,683	1.05	1.06	1.10	1,022,379
Patrick J. Lord	753,500	1,883,750	1.05	1.06	1.10	922,510
Ava A. Harter(4)	291,852	729,630	1.05	1.06	1.10	357,314
Seshasayee (Sesha) Varadarajan	685,000	1,712,500	1.05	1.06	1.10	838,646

(1)	Calculated by multiplying each NEO’s annual base salary as of October 1, 2024 by their respective target award opportunity percentage.
(2)
The Funding Factor resulted in annual incentive program funding at 250.0% of target award opportunity for the calendar year (based on the actual non-GAAP operating margin results and the specific goal detailed under “2024 Annual Incentive Program Funding Factor, Corporate Performance Factor, and Profitability Performance Factor” above).

(3)
Calculated by multiplying each NEO’s target award opportunity, in dollars, by each of (i) the Corporate Performance Factor of 1.06, (ii) the Profitability Performance Factor of 1.10, and (iii) that NEO’s individual Performance Factor.

(4)	Ms. Harter’s calendar year 2024 target award opportunity reflects a pro-rated amount calculated to account for her commencement with the Company starting in July 2024.
Calendar Year 2025 Annual Incentive Program Parameters
In February 2025, the committee set the target award opportunity for each NEO as a percentage of base salary, and set a maximum award opportunity equal to 2.50 times the target award opportunity. For calendar year 2025, target award opportunities for the NEOs remained unchanged compared to the prior year. The target award opportunity for each NEO is shown below.
Figure 39. Annual Incentive Program Target Award Opportunities for Calendar Year 2025

Named Executive Officer	Target Award Opportunity (% of Base Salary)
Timothy M. Archer	200
Douglas R. Bettinger	115
Patrick J. Lord	110
Ava A. Harter	90
Seshasayee (Sesha) Varadarajan	100

The committee approved non-GAAP operating margin as the annual metric for the Funding Factor and the Corporate Performance Factor, approved non-GAAP gross margin as the annual metric for the Profitability Performance Factor, and set the annual goals for the Funding Factor, the Corporate Performance Factor, and the Profitability Performance Factor. Consistent with the program design, the Corporate Performance Factor and Profitability Performance Factor goals are more difficult to achieve than the Funding Factor goal. Individual Performance Factor metrics and goals were also established for each NEO, based on corporate-level Annual Operating Plan goals and individual performance. All Corporate, Profitability, and Individual Performance Factor goals were designed to be stretch goals.
In addition, the committee determined to revert to the prior linear relationship between metrics and results for both the Corporate Performance Factor and the Profitability Performance Factor for calendar year 2025, as in effect in Annual Incentive Programs prior to calendar year 2024. The committee took this approach in recognition that the calendar year 2024 program design, while effective in incentivizing outperformance relative to the Company’s particular initiatives and business objectives for calendar year 2024, introduced additional complexity to the program.
Lam Research Corporation 2025 Proxy Statement 47

Long-Term Incentive Program
Design
Our LTIP is designed to attract and retain top talent, provide competitive levels of compensation, align pay with achievement of business objectives and with stock performance over a multi-year period, reward our NEOs for outstanding Company performance, and create stockholder value over the long-term.
Under the current long-term incentive program, at the beginning of each multi-year performance period, target award opportunities (expressed as a U.S. dollar value), performance metrics, and the mix of vehicles used are established for the program.
Beginning with the 2022/2024 long-term incentive program and prior to our 2025/2027 long-term incentive program, of the total target award opportunity for the CEO and NEOs who are executive vice presidents (“EVPs”), 60% was awarded in Market-based PRSUs, 20% was awarded in stock options, and 20% was awarded in service-based RSUs; while for NEOs who are senior vice presidents (“SVPS”), 55% was awarded in Market-based PRSUs, 15% was awarded in stock options, and 30% was awarded in service-based RSUs.
For our 2025/2027 long-term incentive program, the committee determined to shift the mix of awards away from stock options such that the calendar year 2025 program would only include Market-based PRSUs and service-based RSUs. For the 2025/2027 long-term incentive program, the committee determined to maintain the weighting of Market-based PRSUs at 60% for the CEO and NEOs who are executive vice presidents and 55% for NEOs who are senior vice presidents, with the remainder delivered in service-based RSUs. The committee resolved to take this approach to improve the resilience of our executive compensation design given significant stock price volatility in both the semiconductor equipment industry and broader market, and to generally align the proportion of long-term incentives allocated to performance-based awards with our Peer Group practices.
In addition, after evaluating the LTIP design relative to prevalent market practices, the committee determined that the design would be improved by changing the manner in which relative TSR performance is measured. The prior LTIP design had compared the Company’s TSR performance relative to the performance of the Performance Index, which resulted in oversensitivity to the performance of a small number of heavily weighted components of the index, particularly in the scenario where those index components significantly over- or under-perform the other components of the index, as in the recent exceptional stock price performance of a small number of companies related to artificial intelligence.
Consequently, for our 2025/2027 long-term incentive program, the committee determined to compare the Company’s relative TSR performance using a TSR percentile rank approach that would better reflect the Company’s TSR performance relative to the other companies making up the Performance Index, and would pay NEOs for that performance. While the relative TSR measurement approach was changed, the Performance Index was not changed. This measurement approach is described in more detail in Figure 41 below,
Lastly, the committee determined that for our 2025/2027 long-term incentive program, the maximum payout will be capped at 100% of target if the Company’s absolute TSR is negative for the performance period.
Under the 2025/2027 long-term incentive program, service-based RSUs vest on an annual basis over three years, while Market-based PRSUs cliff vest after three years. Cliff, rather than annual, vesting provides for both retention and for aligning NEOs with longer-term stockholder interests.
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Equity Vehicles
The equity vehicles used in our 2025/2027 long-term incentive program are as follows:
Figure 40. 2025/2027 LTIP Equity Vehicles

Equity Vehicles	Vesting	Terms
Market-based PRSUs • CEO/EVPs: 60% of Target Award Opportunity • SVPs: 55% of Target Award Opportunity
•
Awards cliff vest three years from the February 28, 2025 grant date (the “Grant Date”) subject to satisfaction of a minimum performance requirement and continued employment.
•
Awards that vest at the end of the performance period are distributed in shares of our common stock.

•
The target number of Market-based PRSUs granted is determined by dividing the applicable percentage of the target opportunity by the 30 trading day average of the closing price of our common stock prior to the Grant Date, $81.35, rounded down to the nearest share.
•
The number of shares represented by the Market-based PRSUs that can be earned over the performance period is determined according to the performance parameters described in Figure 41 below.

Service-based RSUs • CEO/EVPs: 40% of Target Award Opportunity • SVPs: 45% of Target Award Opportunity	• Awards vest one-third on the first, second, and third anniversaries of the Grant Date, subject to continued employment. • Awards are distributed in shares of our common stock upon vesting.
•
The number of RSUs granted is determined by dividing the applicable percentage of the target opportunity by the 30 trading day average of the closing price of our common stock prior to the Grant Date, $81.35, rounded down to the nearest share.

Figure 41. 2025/2027 Market-based PRSU Performance Parameters

Parameter	Terms
Performance Period	Three years from the first business day in February (February 3, 2025 through February 2, 2028).
Performance Index	PHLX Semiconductor Sector Total Return Index, or “XSOX index”
Number of Shares
•
Based on our TSR performance compared to the TSR performance of the components of the XSOX index, on a percentile rank basis. The TSR performance is measured using the average closing price for the 50 trading days prior to the dates the performance period begins and ends, assuming that any dividends paid are reinvested on the ex-dividend date. Percentile rank is rounded down to the nearest one tenth of a percentile using conventional rounding.
•
A table reflecting the potential payouts is shown below in Figure 42
•
The final shares awarded cannot exceed 100% of the target if our TSR is negative over the performance period.

Figure 42. Market-based PRSU Potential Payouts

Lam’s TSR Percentile Rank Compared to XSOX Index	Market-based PRSUs That Can Be Earned (% of Target)(1)
75th percentile or more	150
50th percentile	100
25th percentile	50
Less than 25th percentile	0

(1)
The results of the vesting criteria (reflecting the number of Market-Based PRSUs that can be earned) are linearly interpolated between the stated percentiles and percentages. The result of the vesting criteria is rounded down to the nearest whole number.

Target Award Opportunity
Under the long-term incentive program, the committee sets a target award opportunity for each participant based on the NEO’s position and responsibilities, Company and individual performance, and an assessment of competitive compensation data. The target award opportunities for each participant are expressed in a U.S. dollar value. The calendar year 2025/2027 target amounts for each NEO are shown below. These target award opportunities were increased from calendar 2024/2026 target opportunities after taking into consideration our NEOs’ contributions and responsibilities, and our desire to continue to incentivize outperformance and to provide appropriate incentive opportunities in a highly competitive market.
Lam Research Corporation 2025 Proxy Statement 49

Figure 43. 2025/2027 LTIP Target Award Opportunities

Named Executive Officer	Target Award Opportunity(1)(2)
Timothy M. Archer	24,100,000
Douglas R. Bettinger	6,800,000
Patrick J. Lord	5,500,000
Ava A. Harter	3,500,000
Seshasayee (Sesha) Varadarajan	5,650,000

(1)
Target award opportunities (expressed as a U.S. dollar value) are approved by the committee and converted to awards on the grant date as described in Figure 40 using the 30 trading day average of the closing price of our common stock prior to the Grant Date. Target award opportunities differ from the amounts shown in “Executive Compensation Tables” following this CD&A, which represent the grant date fair value of the awards determined in accordance with ASC 718.

(2)	The three-year performance period for the 2025/2027 LTIP began on February 3, 2025 and ends on February 2, 2028.
Calendar Year 2025 LTIP Decisions
Calendar Year 2025 decisions for the 2025/2027 long-term incentive program. On February 28, 2025, the committee made a grant under the 2025/2027 long-term incentive program of Market-based PRSUs and service-based RSUs on the terms set forth in Figures 40 and 41 with a combined value equal to the NEO’s total target award opportunity, as shown below.
Figure 44. 2025/2027 LTIP Award Grants

Named Executive Officer	Target Award Opportunity ($)	Market-based PRSUs Award (#)(1)	Service-based RSUs Award (#)
Timothy M. Archer	24,100,000	177,750	118,500
Douglas R. Bettinger	6,800,000	50,153	33,435
Patrick J. Lord	5,500,000	40,565	27,043
Ava A. Harter	3,500,000	23,663	19,360
Seshasayee (Sesha) Varadarajan	5,650,000	38,199	31,253

(1)	The number of Market-based PRSUs awarded is reflected at target. The final number of shares that may be earned will be 0% to 150% of target.
Calendar Year 2022/2024 LTIP Award Payouts
In February 2025, the committee determined the payouts for the calendar year 2022/2024 LTIP Awards of Market-based PRSUs. The number of shares represented by the Market-based PRSUs earned over the performance period was based on our stock price performance compared to the market price performance of the XSOX index as described in Figures 45 and 46 below.
Figure 45. 2022/2024 Market-based PRSU Performance Parameters

Parameter	Terms
Performance Period	Three years from the first business day in February (February 1, 2022 through January 31, 2025).
Performance Index	PHLX Semiconductor Sector Total Return Index, or “XSOX index”
Number of Shares
•
Based on our TSR performance compared to the market price performance of the Performance Index, subject to a ceiling as shown in Figure 46 below. The TSR performance or market price performance is measured using the closing price for the 50 trading days prior to the dates the performance period begins and ends, assuming that any dividends paid on our common stock are reinvested on the ex-dividend date (consistent with the treatment of dividends in the Performance Index).
•
Potential payouts are as shown in Figure 46 below. The result of the vesting formula is rounded down to the nearest whole number.

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Figure 46. 2022/2024 Market-based PRSU Potential Payouts

Lam’s TSR % Change Performance Compared to XSOX Index % Change Performance	Market-based PRSUs That Can Be Earned (% of Target)(1)
+ 25% or more	150
10%	120
0% (equal to index)	100
- 10%	80
- 25%	50
- 50% or less	0

(1)	The results of the vesting formula (reflecting the number of Market-based PRSUs that can be earned) are linearly interpolated between the stated percentages.
Based on the parameters set forth in Figures 45 and 46 above, the Company’s stock price performance over the three-year performance period was equal to 17.07% and the performance of the XSOX index (based on market price) over the same three-year performance period was equal to 38.60%. Lam’s stock price underperformed the XSOX index by 21.53%, which resulted in a performance payout of 56.94% of the target number of Market-based PRSUs granted to each NEO. Based on such results, the committee made the following payouts to each NEO for the 2022/2024 LTIP Award of Market-based PRSUs.
Figure 47. 2022/2024 LTIP Market-based PRSU Award Payouts

Named Executive Officer	Target Market-based PRSUs (#)	Actual Payout of Market-based PRSUs (56.94% of Target Award Opportunity) (#)
Timothy M. Archer	152,000	86,548
Douglas R. Bettinger	38,000	21,637
Patrick J. Lord	30,400	17,309
Ava A. Harter	—	—
Seshasayee (Sesha) Varadarajan	25,540	14,542

New Hire Compensation
Awards under the 2024/2026 long-term incentive program. On July 8, 2024, following the end of our fiscal year 2024, Ms. Harter joined the Company as our Senior Vice President, Chief Legal Officer and Secretary. On August 5, 2024, the committee made a grant under the calendar year 2024/2026 long-term incentive program to Ms. Harter. The award mix and terms of the awards were the same as for the other SVPs under our 2024/2026 long-term incentive program, with 55% awarded in Market-based PRSUs, 15% awarded in stock options, and 30% awarded in service-based RSUs. Ms. Harter’s total target award opportunity under the 2024/2026 long-term incentive program was $4,000,000. Because of the timing of Ms. Harter’s hire relative to our fiscal year end, these awards under the calendar year 2024/2026 long-term incentive program are reflected in our Summary Compensation Table as compensation for fiscal year 2025, together with the awards to Ms. Harter under the calendar year 2025/2027 long-term incentive program, which also occurred during fiscal year 2025, as well as Ms. Harter’s new hire equity award, which is discussed below. The awards to our other NEOs under the calendar year 2024/2026 long-term incentive program are reflected in our Summary Compensation Table as compensation for fiscal year 2024.
New hire bonus and RSU award. In connection with the hiring of Ms. Harter, the committee also approved, in addition to the other elements of her compensation described above, (i) a hiring bonus of $500,000 and (ii) a supplemental new hire service-based RSU award with a target value of $3,500,000. Ms. Harter will be required to repay her hiring bonus in the event her employment with the Company terminates within the first 24 months for reasons within her control.
In determining Ms. Harter’s new hire compensation, including both the hiring bonus and the service-based RSU award, the committee sought to ensure that Ms. Harter’s annual compensation package was market competitive and would incentivize Ms. Harter to join the Company, based on the market data Compensia provided for an experienced Chief Legal Officer in our industry. The new hire service-based RSU award she received was designed to induce her to join the Company, but does not necessarily represent the level of her compensation for future years, as reflected in Ms. Harter’s awards under the 2025/2027 Long-Term Incentive Program that are described above.
Lam Research Corporation 2025 Proxy Statement 51

Ms. Harter’s new hire RSU award will vest in three equal installments on the first, second and third anniversaries of the grant date of August 5, 2024, subject to continued employment. The target value of Ms. Harter’s new hire RSU award was converted to a number of service-based RSUs by dividing the target value by the 30 trading day average of the closing price of our common stock prior to the grant date.
Compensation Recovery, or “Clawback” Policy
The Company’s new Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), first became effective in 2023 in compliance with SEC rules and Nasdaq’s final listing standards under the Dodd-Frank Wall Street Reform and Consumer Protection Act. Pursuant to the terms of the Clawback Policy, which applies to the Company’s current and former “Section 16 officers” within the meaning of Rule 16a-1(f) under the Exchange Act, the Company must recoup, on a pre-tax basis, the excess amount of certain incentive-based compensation granted, earned, or vested wholly or in part on the attainment of any financial reporting measure (including relative total shareholder return), such as cash awards under our AIP or Market-based PRSUs awarded under our LTIP, during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. An accounting restatement includes any required restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Clawback Policy applies regardless of fault, fraud, or misconduct.
Further, this Clawback Policy supersedes our prior Lam Research Compensation Recovery, or Clawback, Policy (the “Prior Policy”), which was adopted in August 2014 and took effect starting in calendar year 2015, with respect to any and all incentive-based compensation received on or after October 2, 2023. For compensation received prior to October 2, 2023, the Prior Policy enables us, in the event that a material restatement of financial results is required, to recover, within 36 months of the issuance of the original financial statements, the excess amount of cash incentive-based compensation issued to covered individuals. A covered individual’s fraud must have materially contributed to the need to issue restated financial statements for the Prior Policy to apply to that individual. The recovery of compensation is not the exclusive remedy available in the event that the Prior Policy is triggered. Recovery of such incentive-based compensation shall not be made under both the Clawback Policy and the Prior Policy, and in the event of a conflict, the Clawback Policy shall prevail.
In addition, pursuant to the Company’s executive severance policy, as further detailed in the section titled, “Executive Compensation Tables – Potential Payments upon Termination or Change in Control” below, in the event of a termination for Cause (as defined in the executive severance policy), of any of the covered executives, including each of the NEOs, such covered executive would forfeit all unvested equity awards, including any unvested stock options, service-based RSUs, and Market-based PRSUs held by such covered executive at the time of termination.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, employees, and other individuals associated with us that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and any applicable listing standards. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K.
Stock Ownership Guidelines
For senior vice presidents and above, we also have stock ownership guidelines that foster alignment with our long-term strategy. Our stock ownership guidelines for our NEOs and certain other senior executives are shown below. In May of 2025, the committee approved the amendment to the Company’s stock ownership guidelines to discontinue the “lesser of” multiple of base salary or fixed number of shares approach, to align with market prevalent peer practices which utilize a multiple of salary only. The updated requirements are specified below as a multiple of base salary. The relevant dollar amount is translated into a number of shares by dividing the applicable multiple of base salary by the average closing price of our common stock for the 30 trading days through June 30 of the most recently-completed fiscal year as of the measurement date. Shares counted toward the minimum stock ownership requirements under our guidelines include: (i) shares owned outright, and (ii) shares held in our 401(k) plan. In addition, under our guidelines, unearned performance awards and unexercised options (or portions thereof) are not included toward meeting the requirements. Ownership levels as shown below must be achieved within five years of appointment to one of the below positions. Increased requirements due to promotions or an increase in the ownership guideline must be achieved within five years of promotion or a change in the guidelines. Our ownership guidelines are reviewed by the committee on an annual basis. At the end of fiscal year 2025, all NEOs were in compliance with our stock ownership guidelines or have a period of time remaining under the guidelines to meet the required ownership level.
52

Figure 48. Executive Stock Ownership Guidelines

Position	Guidelines
President and Chief Executive Officer	6x base salary
Executive Vice Presidents	2x base salary
Senior Vice Presidents	1x base salary

Severance/Change in Control Arrangements
The Company has adopted an executive severance policy and executive change in control policy, which are intended to help attract and retain our NEOs, and to facilitate a smooth transaction and transition planning in connection with change in control events. The severance policy provides for designated payments in the event of an involuntary termination of employment, death or disability, as such terms are defined in the policy. The change in control policy provides for designated payments in the case of a change in control or an acquisition by the Company, in each case when coupled with an involuntary termination (i.e., a double trigger is required before payment is made due to a change in control or acquisition by the Company), as such terms are defined in the policy.
For additional information about these arrangements and detail about post-termination payments under these arrangements, see the “Executive Compensation Tables – Potential Payments Upon Termination or Change in Control” section below.
Other Benefits Not Available to All Employees
Senior Executive Transition Policy
The Company has adopted a senior executive transition policy (the “Transition Policy”), which is intended to promote an orderly transition of senior executives and provide eligible executives with an opportunity to work a mutually-agreed reduced schedule in anticipation of subsequent retirement. Executives eligible to participate in the Transition Policy include those serving as our CEO, president, executive vice president or senior vice president, and who have attained a minimum age of 55, completed at least 5 years of service, and the sum of whose age and years of service is equal to or greater than 70.
Eligible executives who wish to commence a transition under the terms of the Transition Policy must provide at least 12 months’ prior non-binding notice of their intent to consider a transition and, prior to the start of their transition, must have entered into a transition agreement with the Company setting forth the material terms of the transition. The executive will continue employment during the transition period on either a full or part time schedule (which is not to be less than 10 hours per week). During the transition period, the executive will receive a base salary commensurate with the transition role and will continue to be eligible to participate in the annual incentive program and benefit programs (if permitted under their terms), and any equity awards the executive holds will continue to vest in accordance with their terms. During the transition, the executive must not compete with the Company or solicit any Company employees.
The Transition Policy is administered by the Committee (or, as it pertains to the CEO, by the independent members of the Board) and may be modified or ended by the Company in its complete and absolute discretion prior to an executive’s execution of a transition agreement.
Elective Deferred Compensation Plan
The Company maintains an Elective Deferred Compensation Plan that allows eligible employees (including all the NEOs) to voluntarily defer receipt of all or a portion of base salary and certain incentive compensation payments until a date or dates elected by the participating employee. This allows the employee to defer taxes on designated compensation amounts. In addition, the Company is obligated to pay a limited Company contribution to the plan for all eligible employees.
Supplemental Health and Welfare
We provide certain health and welfare benefits to our NEOs that are not generally available to other employees, including the payment of premiums for supplemental long-term disability insurance and additional voluntary health services.
We also provide post-retirement medical and dental insurance coverage for eligible former executive officers under our Retiree Health Plans, subject to certain eligibility requirements. The program was closed to executive officers who joined the Company or became executive officers through promotion effective on or after January 1, 2013. We have an independent actuarial valuation of post-retirement benefits for eligible NEOs conducted annually in accordance with GAAP. The most recent valuation was conducted in June 2025 and reflected the retirement benefit obligation for the NEOs as shown below.
Lam Research Corporation 2025 Proxy Statement 53

Figure 49. NEO Post-Retirement Benefit Obligations

Named Executive Officer	As of June 29, 2025 ($)
Timothy M. Archer	810,000
Douglas R. Bettinger(1)	—
Patrick J. Lord(1)	—
Ava A. Harter(1)	—
Seshasayee (Sesha) Varadarajan(1)	—

(1)	Mr. Bettinger, Dr. Lord, Ms. Harter and Mr. Varadarajan are not eligible to participate under the terms of the program.
Compensation Committee Report
The compensation and human resources committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Based on this review and discussion, the compensation and human resources committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K.
This Compensation Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.
MEMBERS OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
Jyoti K. Mehra (Chair)
Michael R. Cannon
Mark Fields
Abhijit Y. Talwalkar
Compensation Committee Interlocks and Insider Participation
None of the compensation and human resources committee members has ever been an officer or employee of Lam Research. No interlocking relationship exists as of the date of this proxy statement or existed during fiscal year 2025 between any member of our compensation and human resources committee and any member of any other company’s board of directors or compensation committee.
54

Executive Compensation Tables
The following tables (Figures 50-55) show compensation information for our named executive officers:
Figure 50. Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Timothy M. Archer President, Chief Executive Officer	2025	1,236,539	—	24,101,123	—	2,938,320(4)	22,179	28,298,161
	2024	1,176,923	—	19,847,946	6,261,433	2,831,300(5)	17,439	30,135,041
	2023	1,150,000	—	11,291,907	3,643,192	2,212,600(6)	12,400	18,310,099
Douglas R. Bettinger Executive Vice President, Chief Financial Officer	2025	743,999	—	6,800,221	—	1,022,379(4)	27,136	8,593,735
	2024	720,591	—	5,353,700	1,689,107	1,001,195(5)	17,239	8,781,832
	2023	705,000	—	3,198,654	1,031,855	778,320(6)	12,183	5,726,012
Patrick J. Lord Executive Vice President, Chief Operating Officer	2025	699,615	—	5,500,184	—	922,510(4)	19,805	7,142,114
	2024	599,091	—	4,292,294	1,353,582	806,579(5)	15,736	7,067,282
	2023	577,661	—	2,633,964	849,515	610,010(6)	11,392	4,682,542
Ava A. Harter Senior Vice President, Chief Legal Officer and Secretary	2025	665,684	500,000(7)	8,388,408	517,991	357,314(4)	162,285	10,591,682

Seshasayee (Sesha) Varadarajan Senior Vice President, Global Products Group	2025	714,596	2,560(8)	5,609,261	—	838,646(4)	15,789	7,180,852
	2024	561,697	2,800(8)	4,528,866	857,469	649,805(5)	12,684	6,613,321
	2023	537,151	6,400(8)	2,603,133	520,842	516,739(6)	9,312	4,193,577

(1)
The amounts shown in this column represent the value of service-based RSU and Market-based PRSU awards granted, under the LTIP and, in the case of Ms. Harter, as a new hire award, in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. For fiscal year 2025, the aggregate grant date fair value of the RSU and Market-based PRSU awards that may be earned by each NEO assuming the highest level of performance conditions for the Market-based PRSU awards will be achieved is as follows: Mr. Archer: $31,750,594; Mr. Bettinger: $8,958,512; Dr. Lord: $7,245,855; Ms. Harter: $10,099,414; and Mr. Varadarajan: $7,253,112. The fair value of service-based RSUs was calculated based on the fair market value of the Company’s common stock at the date of grant, discounted for dividends because the RSUs do not have dividend equivalent rights. The fair value of Market-based PRSUs granted in fiscal year 2025 under the 2025/2027 LTIP on February 28, 2025 was calculated using a Monte Carlo simulation model using the assumptions shown below.

Market-based PRSU Award Valuation Assumptions
Expected Volatility	Risk-free Interest Rate	Expected Term (Years)	Dividend Yield
44.06%	3.95%	2.92	1.20%

The fair value of Market-based PRSUs granted to Ms. Harter in fiscal year 2025 under the 2024/2026 LTIP on August 5, 2025 was calculated using a Monte Carlo simulation model using the assumptions shown below.

Market-based PRSU Award Valuation Assumptions
Expected Volatility	Risk-free Interest Rate	Expected Term (Years)	Dividend Yield
43.96%	3.77%	2.49	1.04%

For additional details regarding the grants see “Grants of Plan-Based Awards for Fiscal Year 2025” below.
(2)
The amounts shown in this column represent the value of the stock option awards granted, under the LTIP, in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The fair value of stock options granted in fiscal year 2025 was calculated using a Black-Scholes option valuation model using the assumptions shown below. For additional details regarding the grants see “Grants of Plan-Based Awards for Fiscal Year 2025” below.

Stock Option Award Valuation Assumptions
Expected Volatility	Risk-free Interest Rate	Expected Term (Years)	Dividend Yield
43.62%	3.61%	4.40	1.04%

Lam Research Corporation 2025 Proxy Statement 55

(3)	Please refer to “All Other Compensation Table for Fiscal Year 2025,” which immediately follows this table, for additional information.
(4)	Represents the amount earned and subsequently paid under the calendar year 2025 AIP.
(5)	Represents the amount earned and subsequently paid under the calendar year 2024 AIP.
(6)	Represents the amount earned and subsequently paid under the calendar year 2023 AIP.
(7)	Represents a new hire bonus.
(8)	Represents patent awards.
Figure 51. All Other Compensation Table for Fiscal Year 2025

	Company Matching Contribution to the Company’s Section 401(k) Plan ($)	Company-Paid Long-Term Disability Insurance Premiums ($)	Company Contribution to the Elective Deferred Compensation Plan ($)	Other ($)	Total ($)
Timothy M. Archer	10,500	9,179	2,500	—	22,179
Douglas R. Bettinger	10,532	9,179	2,500	4,925(1)	27,136
Patrick J. Lord	11,937	5,843	—	2,025(2)	19,805
Ava A. Harter	14,166	8,105	—	140,014(3)	162,285
Seshasayee (Sesha) Varadarajan	12,143	3,646	—	—	15,789

(1)
Represents (1) the $4,900 cost of an executive medical examination benefit, and (2) a matching or employee-designated charitable contribution of $25 made by the Company pursuant to its employee gift match and volunteerism program, which is available to all Company employees.

(2)	Represents a matching or employee-designated charitable contribution made by the Company pursuant to its employee gift match and volunteerism program, which is available to all Company employees.
(3)
Represents (1) relocation expenses of $95,646 in connection with Ms. Harter’s hiring, (2) a tax gross-up of $42,333 associated with Ms. Harter’s relocation expenses, which is a benefit widely available to all of our employees, and (3) a matching or employee-designated charitable contribution of $2,035 made by the Company pursuant to its employee gift match and volunteerism program, which is available to all Company employees.

56

Figure 52. Grants of Plan-Based Awards for Fiscal Year 2025

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type	Grant Date	Approved Date	Target ($)(1)	Maximum ($)(1)	Target (#)(2)	Maximum (#)(2)
Timothy M. Archer	Annual Incentive Program	N/A	2/5/25	2,600,000	6,500,000
	LTIP-Equity
	Market-based PRSUs	2/28/25	2/5/25			177,750(4)	266,625(4)				15,298,943
	Service-based RSUs	2/28/25	2/5/25					118,500(5)			8,802,180
Douglas R. Bettinger	Annual Incentive Program	N/A	2/5/25	891,250	2,228,125
	LTIP-Equity
	Market-based PRSUs	2/28/25	2/5/25			50,153(4)	75,229(4)				4,316,669
	Service-based RSUs	2/28/25	2/5/25					33,435(5)			2,483,552
Patrick J. Lord	Annual Incentive Program	N/A	2/5/25	797,500	1,993,750
	LTIP-Equity
	Market-based PRSUs	2/28/25	2/5/25			40,565(4)	60,847(4)				3,491,430
	Service-based RSUs	2/28/25	2/5/25					27,043(5)			2,008,754
Ava A. Harter	Annual Incentive Program	N/A	2/5/25	624,105	1,560,263
	Equity - 2024/2026 LTIP
	Market-based PRSUs	8/5/24	8/4/24			22,030(6)	33,045(6)				1,385,423
	Service-based RSUs	8/5/24	8/4/24					12,020(7)			903,531
	Stock Options	8/5/24	8/4/24						18,030(8)	77.04	517,991
	Equity - 2025/2027 LTIP
	Market-based PRSUs	2/28/25	2/5/25			23,663(4)	35,494(4)				2,036,674
	Service-based RSUs	2/28/25	2/5/25					19,360(5)			1,438,061
	New Hire RSU Award	8/5/24	8/4/24					35,050(5)			2,624,719
Seshasayee (Sesha) Varadarajan	Annual Incentive Program	N/A	2/5/25	766,000	1,915,000
	LTIP-Equity
	Market-based PRSUs	2/28/25	2/5/25			38,199(4)	57,298(4)				3,287,788
	Service-based RSUs	2/28/25	2/5/25					31,253(5)			2,321,473

(1)
The calendar year 2025 AIP target and maximum estimated future payouts reflected in this table were calculated using the base salary for calendar year 2025. Awards payouts range from 0% to 250% of target.

(2)
The amounts reported represent the target and maximum number of Market-based PRSUs that may vest on the terms described in “Executive Compensation and Other Information – Compensation Discussion and Analysis” above. The number of shares that may be earned is equal to from 0% to 150% of target.

(3)
The amounts reported represent the fair value of Market-based PRSU, service-based RSU, and stock option awards granted during fiscal year 2025 in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. For details regarding the assumptions used to calculate the fair value of awards granted during fiscal year 2025, see notes 1 and 2 to the “Summary Compensation Table” above.

(4)
The Market-based PRSUs will vest on the third anniversary of the grant date, subject to continued employment. The actual conversion of Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of the target amount, depending upon the percentile ranking of Lam’s TSR relative to the TSR of the companies in the XSOX index over the applicable three-year performance period.

(5)	The RSUs will vest in three equal installments on the first, second, and third anniversaries of the grant date, subject to continued employment.
(6)
The Market-based PRSUs will vest on March 1, 2027, subject to continued employment. The actual conversion of Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of the target amount, depending upon Lam’s TSR performance compared to the market price performance of the XSOX index over the applicable three-year performance period.

(7)	The RSUs will vest in three equal installments on March 1 of 2025, 2026 and 2027, subject to continued employment.
(8)	The stock options will become exercisable in three equal installments on March 1 of 2025, 2026 and 2027, subject to continued employment.
Lam Research Corporation 2025 Proxy Statement 57

Figure 53. Outstanding Equity Awards at Fiscal Year 2025 Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Timothy M. Archer	2/28/2025(2)					118,500	11,518,200	—	—
	2/28/2025(3)					—	—	177,750	17,277,300
	3/1/2024(4)	49,080	98,160	98.15	3/1/31
	3/1/2024(2)					32,720	3,180,384	—	—
	3/1/2024(5)					—	—	147,260	14,313,672
	3/1/2023(4)	120,680	60,340	49.09	3/1/30
	3/1/2023(2)					20,120	1,955,664	—	—
	3/1/2023(5)					—	—	181,020	17,595,144
	3/1/2022(4)	151,980	—	54.06	3/1/29
	3/1/2021(4)	59,970	—	59.88	3/1/28
	3/2/2020(4)	121,400	—	30.03	3/2/27
	3/1/2019(4)	113,300	—	17.68	3/1/26
Douglas R. Bettinger	2/28/2025(2)					33,435	3,249,882	—	—
	2/28/2025(3)					—	—	50,153	4,874,872
	3/1/2024(4)	13,240	26,480	98.15	3/1/31
	3/1/2024(2)					8,830	858,276	—	—
	3/1/2024(5)					—	—	39,720	3,860,784
	3/1/2023(4)	34,180	17,090	49.09	3/1/30
	3/1/2023(2)					5,700	554,040	—	—
	3/1/2023(5)					—	—	51,280	4,984,416
	3/1/2022(4)	37,980	—	54.06	3/1/29
	3/1/2021(4)	16,620	—	59.88	3/1/28
	3/2/2020(4)	11,710	—	30.03	3/2/27
Patrick J. Lord	2/28/2025(2)					27,043	2,628,580	—	—
	2/28/2025(3)					—	—	40,565	3,942,918
	3/1/2024(4)	10,610	21,220	98.15	3/1/31
	3/1/2024(2)					7,080	688,176	—	—
	3/1/2024(5)					—	—	31,850	3,095,820
	3/1/2023(4)	14,070	14,070	49.09	3/1/30
	3/1/2023(2)					4,690	455,868	—	—
	3/1/2023(5)					—	—	42,230	4,104,756
	3/1/2022(4)	10,130	—	54.06	3/1/29
Ava A. Harter	2/28/2025(2)					19,360	1,881,792	—	—
	2/28/2025(3)					—	—	23,663	2,300,044
	8/5/2024(6)	6,010	12,020	77.04	8/5/31
	8/5/2024(7)					8,020	779,544	—	—
	8/5/2024(2)					35,050	3,406,860	—	—
	8/5/2024(8)					—	—	22,030	2,141,316
Seshasayee (Sesha) Varadarajan	2/28/2025(2)					31,253	3,037,792	—	—
	2/28/2025(3)					—	—	38,199	3,712,943
	3/1/2024(4)	7,960	15,920	98.15	3/1/31
	3/1/2024(2)					10,620	1,032,264	—	—
	3/1/2024(5)					—	—	29,190	2,837,268
	3/1/2023(4)	19,600	9,800	49.09	3/1/30
	3/1/2023(2)					6,540	635,688	—	—
	3/1/2023(5)					—	—	35,950	3,494,340
	3/1/2022(4)	20,880	—	54.06	3/1/29
	3/1/2021(4)	12,270	—	59.88	3/1/28
	3/2/2020(4)	27,480	—	30.03	3/2/27

(1)	Calculated by multiplying the number of unvested units by $97.20, the closing price of our common stock on June 29, 2025.
58

(2)	The RSUs will vest in three equal installments on the first, second, and third anniversaries of the grant date, subject to continued employment.
(3)
The Market-based PRSUs will vest on the third anniversary of the grant date, subject to continued employment. The Market-based PRSUs are shown at their target amount. The actual conversion of the Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of that target amount, depending upon the percentile ranking of Lam’s TSR relative to the TSR of the companies in the XSOX index over the applicable three-year performance period.

(4)	The stock options become exercisable in three equal installments on the first, second, and third anniversaries of the grant date, subject to continued employment.
(5)
The Market-based PRSUs will vest on the third anniversary of the grant date, subject to continued employment. The Market-based PRSUs are shown at their target amount. The actual conversion of the Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s TSR performance compared to the market price performance of the XSOX index over the applicable three-year performance period.

(6)	The stock options become exercisable in three equal installments on March 1 of 2025, 2026 and 2027, subject to continued employment.
(7)	The RSUs vest on March 1 of 2025, 2026 and 2027, subject to continued employment.
(8)
The Market-based PRSUs will vest on March 1, 2027, subject to continued employment. The Market-based PRSUs are shown at their target amount. The actual conversion of the Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s TSR performance compared to the market price performance of the XSOX index over the applicable three-year performance period.

Figure 54. Option Exercises and Stock Vested During Fiscal Year 2025(1)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy M. Archer	—	—	139,908	10,736,540
Douglas R. Bettinger	—	—	35,967	2,760,108
Patrick J. Lord	—	—	28,909	2,218,477
Ava A. Harter	—	—	4,000	306,960
Seshasayee (Sesha) Varadarajan	110,080	7,913,904	31,032	2,381,396

(1)	The table shows all stock options exercised and the value realized upon exercise, and all RSUs and Market-based PRSUs vested and the value realized upon vesting.
Figure 55. Nonqualified Deferred Compensation

Name	Executive Contributions in FY 2025 ($)(1)	Registrant Contributions in FY 2025 ($)(2)	Aggregate Earnings in FY 2025 ($)(3)	Aggregate Balance at 2025 Fiscal Year-End ($)(4)
Timothy M. Archer	866,318	2,500	1,490,811	15,036,657
Douglas R. Bettinger	952,549	2,500	733,159	9,497,149
Patrick J. Lord	—	—	—	—
Ava A. Harter	—	—	—	—
Seshasayee (Sesha) Varadarajan	—	—	—	—

(1)	The entire amount of each executive’s contributions in fiscal year 2025 is reported in each respective NEO’s compensation in our fiscal year 2025 “Summary Compensation Table” above.
(2)
Represents the amount that Lam credited to the Elective Deferred Compensation Plan (the “EDCP”), which is 3% of the executive’s salary contribution during calendar years 2024 and 2025, to a maximum annual benefit of $2,500. These amounts are included in the “Summary Compensation Table” and “All Other Compensation Table for Fiscal Year 2025” above.

(3)	The NEOs did not receive above-market or preferential earnings in fiscal year 2025.
(4)
The fiscal year-end balance includes $8,644,511 for Mr. Archer and $4,744,873 for Mr. Bettinger that were previously reported in our Summary Compensation Tables in previous years. The fiscal year-end balance includes $13,826,786 for Mr. Archer and $9,497,149 for Mr. Bettinger that was contributed after December 31, 2004, or constitutes earnings on such contributions, and which is subject to distribution in the event of a Change in Control (as defined in the EDCP) as described in “Potential Payments upon Termination or Change in Control – Elective Deferred Compensation Plan” below.

Lam Research Corporation 2025 Proxy Statement 59

Potential Payments Upon Termination or Change in Control
The independent members of our Board have adopted an executive severance policy (the “severance policy”) and an executive change in control policy (the “change in control policy”), which are applicable to our NEOs. The policies were amended by the independent members of our Board, effective May 15, 2024. The following is a summary of the policies.
Executive Severance Policy
The severance policy applies to individuals serving as our CEO, president, executive vice president, and senior vice president (each, a “covered executive”), including each of our NEOs. However, certain provisions of the severance policy apply only to individuals serving as CEO, president or executive vice president (each, a “Tier 1 executive”), currently including Mr. Archer, Mr. Bettinger, and Dr. Lord.
The severance policy provides that if an Involuntary Termination (as defined in the severance policy) of a Tier 1 executive’s employment occurs, other than in connection with a Change in Control or an Acquisition (each as defined in the severance policy), the Tier 1 executive will be entitled to: (1) a lump-sum cash payment equal to 100% (150% for our CEO) of the Tier 1 executive’s then-current annual base salary, plus an amount equal to 50% (100% for our CEO) of the average of the last five annual payments made to the Tier 1 executive under the short-term variable compensation or any predecessor or successor programs (the “Short-Term Program,” and such average, the “Five-Year Average Amount”), plus an amount equal to the pro-rata amount the Tier 1 executive would have earned under the Short-Term Program for the calendar year in which the Tier 1 executive’s employment is terminated had the Tier 1 executive’s employment continued until the end of such calendar year, such pro-rata portion to be calculated based on the corporate performance results achieved under the Short-Term Program for the full calendar year (but assuming individual performance at the lesser of (i) the target level and (ii) the average of the individual performance results for the other executives under such program for the full calendar year) and the number of full months elapsed prior to the termination date; (2) certain medical benefits; (3) vesting, as of the date of termination, of a pro rata portion of the unvested stock option or RSU awards that are solely service-based and which were granted to the Tier 1 executive at least 12 months prior to the termination date; and (4) a cash payment equal to the product of (x) a pro rata portion (based on the time from the first day of the Performance Period (as defined in the award agreements) until the earlier of the termination date or the last day of the Performance Period) of the unvested Market-based PRSU and/or other performance-based RSU awards granted to the Tier 1 executive, as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the earlier of the termination date or the last day of the Performance Period and (y) the closing stock price on the date of termination.
If the Company carries out an Acquisition (as defined in the severance policy) during the period of a covered executive’s employment, and if there is an Involuntary Termination of the covered executive’s employment on or after the date of the initial public announcement of, or within the 24 months following the consummation of, the Acquisition, the covered executive will be entitled to: (1) a lump-sum cash payment equal to 150% (200% for our CEO) of the covered executive’s then current annual base salary, plus an amount equal to 150% (200% for our CEO) of the Five-Year Average Amount, plus an additional amount equal to a pro rata amount (based on the number of full months worked in the calendar year during which the termination occurs) of the Five-Year Average Amount; (2) certain medical benefits; (3) vesting, as of the date of termination, of the unvested stock option or RSU awards that are solely service-based granted to the covered executive prior to the Acquisition; and (4) a cash payment equal to the product of (x) the sum of (i) a pro rata portion (based on time from the first day of the Performance Period until the earlier of the closing of the Acquisition or the last day of the Performance Period) of the unvested Market-based PRSUs/performance-based RSUs as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the closing of the acquisition and (ii) a pro rata portion (based on time from the day following the closing of the Acquisition until the last day of the Performance Period) of the target number of unvested Market-based PRSUs/performance-based RSUs (i.e., unadjusted for performance) and (y) the closing stock price on the closing date of the Acquisition.
If a Tier 1 executive’s employment is terminated due to disability or in the event of the Tier 1 executive’s death, the Tier 1 executive (or the Tier 1 executive’s estate) will be entitled to: (1) the pro rata amount the Tier 1 executive would have earned under the Short-Term Program for the calendar year in which the Tier 1 executive’s employment is terminated had the Tier 1 executive’s employment continued until the end of such calendar year, such pro rata portion to be calculated based on the corporate performance results achieved under the Short-Term Program for the full calendar year (but assuming individual performance at the lesser of (i) the target level and (ii) the average of the individual performance results for the other executives under such program for the full calendar year) and the number of full months elapsed prior to the termination date; (2) certain medical benefits; (3) vesting, as of the date of termination, of any unvested stock option and RSU awards that are solely service-based and which are granted to the Tier 1 executive prior to the date of termination; and (4) vesting, as of the date of termination, of a portion of the unvested Market-based PRSU/performance-based RSU awards granted to the Tier 1 executive, as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the earlier of the termination date or the last day of the Performance Period.
If the employment of a covered executive who is not a Tier 1 executive is terminated due to disability or in the event of the covered executive’s death, the covered executive (or the covered executive’s estate) will be entitled to: (1) the pro rata amount the covered executive would have earned under the Short-Term Program for the calendar year in which the covered executive’s employment is
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terminated had the covered executive’s employment continued until the end of such calendar year, such pro rata portion to be calculated based on the corporate performance results achieved under the Short-Term Program for the full calendar year (but assuming individual performance at the lesser of (i) the target level and (ii) the average of the individual performance results for the other executives under such program for the full calendar year) and the number of full months elapsed prior to the termination date; (2) vesting, as of the date of termination, of any unvested stock option and RSU awards that are solely service-based and which are granted to the covered executive prior to the date of termination; and (3) vesting, as of the date of termination, of a portion of the unvested Market-based PRSU/performance-based RSU awards granted to the covered executive, as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the earlier of the termination date or the last day of the Performance Period.
If a covered executive voluntarily resigns, the covered executive will be entitled to no additional benefits (except as the covered executive may be eligible for under the Company’s Retiree Health Plans), outstanding stock options, RSUs and Market-based PRSUs/performance-based RSUs will cease to vest on the termination date, and stock options will be canceled unless they are exercised within 90 days after the termination date. All RSUs and Market-based PRSUs/performance-based RSUs will be canceled on the termination date.
The severance policy conditions all payments and benefits upon a covered executive’s performance in all material respects of their confidentiality and non-compete obligations to the Company. The severance policy also requires a covered executive to execute a release in favor of the Company, which includes a non-solicitation obligation for a period of six months following the termination of the covered executive’s employment, to receive the payments described above. Any compensation that is paid to a covered executive by the Company is subject to any applicable compensation recovery policy.
The severance policy may be amended at any time; provided, however, that any amendment that would adversely affect a covered executive will not be applicable without such covered executive’s consent until the later of (i) 18 months following the date of such amendment, or (ii), if the amendment occurs during the Change In Control Protection Period (as defined in the change in control policy), the end of the Change In Control Protection Period.
Executive Change in Control Policy
The change in control policy applies to individuals serving as covered executives, including each of our NEOs.
The change in control policy provides that if a Change in Control of the Company (as defined in the change in control policy) occurs during the period of a covered executive’s employment, and if there is an Involuntary Termination of the covered executive’s employment on or after the date of the initial public announcement of the transaction or within the 24 months following the Change in Control, the covered executive will be entitled to: (1) a lump-sum cash payment equal to 150% (200% for our CEO) of the covered executive’s then current annual base salary, plus an amount equal to 150% (200% for our CEO) of the Five-Year Average Amount, plus an additional amount equal to a pro rata amount (based on the number of full months worked in the calendar year during which the termination occurs) of the Five-Year Average Amount; (2) certain medical benefits; (3) vesting, as of the date of termination, of the unvested stock option or RSU awards that are solely service-based granted to the covered executive prior to the Change in Control; and (4) conversion of any Market-based PRSUs/performance-based RSUs outstanding as of the Change in Control into a cash award payable at time of termination calculated as set forth in the award agreements (pursuant to the Company’s current form of Market-based PRSU award agreement, the cash award would be equal to the product of (x) the sum of (i) a pro rata portion (based on time from the first day of the Performance Period until the earlier of the closing of the Change in Control or the last day of the Performance Period) of the unvested Market-based PRSUs/performance-based RSUs as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the closing of the Change in Control and (ii) a pro rata portion (based on time from the day following the closing of the Change in Control until the last day of the Performance Period) of the target number of unvested Market-based PRSUs/performance-based RSUs (i.e. unadjusted for performance) and (y) the closing stock price on the closing date of the Change in Control).
If the Company is acquired by another entity in connection with a Change in Control of the Company (as defined in the severance policy) during the period of a covered executive’s employment, and there is or will be no market for the Company’s common stock, and if the acquiring company does not provide the covered executive with stock options and RSU awards comparable to the unvested stock option or RSU awards that are not performance-based that are granted to the covered executive prior to the Change in Control, then regardless of whether the covered executive’s employment is terminated, the covered executive will be entitled to the vesting, immediately prior to the Change in Control, of all such unvested stock option or RSU awards that are not performance-based that are granted to the covered executive prior to the Change in Control.
The change in control policy conditions all payments and benefits upon a covered executive’s performance in all material respects of their confidentiality and non-compete obligations to the Company. The change in control policy also requires a covered executive to execute a release in favor of the Company, which includes a non-solicitation obligation for a period of six months following the termination of the covered executive’s employment, to receive the payments described above. Any compensation that is paid to a covered executive by the Company is subject to any applicable compensation recovery policy.
Lam Research Corporation 2025 Proxy Statement 61

The change in control policy may be amended at any time; provided, however, that any amendment that would adversely affect a covered executive will not be applicable without such covered executive’s consent until the later of (i) 18 months following the date of such amendment, or (ii) if the amendment occurs during the Change In Control Protection Period, the end of the Change In Control Protection Period.
Executive Transition Policy
As described above in “III. Primary Components of NEO Compensation; CY 2024 Compensation Payouts; CY 2025 Compensation Targets and Metrics – Other Benefits Not Available to All Employees – Senior Executive Transition Policy”, the Company has a senior executive transition policy that provides eligible executives with an opportunity to work a mutually-agreed reduced schedule in anticipation of subsequent retirement. An eligible executive who wishes to commence a transition under the terms of the transition policy must, among other things, have entered into a transition agreement with the Company setting forth the material terms of the transition, including, among other things, the executive’s acknowledgement that (1) the executive’s provision of notice of their intent to consider a transition does not constitute notice of their voluntary resignation under the severance policy or change in control policy, and that (2) neither (i) the termination of the executive's employment, voluntarily or involuntarily, for any or no cause, at the end of the mutually-agreed upon period of the transition, nor (ii) any reduction in the scope of the executive’s duties or responsibilities, change to the person or persons to whom the executive reports, and/or reduction in salary, benefits or compensation (target or actual) in the course of the transition that is consistent with the terms of the transition policy, does or will constitute an involuntary termination for any purpose, including, without limitation, under the severance policy, change in control policy, any stock incentive plan, or any equity award agreement.
Equity Plans
In addition to the above, certain of our stock plans provide for accelerated benefits after certain events. While the applicable triggers under each plan vary, these events generally include: (1) a merger or consolidation in which the Company is not the surviving entity, (2) a sale of substantially all of the Company’s assets, including a liquidation or dissolution of the Company, or (3) a change in the ownership of more than 50% of our outstanding securities by tender offer or similar transaction. After a designated event, the vesting of some or all of the awards granted under these plans may be immediately accelerated in full, or certain awards may be assumed, substituted, replaced, or settled in cash by a surviving corporation or its parent. The specific treatment of awards in a particular transaction will be determined by the Board and/or the terms of the applicable transaction documents.
Potential Payments to Named Executive Officers Upon Termination or Change in Control
The tables below summarize the potential payments to our NEOs, assuming an employment termination or change in control of the Company as of the end of fiscal year 2025. These amounts are calculated assuming that the employment termination or change in control occurs on the last day of fiscal year 2025, June 29, 2025. The closing price per share of our common stock on June 27, 2025, which was the last trading day of fiscal year 2025, was $97.20. The short-term incentive program pro rata amounts are calculated by multiplying the applicable pro rata percentage by the target. Actual performance will not be known until after the end of calendar year 2025.
Figure 56. Potential Payments to NEOs Upon Termination or Change in Control

Potential Payments to Mr. Archer Upon Termination or Change in Control as of June 29, 2025
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control or Acquisition by Lam ($)
Compensation
Severance	—	—	—	1,950,000	2,600,000
Short-term Incentive (5-year average)	—	—	—	2,649,758	5,299,516
Short-term Incentive (pro rata)	—	1,083,333	—	1,083,333	1,104,066
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	2,902,837	—	725,709	2,902,837
Service-based Restricted Stock Units (Unvested and Accelerated)	—	16,654,248	—	886,464	16,654,248
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	56,619,194	—	24,391,757	50,404,906
Benefits and Perquisites
Health Benefit Continuation/Retiree Health Plans	810,000	810,000	810,000	810,000	810,000
Total	810,000	78,069,612	810,000	32,497,021	79,775,573

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Potential Payments to Mr. Bettinger Upon Termination or Change in Control as of June 29, 2025
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control or Acquisition by Lam ($)
Compensation
Severance	—	—	—	775,000	1,162,500
Short-term Incentive (5-year average)	—	—	—	500,444	1,501,331
Short-term Incentive (pro rata)	—	371,354	—	371,354	417,036
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	822,166	—	205,517	822,166
Service-based Restricted Stock Units (Unvested and Accelerated)	—	4,662,198	—	245,722	4,662,198
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	15,857,694	—	6,834,229	14,083,502
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	35,022	—	35,022	35,022
Total	—	21,748,434	—	8,967,288	22,683,755

Potential Payments to Dr. Lord Upon Termination or Change in Control as of June 29, 2025
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control or Acquisition by Lam ($)
Compensation
Severance	—	—	—	725,000	1,087,500
Short-term Incentive (5-year average)	—	—	—	397,357	1,192,070
Short-term Incentive (pro rata)	—	332,292	—	332,292	331,131
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	676,880	—	169,196	676,880
Service-based Restricted Stock Units (Unvested and Accelerated)	—	3,772,624	—	199,940	3,772,624
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	12,886,095	—	5,582,780	11,446,272
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	52,534	—	52,534	52,534
Total	—	17,720,425	—	7,459,099	18,559,011

Potential Payments to Ms. Harter Upon Termination or Change in Control as of June 29, 2025
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control or Acquisition by Lam ($)
Compensation
Severance	—	—	—	—	1,040,175
Short-term Incentive (5-year average)	—	—	—	—	1,107,378
Short-term Incentive (pro rata)	—	260,044	—	—	307,605
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	242,335	—	—	242,335
Service-based Restricted Stock Units (Unvested and Accelerated)	—	6,068,196	—	—	6,068,196
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	5,129,827	—	—	4,378,763
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	10,915	—	10,915	10,915
Total	—	11,711,317	—	10,915	13,155,367

Lam Research Corporation 2025 Proxy Statement 63

Potential Payments to Mr. Varadarajan Upon Termination or Change in Control as of June 29, 2025
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control or Acquisition by Lam ($)
Compensation
Severance	—	—	—	—	1,149,000
Short-term Incentive (5-year average)	—	—	—	—	1,006,173
Short-term Incentive (pro rata)	—	319,167	—	—	279,493
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	471,458	—	—	471,458
Service-based Restricted Stock Units (Unvested and Accelerated)	—	4,705,744	—	—	4,705,744
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	11,662,640	—	—	10,305,824
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	49,845	—	49,845	49,845
Total	—	17,208,854	—	49,845	17,967,537

Elective Deferred Compensation Plan
As described above in “Compensation Discussion and Analysis – Primary Components of NEO Compensation; CY2024 Compensation Payouts; CY2025 Compensation Targets and Metrics – Other Benefits Not Available to All Employees – Elective Deferred Compensation Plan”, the Company maintains an Elective Deferred Compensation Plan in which the NEOs are eligible to participate. In addition to the potential payments shown in Figure 56, in the event of a Change in Control (as defined in the Elective Deferred Compensation Plan), all amounts credited to a participating NEO’s account (other than amounts contributed through December 31, 2004, and earnings thereon) will be distributed in a lump-sum payment on the first business day of the 18th month following such Change in Control. The balance and applicable amounts of each NEO’s account as of the end of fiscal year 2025 are set forth in note 4 to “Figure 55. Nonqualified Deferred Compensation”. Under the Elective Deferred Compensation Plan, amounts may be withdrawn or distributed from the plan through pre-scheduled payments or upon death, retirement, disability or a separation from service, as elected in advance by the participant in accordance with the terms of the plan.
CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees (other than our CEO). The fiscal year 2025 annual total compensation of our CEO, Mr. Archer, was $28,298,161, the fiscal year 2025 annual total compensation of our median compensated employee (other than our CEO) was $91,230, and the ratio of these amounts was 310 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
As permitted under the SEC rules, we are using the same median employee identified for purposes of our fiscal year 2023 CEO pay ratio, as we believe the changes to our employee population and employee compensation arrangements since we identified that median employee have not significantly impacted our pay ratio. For purposes of identifying our median compensated employee in fiscal year 2023, we used our global employee population as of June 25, 2023, identified based on our human resources systems of record. We used total direct compensation as our consistently applied compensation measure for such population. In this context, total direct compensation means the sum of the applicable annual base salaries determined as of June 25, 2023, the incentive cash target amount payable for service in calendar year 2023, and the approved value of the annual equity awards granted during fiscal year 2023 for our global employee population. We annualized the annual base salary and incentive cash target amounts for all employees who did not work for the entire year. Given its global population, the Company used the foreign currency exchange rates in effect at the end of fiscal year 2023 to determine the annual total direct compensation and therefore the median compensated employee. After identifying our median compensated employee, we then calculated the annual total direct compensation for our median compensated employee for fiscal year 2025 using the same methodology used for our CEO as set forth in the “Summary Compensation Table” of this proxy statement.
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Pay Versus Performance
The following disclosure has been prepared in accordance with the pay versus performance disclosure requirements set forth in Item 402(v) of Regulation S-K under the Exchange Act, which requires the presentation of certain information about the relationship between the compensation of our NEOs and our performance. Amounts reported as “Compensation Actually Paid” differ from the compensation amounts disclosed elsewhere in this proxy statement and do not reflect the value of the compensation actually received by the NEOs, including our CEO, who serves as our principal executive officer (“PEO”). For information about how our executive compensation program seeks to align pay with performance, please refer to “Executive Compensation and Other Information – Compensation Discussion and Analysis” beginning on page 29.
Figure 57. Pay Versus Performance

			Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(1)(2)	Value of Initial Fixed $100 Investment Based On:(3)
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)			Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(4)	Net Income ($ in thousands)	Non-GAAP Operating Income as a Percentage of Revenue (%)(5)
2025	28,298,161	14,697,241	8,377,096	7,038,953	340	307	5,358,217	32.3
2024	30,135,041	71,745,236	6,933,795	15,027,121	368	300	3,827,772	30.3
2023	18,310,099	35,457,770	4,654,089	8,924,931	209	190	4,510,931	30.7
2022	16,941,156	10,266,747	4,179,804	3,029,959	152	145	4,605,286	31.3
2021	15,495,736	56,855,461	4,171,767	17,871,377	211	171	3,908,458	31.5

(1)	Timothy M. Archer was our CEO for each of the years presented. Our other NEOs, other than the CEO, during the years presented were as follows:
•	FY 2025: Douglas R. Bettinger, Patrick J. Lord, Ava A. Harter, and Seshasayee (Sesha) Varadarajan
•	FY 2024: Douglas R. Bettinger, Patrick J. Lord, Seshasayee (Sesha) Varadarajan, and Vahid Vahedi
•	FY 2023: Douglas R. Bettinger, Patrick J. Lord, Vahid Vahedi, and Seshasayee (Sesha) Varadarajan
•	FY 2022: Douglas R. Bettinger, Patrick J. Lord, Vahid Vahedi, and Seshasayee (Sesha) Varadarajan
•	FY 2021: Douglas R. Bettinger, Richard A. Gottscho, Patrick J. Lord, and Vahid Vahedi
(2)
The following table presents the amounts deducted from and added to our CEO’s total compensation for each year, as well as the average amounts deducted from and added to the average of the total compensation for the other NEOs, other than the CEO, for each year, as reported in the Summary Compensation Table, in order to determine the “compensation actually paid” to our CEO and the average “compensation actually paid” to the other NEOs, in accordance with SEC rules. Neither our CEO nor the other NEOs participated in any defined benefit or actuarial pension plans (including supplemental plans) during the years presented, and no such plans are reported in the Summary Compensation Table. As a result, no information regarding deductions or additions related to pension plans is presented.

For purposes of these adjustments, the fair value of equity awards was determined as follows: (i) for service-based RSUs at fiscal year-end, using the closing price of the Company’s common stock on the last trading day preceding the fiscal year-end; (ii) for Market-based PRSUs at fiscal year-end, using a Monte Carlo simulation model with assumptions for expected volatility, risk-free interest rate, expected term and dividend yield determined as of the fiscal year-end; (iii) for service-based RSUs and Market-based PRSUs upon vesting, using the closing price of the Company’s common stock on the vesting date; (iv) for stock option awards at fiscal year-end, using a Black-Scholes option valuation model with assumptions for expected volatility, risk-free interest rate, expected term and dividend yield determined as of the fiscal year-end; and (v) for stock option awards upon vesting, using a Black-Scholes option valuation model with assumptions for expected volatility, risk-free interest rate, expected term and dividend yield determined as of the vesting date.
Lam Research Corporation 2025 Proxy Statement 65

	CEO					Other NEOs (Average)
Adjustments	FY 2025	FY 2024	FY 2023	FY 2022	FY 2021	FY 2025	FY 2024	FY 2023	FY 2022	FY 2021
Summary Compensation Table (SCT) Total	28,298,161	30,135,041	18,310,099	16,941,156	15,495,736	8,377,096	6,933,795	4,654,089	4,179,804	4,171,767
(Deduct): SCT “Stock Awards” column value	(24,101,123)	(19,847,946)	(11,291,907)	(10,079,176)	(11,071,172)	(6,574,519)	(4,371,479)	(2,709,589)	(2,122,367)	(2,591,242)
(Deduct): SCT “Option Awards” column value	—	(6,261,433)	(3,643,192)	(2,669,527)	(1,195,482)	(129,498)	(1,160,663)	(737,158)	(510,227)	(295,211)
Add: year-end fair value of equity awards granted in the applicable fiscal year that are outstanding and unvested as of the applicable fiscal year-end	33,443,663	26,917,750	18,979,835	11,041,230	13,042,142	9,026,385	4,637,696	4,391,629	2,280,231	3,081,156
Add (Deduct): year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the applicable fiscal year-end	(7,464,817)	30,177,855	7,625,472	(7,109,304)	27,474,359	(1,313,954)	6,531,859	1,681,231	(1,644,600)	8,431,240
Add: vesting date fair value of equity awards granted and vested in the applicable fiscal year	—	—	—	—	—	117,447	—	—	—	—
Add (Deduct): year-over-year change in fair value of equity awards granted in prior years that vested in the applicable fiscal year	(15,478,643)	10,623,969	5,477,463	2,142,368	13,109,878	(2,464,004)	2,455,913	1,644,729	847,118	5,073,667
(Deduct): fair value as of prior year-end of equity awards granted in prior years that failed to vest in the applicable fiscal year	—	—	—	—	—	—	—	—	—	—
Add: dollar value of dividends/earnings paid on equity awards in the applicable fiscal year	—	—	—	—	—	—	—	—	—	—
Compensation Actually Paid	14,697,241	71,745,236	35,457,770	10,266,747	56,855,461	7,038,953	15,027,121	8,924,931	3,029,959	17,871,377

(3)	Total shareholder return is calculated based on the value of an initial fixed investment of $100 on June 26, 2020 through the end of the listed fiscal year, and assuming dividends are reinvested.
(4)	The peer group used is the PHLX Semiconductor Sector Total Return Index, which is the same peer group used in Part II, Item 5 of our Form 10-K.
(5)	Appendix B contains a reconciliation of non-GAAP operating income as a percentage of revenue to the results reported in our financial statements.
66

Relationship Between Compensation Actually Paid and Performance
The following graphs present the relationships between: (i) “compensation actually paid” (“CAP”), as disclosed in the Pay Versus Performance table, compared to our TSR; (ii) our TSR compared to the TSR of the PHLX Semiconductor Sector Total Return Index, which is the Company’s “peer group” for purposes of the Pay Versus Performance table; (iii) CAP as disclosed in the Pay Versus Performance table compared to our net income; and (iv) CAP as disclosed in the Pay Versus Performance table compared to our non-GAAP operating income as a percentage of revenue3.
3	Appendix B contains a reconciliation of non-GAAP operating income as a percentage of revenue to the results reported in our financial statements.
Lam Research Corporation 2025 Proxy Statement 67

Figure 58. Relationships Between Compensation Actually Paid and Performance and Company TSR and Peer Group TSR

(1)	Total shareholder return is calculated based on the value of an initial fixed investment of $100 on June 26, 2020 through the end of the listed fiscal year, and assuming dividends are reinvested.
(2)	Appendix B contains a reconciliation of non-GAAP operating income as a percentage of revenue to the results reported in our financial statements.
68

Tabular List of Financial Performance Measures
The following table includes an unranked list of the financial performance measures that, in our assessment, represent the most important financial performance measures used by us to link compensation actually paid to our NEOs, for fiscal year 2025, to our performance. For more information about how these measures factor into our executive compensation program, please refer to “Executive Compensation and Other Information – Compensation Discussion and Analysis” beginning on page 29.
Figure 59. Financial Performance Measures

Non-GAAP operating income as a percentage of revenue (Company-Selected Measure)
Relative TSR (defined as the Company’s TSR relative to the TSR of the PHLX Semiconductor Sector Total Return Index)
Non-GAAP gross margin as a percentage of revenue

Lam Research Corporation 2025 Proxy Statement 69

Audit Matters
Audit Committee Report
The audit committee operates under a written charter adopted by the Board that outlines its purpose and responsibilities. The audit committee reviews and assesses the adequacy of its charter at least annually and, when appropriate, recommends to the Board changes to its charter to reflect the evolving role of the audit committee. The charter of the audit committee is available on the Investors section of our website at investor.lamresearch.com/corporate-governance.
The audit committee is composed entirely of directors who meet the independence requirements of Nasdaq and the SEC, and who otherwise satisfy the requirements for audit committee service imposed by the Exchange Act. Each member of the audit committee is able to read and understand fundamental financial statements as required by the Nasdaq listing standards. Further, the Board has determined that Mr. Brandt and Mss. Brennan and Mayer are “audit committee financial experts” as defined in the SEC rules.
The Company’s management, audit committee, and independent registered public accounting firm (Ernst & Young LLP) have specific but different responsibilities relating to Lam’s financial reporting. Lam’s management is responsible for the preparation, presentation, and integrity of financial statements and for the system of internal control and the financial reporting process. Ernst & Young LLP (“EY”) has the responsibility to express an opinion on the financial statements and the system of internal control over financial reporting, based on the audit they conducted in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (the “PCAOB”). The audit committee is responsible for monitoring and overseeing these processes. The audit committee relies on the expertise and knowledge of management, the internal audit department, and the independent auditor in carrying out its oversight responsibilities.
In accordance with applicable law, the audit committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing the Company’s independent audit firm, and evaluates its independence. The audit committee has the authority to engage its own outside advisors, including experts as the committee considers necessary to carry out its responsibilities, apart from counsel or advisors hired by management.
In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2025, the audit committee took the following actions:
•	Received and discussed the audited financial statements with Company management;
•	Discussed with EY the matters required to be discussed by applicable requirements of the PCAOB and the SEC;
•
Received and discussed the written disclosures and the letter from EY as per applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with EY its independence; and

•
Based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2025 Annual Report on Form 10-K for the fiscal year ended June 29, 2025 for filing with the SEC.

This Audit Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.
MEMBERS OF THE AUDIT COMMITTEE
Eric K. Brandt (Chair)
Ita M. Brennan
John M. Dineen
Bethany J. Mayer
70

Relationship with Independent Registered Public Accounting Firm
The audit committee appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for fiscal year 2026. Previously, EY had served in this role.
Annual Evaluation and Selection of Independent Registered Public Accounting Firm
The audit committee annually evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the then-current accounting firm or consider other audit firms. Factors considered by the audit committee in deciding whether to retain an accounting firm include: (1) the firm’s global capabilities to handle the breadth and complexity of the Company’s global operations; (2) the firm’s technical expertise and knowledge of the Company’s industry and global operations; (3) the quality and candor of the firm’s communications with the audit committee and management; (4) the firm’s independence; (5) the quality and efficiency of the services provided by the firm, including input from management on the firm’s performance and how effectively the firm demonstrated its independent judgment, objectivity and professional skepticism; (6) the appropriateness of the firm’s fees; and (7) the firm’s tenure as our independent auditor, including the benefits of that tenure, and the controls and processes in place (such as rotation of key partners) that help ensure the firm’s continued independence in light of such tenure.
Figure 60. Independent Registered Public Accounting Firm Evaluation and Selection Highlights

Independence Controls

Audit Committee Oversight – Oversight includes regular private sessions with the firm, discussions with the firm about the scope of its audit and business imperatives, a comprehensive annual evaluation when determining whether to engage the firm, and direct involvement by the audit committee and its chair in the selection of a new global coordinating partner in connection with the mandated rotation of this position.

Limits on Non-Audit Services – The audit committee preapproves all professional services (including audit services and permissible non-audit services) provided by the firm in accordance with its pre-approval policy.

Firm’s Internal Independence Process – The independent registered public accounting firm conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account, and rotates the lead assurance engagement partner, the global coordinating partner, and other partners on the engagement consistent with independence and rotation requirements established by the PCAOB and SEC.

Strong Regulatory Framework – Independent registered public accounting firms are subject to PCAOB inspections, peer reviews, and PCAOB and SEC oversight.

Change in Independent Registered Public Accounting Firm
On, and effective as of, September 8, 2025, the audit committee approved the dismissal of EY as the Company’s independent registered public accounting firm.
The audit reports of EY on the Company’s financial statements as of and for the fiscal years ended June 29, 2025 and June 30, 2024 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended June 29, 2025 and June 30, 2024 and the subsequent interim period through September 8, 2025, there were: (i) no “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in its reports; and (ii) no “reportable events” (within the meaning of Item 304(a)(1)(v) of Regulation S-K).
The audit committee approved the engagement of KPMG as the Company’s independent registered public accounting firm for the Company’s fiscal year 2026 audit on September 8, 2025. During the fiscal years ended June 29, 2025 and June 30, 2024 and the subsequent interim period through September 8, 2025, neither the Company, nor anyone on behalf of the Company, consulted KPMG regarding: (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (within the meaning of Item 304(a)(1)(v) of Regulation S-K).
The change in independent registered accounting firm was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2025. A copy of EY’s related letter, dated September 11, 2025, was included as an exhibit to such filing.
Lam Research Corporation 2025 Proxy Statement 71

Fees Billed by Ernst & Young LLP
The table below shows the fees billed by EY for audit and other services provided to the Company in fiscal years 2025 and 2024.
Figure 61. Fees Billed by Ernst & Young LLP

	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)
Audit Fees(1)	7,953,223	7,666,615
Audit-Related Fees	—	—
Tax Fees(2)	236,158	308,247
All Other Fees(3)	—	41,270
TOTAL	8,189,382	8,016,132

(1)
Audit Fees represent fees for professional services provided in connection with the audits of annual financial statements. Audit Fees also include reviews of quarterly financial statements, audit services related to other statutory or regulatory filings or engagements, and fees related to EY’s audit of the effectiveness of the Company’s internal control over financial reporting pursuant to section 404 of the Sarbanes-Oxley Act.

(2)	Tax Fees represent fees for professional services for tax planning, tax compliance, and review services related to foreign tax compliance and assistance with tax audits and appeals.
(3)	All Other Fees represent fees for permitted services other than the services reported in audit fees, audit-related fees, and tax fees.
The audit committee reviewed summaries of the services provided by EY and the related fees during fiscal year 2025 and has determined that the provision of non-audit services was compatible with maintaining the independence of EY as the Company’s independent registered public accounting firm. The audit committee or its delegate approved 100% of the services and related fee amounts for services provided by EY during fiscal year 2025.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
It is the responsibility of the audit committee to approve, in accordance with sections 10A(h) and (i) of the Exchange Act and the rules and regulations of the SEC, all professional services to be provided to us by our independent registered public accounting firm, provided that the audit committee may not approve any non-audit services proscribed by section 10A(g) of the Exchange Act in the absence of an applicable exemption.
It is our policy that the audit committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm, consistent with the criteria set forth in the audit committee charter and applicable laws and regulations. The audit committee has delegated to the chair of the audit committee the authority to pre-approve such services, provided that the chair shall report any decisions to pre-approve such services to the full audit committee at its next regular meeting. These services may include audit services, audit-related services, tax services, and other services. Our independent registered public accounting firm and our management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm pursuant to any such pre-approval.
Certain Relationships and Related Party Transactions
The audit committee is responsible for the review and oversight of all related party transactions required to be disclosed to the public under SEC rules pursuant to its written charter. In addition, the Company maintains a written code of ethics that requires all employees, officers, and directors to act ethically when handling any actual or apparent conflicts of interest in personal and professional relationships and to promptly report any such issues to the Company’s legal department.
No family relationships exist as of the date of this proxy statement or existed during fiscal year 2025 among any of our directors and executive officers. The Company did not participate in any transaction (including employment and compensation associated therewith) since the beginning of fiscal year 2025 in which a director, director nominee, executive officer, or one of their immediate family members had a material interest and the amount involved exceeded $120,000.
On January 25, 2024, BlackRock filed an amendment to Schedule 13G reporting the beneficial ownership, together with certain subsidiaries, of 117,779,780 shares of our common stock, or approximately 9.34% of the shares outstanding on September 5, 2025. As a result of beneficially owning more than 5% of our common stock, BlackRock may be deemed to have been a related person of the Company during fiscal year 2025. The Company invests in certain BlackRock money market funds. The Company received approximately $26.7 million in interest and/or dividends from these funds during fiscal year 2025.
72

Voting Proposals
Proposal No. 1: Election of Directors
This first proposal relates to the election to the Board of eleven nominees who are directors of the Company as of the date of this proxy statement. In general, the eleven nominees identified in this proposal who receive the highest number of “for” votes will be elected. However, any nominee who fails to receive affirmative approval from holders of a majority of the votes cast in such nominee’s election at the annual meeting, either by proxy or in person, will not be elected to the Board, even if they are among the top eleven nominees in total “for” votes. This requirement reflects the majority vote provisions implemented by the Company in November 2009. The term of office of each person elected as a director will be until the next annual meeting of stockholders, or until their successor is elected and qualified or their earlier resignation or removal.
Unless otherwise instructed, the people named on the proxy card as proxy holders (the “Proxy Holders”) will vote the proxies received by them for the eleven nominees named below, each of whom is currently a director of the Company. The proxies cannot be voted for more than eleven nominees, whether or not there are additional nominees. If any nominee of the Company should decline or be unable to serve as a director as of the time of the annual meeting, then unless otherwise instructed, the proxies will be voted for any substitute nominee designated by the then-current Board to fill the vacancy. The Company is not aware of any nominee who will be unable, or will decline, to serve as a director.
The nominees for election or reelection have been nominated for election to the Board in accordance with the criteria and procedures discussed above in “Governance Matters – Corporate Governance.”
Information Regarding Each Nominee. In addition to the biographical information concerning each nominee’s specific experience, attributes, positions, and qualifications and age as of September 5, 2025, we believe that each of our nominees, while serving as a director and/or officer of the Company, has devoted adequate time to the Board and performed their duties with critical attributes such as honesty, integrity, wisdom, and an adherence to high ethical standards. Each nominee has demonstrated strong business acumen, an ability to make independent analytical inquiries, to understand the Company’s business environment and to exercise sound judgment, as well as a commitment to the Company and its core values. We believe the nominees have diverse viewpoints, skills, backgrounds, and experiences that will encourage a robust decision-making process for the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ELEVEN DIRECTOR NOMINEES SET FORTH BELOW.

Lam Research Corporation 2025 Proxy Statement 73

2025 Nominees for Director

Sohail U. Ahmed Director since 2019 Age 67 Board Committees: • Audit ° Member: 2022-2024 • Compensation and Human Resources ° Member: 2020-2022 • Innovation and Technology ° Member since 2024
Experience

Sohail U. Ahmed is the former Senior Vice President and General Manager of the Technology and Manufacturing Group at Intel Corporation, a leading producer of microchips, computing and communications products, where he was responsible for overseeing the research and development and deployment of next-generation silicon logic technologies for production of future Intel microprocessors. He held that position from January 2015 to October 2018. Immediately prior to that, he was Corporate Vice President and General Manager, Logic Technology Department at Intel from 2004 to January 2015. Mr. Ahmed joined Intel in 1984, working as a process engineer, and held progressive technical and management positions in logic process development.

Mr. Ahmed earned an M.S. degree in chemical engineering from the University of California, Davis, and a B.S. degree in chemical engineering from the University of Southern California.

Qualifications

The Board has concluded that Mr. Ahmed should serve as a director of the Company because of his extensive knowledge and experience acquired as an executive of a major semiconductor manufacturer focused on next-generation silicon logic technologies, his deep knowledge and understanding of semiconductor processing equipment technologies, and his experience as a senior executive of a major Company customer.

Key Skills and Experiences
•
Industry Knowledge
•
Customer/Deep Technology Knowledge
•
Leadership Experience
•
Global Business Experience
•
Human Capital Management Experience
•
Manufacturing/Operations Experience

74

Timothy M. Archer Director since 2018 Age 58 Public company directorship in last five years: • Johnson Controls International plc
Experience

Timothy M. Archer has served as the Company’s President and Chief Executive Officer since December 5, 2018. Mr. Archer joined the Company in June 2012 as our executive vice president, chief operating officer, and was promoted to president and chief operating officer in January 2018. Prior to joining us, he spent 18 years at Novellus Systems, Inc. in various technology development and business leadership roles, including most recently as chief operating officer from January 2011 to June 2012; executive vice president of Worldwide Sales, Marketing, and Customer Satisfaction from September 2009 to January 2011; and executive vice president of the PECVD and Electrofill Business Units from November 2008 to September 2009. His tenure at Novellus also included assignments as senior director of technology for Novellus Systems Japan from 1999 to 2001 and senior director of technology for the Electrofill Business Unit from April 2001 to April 2002. He started his career in 1989 at Tektronix, where he was responsible for process development for high-speed bipolar integrated circuits.

Mr. Archer has served as a member of the board of directors of Johnson Controls International public limited company, a global provider of building technology, software, and services, since March 2024, where he is a member of the compensation and talent development committee. He also serves on the International Board of Directors for SEMI, the global industry association representing the electronics manufacturing and design supply chain. From 2020 to 2022, Mr. Archer served as chair of the board for the National GEM Consortium, a nonprofit organization that is dedicated to increasing the participation of underrepresented groups at the master’s and doctoral levels in engineering and science.

Mr. Archer completed the Program for Management Development at the Harvard Graduate School of Business and earned a B.S. degree in applied physics from the California Institute of Technology.

Qualifications

The Board has concluded that Mr. Archer should serve as a director of the Company because of his strong leadership; his knowledge and experience acquired from his current service as President, Chief Executive Officer and a director of the Company, and his past service as President and Chief Operating Officer, and as Executive Vice President and Chief Operating Officer of the Company; his deep knowledge and understanding of semiconductor processing equipment technologies; his understanding of our customers’ markets and needs; and his mergers and acquisitions experience.

Key Skills and Experiences
•
Industry Knowledge
•
Customer/Deep Technology Knowledge
•
Marketing, Disruptive Technology, and Strategy Experience
•
Leadership Experience
•
Finance Experience
•
Global Business Experience
•
M&A Experience
•
Cybersecurity Experience
•
Human Capital Management Experience
•
Risk Management Experience
•
Manufacturing/Operations Experience

Lam Research Corporation 2025 Proxy Statement 75

Eric K. Brandt
Director since 2010
Age 63

Board Committees:
•
Audit
°
Chair since 2024,
previously 2014-2020
° Member: 2010-2014
•
Compensation and
Human Resources
° Chair: 2020-2024
•
Nominating and
Governance
° Member since 2019

Public company
directorships in last
five years:
•
Nutanix, Inc.
•
Option Care Health, Inc.
•
Gen Digital Inc.
•
The Macerich Company (former)
•
Dentsply Sirona Inc. (former)

Experience

Eric K. Brandt is the former Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, a position he held from March 2007 until its merger with Avago Technologies Limited in February 2016. From September 2005 to March 2007, Mr. Brandt served as President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a pharmaceutical company. Prior to Avanir Pharmaceuticals, Mr. Brandt was Executive Vice President-Finance and Technical Operations and Chief Financial Officer of Allergan Inc., a global specialty pharmaceutical company, where he also held a number of other senior positions following his arrival there in May 1999.

Mr. Brandt has served as a member of the board of directors of: Nutanix, Inc., a cloud computing company, since May 2025, where he serves as a member of the audit committee; Option Care Health, Inc., a health provider of home and alternate site infusion services, since May 2024, where he serves as a member of the compensation committee and the regulatory and compliance committee, and has served as a member of the finance and investment committee; Gen Digital Inc. (formerly NortonLifeLock, Inc.), a consumer cyber security provider, since February 2020, where he is the chair of the audit committee and serves on the nominating and governance committee; and Altaba Inc. (formerly Yahoo! Inc.), a private company that remained, and was subsequently renamed, following the completion of Yahoo!’s sale of its operating businesses in June 2017 (and which is in the process of a stockholder approved plan of dissolution and liquidation), since its inception, where he is the chair of the audit committee, and has served as chair of the board, chair of the nominating and governance committee, and a member of the compensation committee.

He previously served on the board of directors of: The Macerich Company, a real estate investment trust focused on retail real estate, from June 2018 to June 2025, where he was the chair of the capital allocation committee and a member of the compensation committee; Dentsply Sirona Inc. (formerly Dentsply International, Inc.), a manufacturer and distributor of dental product solutions, from 2004 to 2024, where he was the non-executive chair of the board, chair of the executive committee, and served as a member of the corporate governance and nominating committee, the human resources committee, and the audit and finance committee; MC10, Inc., a privately-held medical device Internet of Things (IoT) company, from March 2016 until February 2018, where he was chair of the compensation committee and governance committee; Yahoo! Inc., a digital information discovery company, from March 2016 to June 2017, where he was chair of the board and chair of the audit and finance committee; Vertex Pharmaceuticals, Inc., a pharmaceutical company, from 2002 to 2009, where he was chair of the audit committee, and a member of the nominating and governance committee; and Avanir Pharmaceuticals from 2005 to 2007.

Mr. Brandt earned an M.B.A. degree from the Harvard Graduate School of Business and a B.S. degree in chemical engineering from the Massachusetts Institute of Technology. He has competed the NYU Law – Nasdaq Cyber Scholar Program and the U.S. Secret Service and the National Association of Corporate Directors Cybersecurity Program.

Qualifications

The Board has concluded that Mr. Brandt should serve as a director of the Company because of his financial expertise including as a former chief financial officer of a publicly traded company that is a customer of our customers; his knowledge of and experience in the semiconductor industry and other technology industries; his mergers and acquisitions experience; his board governance experience from service on other public company boards, including as an audit committee member and chair, a compensation committee member, and a nominating and governance committee member and chair; and his cybersecurity expertise.

Key Skills and Experiences

•
Industry Knowledge
•
Customer/Deep Technology Knowledge
•
Leadership Experience
•
Finance Experience
•
Global Business Experience
•
M&A Experience
•
Comparative Board/Governance Experience
•
Cybersecurity Experience
•
Human Capital Management Experience
•
Risk Management Experience
•
Manufacturing/Operations Experience

76

Ita M. Brennan Director since 2024 Age 58 Board Committee: • Audit ° Member since 2024 Public company directorships in last five years: • Planet Labs PBC • Cadence Design Systems, Inc.
Experience

Ita M. Brennan is the former Senior Vice President, Chief Financial Officer of Arista Networks, Inc., a cloud networking solutions company, a position she held from May 2015 to February 2024. Over her career, Ms. Brennan has held several key finance roles. From March 2014 to May 2015, she served as Chief Financial Officer of QuantumScape Corporation, a battery manufacturing company. Prior to joining QuantumScape, she served as the Chief Financial Officer of Infinera Corporation, a telecommunications equipment company, from July 2006 to February 2014, and as Vice President of Finance and Corporate Controller from July 2006 to July 2010. From 1997 to 2006, Ms. Brennan held various roles at Maxtor Corporation, an information storage solutions company, including Vice President of Finance for the company’s worldwide operations.

Ms. Brennan has served as a member of the board of directors of: Nexthop Systems Inc., a privately held AI company, since March 2025; Planet Labs PBC, an earth imaging company, since June 2021, where she serves as the chair of the audit committee; Cadence Design Systems, Inc., a computational software company, since March 2020, where she serves as the chair of the corporate governance and nominating committee and a member of the audit committee; and the Community Services Agency, Mountain View, a provider of supportive services to the homeless population, since April 2024, where she serves as a member of the board and the chair of the finance committee.

She previously served on the board of directors of LogMeIn, Inc., a provider of web-based remote access software and services, from November 2018 to September 2020, where she served as a member of the audit committee.

Ms. Brennan studied accounting, finance, and management at the Institute of Chartered Accountants in Ireland, qualifying as a chartered accountant and fellow of the institute. In addition, Ms. Brennan is a public accounting alumna of Deloitte & Touche, having worked at the firm in both Ireland and the U.S.

Qualifications

The Board has concluded that Ms. Brennan should serve as a director of the Company because of her extensive financial and accounting expertise; her executive leadership experience from her roles as chief financial officer and other finance positions at companies in the technology industry; and her extensive board experience as a director on other public company boards, including service on audit and governance and nominating committees.

Key Skills and Experiences
•
Industry Knowledge
•
Marketing, Disruptive Technology, and Strategy Experience
•
Leadership Experience
•
Finance Experience
•
Global Business Experience
•
M&A Experience
•
Comparative Board/Governance Experience
•
Cybersecurity Experience
•
Risk Management Experience

Lam Research Corporation 2025 Proxy Statement 77

Michael R. Cannon
Director since 2011
Age 72

Board Committees:
•
Audit
° Member: 2013-2024
•
Compensation and
Human Resources
°
Member since 2024, previously 2011-2013
•
Nominating and
Governance
° Chair since 2019
° Member: 2011-2019

Public company
directorships in last
five years:
•
Seagate Technology Holdings plc
•
Dialog Semiconductor Plc
(former)

Experience

Michael R. Cannon is the General Partner of MRC & LBC Partners, LLC, a private management consulting company. From February 2007 until his retirement in January 2009, Mr. Cannon served as President of Global Operations of Dell Inc., a computer systems manufacturer and services provider; and from January 2009 to January 2011, he served as a consultant to Dell. Prior to joining Dell, he was President and Chief Executive Officer of Solectron Corporation, an electronic manufacturing services company, from January 2003 to February 2007. From July 1996 to January 2003, Mr. Cannon served as President and Chief Executive Officer of Maxtor Corporation, a disk drive and storage systems manufacturer. Prior to joining Maxtor, Mr. Cannon held senior management positions at International Business Machines Corp. (IBM), a global services, software and systems company.

Mr. Cannon has served as a member of the board of directors of Seagate Technology Holdings public limited company, a disk drive and storage solutions company, since February 2011, where he became chair of the board in July 2020, is a member of the nominating and corporate governance committee and the compensation and people committee, and has served as lead independent director, as the chair of the nominating and corporate governance committee, and as a member of the audit and finance committees.

He previously served on the board of directors of Dialog Semiconductor Plc, a mixed signal integrated circuits company, from February 2013 until it was acquired in August 2021, where he served as the chair of the remuneration committee and as a member of the nomination committee; Adobe Systems Inc., a diversified software company, from December 2003 to April 2016, where he had been a member of the audit committee and chair of the compensation committee; Elster Group SE, a precision metering and smart grid technology company, from October 2010 until the company was acquired in August 2012; Solectron Corporation, an electronic manufacturing services company, from January 2003 to January 2007; and Maxtor Corporation, a disk drive and storage solutions company, from July 1996 until Seagate acquired Maxtor in May 2006.

Mr. Cannon studied mechanical engineering at Michigan State University and completed the Advanced Management Program at the Harvard Graduate School of Business.

Qualifications

The Board has concluded that Mr. Cannon should serve as a director of the Company because of his industry knowledge; his marketing experience; his experience as President at a public corporation that is a customer of our customers; his finance experience; his 20 years of international business experience; his experience with mergers and acquisitions; and his extensive board experience as a director on other public company boards, including service on audit, compensation and nominating and governance committees.

Key Skills and Experiences
•
Industry Knowledge
•
Marketing, Disruptive Technology, and Strategy Experience
•
Leadership Experience
•
Finance Experience
•
Global Business Experience
•
M&A Experience
•
Comparative Board/Governance Experience
•
Cybersecurity Experience
•
Human Capital Management Experience
•
Risk Management Experience
•
Manufacturing/Operations Experience

78

John M. Dineen
Director since 2023
Age 62

Board Committee:
•
Audit
° Member since 2023

Public company
directorships in last
five years:
•
Cognizant Technology
Solutions Corporation
•
Syneos Health, Inc. (former)

Experience

John M. Dineen served as an Operating Advisor at Clayton, Dubilier & Rice LLC, a private equity investment firm, from January 2015 to December 2022. Previously, Mr. Dineen served in various senior leadership roles at General Electric Company (GE), a global digital industrial company, from 1986 to 2014, where he managed several key business divisions of GE. Most recently, from 2008 to 2014, he was president and chief executive officer of London-based GE Healthcare, a leading provider of medical imaging, diagnostics, and other health information technology. Before that, he served as president and chief executive officer of GE Transportation from 2005 to 2008. In addition, he served in several international management roles in Asia and Europe during his time at GE.

Mr. Dineen has served as a member of the board of directors of: Cognizant Technology Solutions Corporation, a professional services company, since April 2017, where he is the chair of the finance and strategy committee and a member of the audit committee and has served as a member of the nominating, governance, and public affairs committee.

He previously served on the boards of directors of: Carestream Dental LLC, a privately-held provider of digital imaging, software, and practice management solutions for dental practitioners, where he has served as the chair of the board, from April 2017 to October 2024; Healogics, Inc., a privately-held provider of advanced wound care, from June 2015 to October 2024; Syneos Health, Inc., a fully integrated biopharmaceutical solutions company, from December 2018 to September 2023, where he served as the chair of the board; Merrimack Pharmaceuticals, Inc., a pharmaceutical company specializing in the development of drugs for the treatment of cancer, from June 2015 to October 2019, where he served as the chair of the organization and compensation committee; and Torque Therapeutics, Inc., a privately-held developer of immunotherapies to address cancers, that was since combined with Cogen Immune Medicine and renamed Repertoire Immune Medicines, from January 2016 to December 2019.

Mr. Dineen earned a B.S. degree in computer science and biological sciences from the University of Vermont.

Qualifications

The Board has concluded that Mr. Dineen should serve as a director of the Company because of his leadership skills and his extensive global management and operations experience across several industries, including healthcare, technology, and international management, and his board governance experience from service on public company boards with global operations.

Key Skills and Experiences
•
Marketing, Disruptive Technology, and Strategy Experience
•
Leadership Experience
•
Finance Experience
•
Global Business Experience
•
M&A Experience
•
Comparative Board/Governance Experience
•
Cybersecurity Experience
•
Human Capital Management Experience
•
Risk Management Experience
•
Manufacturing/Operations Experience

Lam Research Corporation 2025 Proxy Statement 79

Mark Fields
Director since 2024
Age 64
•
Compensation and Human Resources
° Member since 2024

Public company
directorships in last
five years:
•
Hertz Global Holdings, Inc.
•
QUALCOMM Incorporated
•
TPG Pace Beneficial II Corp. (former)
•
TPG Pace Solutions Corp. (former)

Experience

Mr. Fields has served as a Senior Advisor at TPG Capital LP, a global alternative asset firm, since October 2017. From October 2021 to February 2022, he served as Interim Chief Executive Officer of Hertz Global Holdings, Inc., which operates the Hertz, Thrifty and Dollar rental car brands. Prior to Hertz Global Holdings, Inc., Mr. Fields served as President and Chief Executive Officer of Ford Motor Company, an automotive company, from July 2014 to May 2017, and as Chief Operating Officer from December 2012 to July 2014. He joined Ford in 1989 and served in various leadership positions throughout his tenure, including as Executive Vice President and President, Americas; Executive Vice President and Chief Executive Officer, Ford of Europe and Premier Automotive Group; Chair and Chief Executive Officer, Premier Automotive Group; and President and Chief Executive Officer, Mazda Motor Corporation.

He has served as a member of the board of directors of: Hertz Global Holdings, Inc. since June 2021; QUALCOMM Incorporated, a semiconductors, software, and services company, since June 2018, where he is a member of the audit committee; Tanium Inc., a privately-held cybersecurity and systems management company, where he has served as the lead independent director since September 2020; Planview, Inc., a privately-held global enterprise software company, since April 2022; Boomi, LP, a privately-held software company, since September 2022; and Classic Collision, a privately-held collision repair company, since May 2024.

Mr. Fields previously served on the board of directors of: TPG Pace Beneficial II Corp. from April 2021 to April 2023; TPG Pace Solutions Corp from April 2021 to December 2021; Ford Motor Company from July 2014 to May 2017; and IBM Corporation from March 2016 to April 2018.

Mr. Fields earned a B.A. in Economics from Rutgers University and an M.B.A. degree from Harvard Business School.

Qualifications

The Board has concluded that Mr. Fields should serve as a director of the Company because of his extensive operational experience in executive management positions in the automotive industry, including leading complex global business organizations; his extensive experience serving on other public company boards; and his designation as an audit committee financial expert.

Key Skills and Experiences
•
Industry Knowledge
•
Leadership Experience
•
Finance Experience
•
Global Business Experience
•
M&A Experience
•
Comparative Board/Governance Experience
•
Human Capital Management Experience
•
Risk Management Experience
•
Manufacturing/Operations Experience

80

Ho Kyu Kang Director since 2023 Age 63 Board Committee: • Innovation and Technology ° Chair since 2024
Experience

Ho Kyu Kang has served as a Professor in the Department of Systems Semiconductor Engineering at Yonsei University since March 2021. Prior to his current position, Dr. Kang served as Executive Vice President and Head of Research at the Semiconductor R&D Center of Samsung Electronics Co., Ltd., (Samsung), a manufacturer of consumer electronics, information technology and mobile communications products, and semiconductor devices, from 2017 to 2021. Before that, he served as Executive Vice President and leader of process development at the Semiconductor R&D Center from 2015 to 2017, as Senior Vice President and team leader from 2010 to 2015, and as Vice President responsible for the system large-scale integration process architecture team and advanced technology development from 2003 to 2010. Dr. Kang joined Samsung as a research and development engineer in 1985. He is the author or co-author of numerous international papers.

Dr. Kang previously served on the boards of directors of: the Semiconductor Research Corporation (SRC), a U.S.-based, non-profit, multinational research and development consortium, from 2017 to 2020; SEMATECH, a U.S.-based, non-profit, multinational research and development consortium, from 2010 to 2015.

Dr. Kang earned a Ph.D. in material science and engineering from Stanford University, a M.S. degree in material science and engineering from Korea Advanced Institute of Science and Technology (KAIST), and a B.S. degree in metallurgical engineering from Hanyang University.

Qualifications

The Board has concluded that Dr. Kang should serve as a director of the Company because of his decades of experience in semiconductor engineering and development; his extensive knowledge and experience acquired as an executive of a major semiconductor manufacturer; his deep knowledge and understanding of the semiconductor equipment industry and technologies; and his experience as a senior executive of Samsung, a major company customer.

Key Skills and Experiences
•
Industry Knowledge
•
Customer/Deep Technology Knowledge
•
Leadership Experience
•
Global Business Experience
•
Manufacturing/Operations Experience

Lam Research Corporation 2025 Proxy Statement 81

Bethany J. Mayer
Director since 2019
Age 63

Board Committees:
•
Audit
° Member since 2019
•
Innovation and
Technology
° Member since 2024
•
Nominating and
Governance
° Member since 2022

Public company
directorships in last
five years:
•
Astera Labs, Inc.
•
Box, Inc.
•
Hewlett Packard Enterprise Company
•
Marvell Technology Group Ltd. (former)
•
Sempra (former)

Experience

Bethany J. Mayer served as an Executive Advisor of Siris Capital Group LLC, a private equity firm, from May 2021 to September 2024. Prior to that she served as an Executive Partner from January 2018 to April 2021. She was the Executive Vice President, Corporate Development and Technology of Sempra Energy, an energy services holding company, from November 2018 to January 2019. From September 2014 to December 2017, Ms. Mayer was the President and Chief Executive Officer of Ixia, a test, visibility, security solutions, network testing tools and virtual network security solutions provider for applications across physical and virtual networks that was ultimately acquired by Keysight Technologies in 2017. From May 2011 to May 2014, Ms. Mayer served as Senior Vice President and General Manager of Hewlett-Packard Company’s (HP) Networking business unit and the Network Function Virtualization business unit. From 2010 until 2011, she served as Vice President, Worldwide Marketing and Alliances of HP’s Enterprise Servers Storage and Networking Group. Prior to joining HP, she held leadership roles at Blue Coat Systems, Inc., a hardware, software, and services provider for cybersecurity and network management; Cisco Systems, Inc., an internet technology company; and Apple Computer, Inc., a technology company.

She has served as a member of the boards of directors of: Mainspring Energy, Inc., a privately held green energy supplier, since October 2024; Securonix Inc., a privately held security analytics and operational management company, since October 2024; Astera Labs, Inc., a semiconductor-based connectivity solutions for AI and cloud infrastructure company, since June 2024, where she is a member of the audit committee; Hewlett Packard Enterprise Company, a multinational information technology company, since June 2023, where she is a member of the audit committee and a member of the technology committee; Celestial AI, a privately-held software computing and memory company, since April 2023, where she is the chair of the compensation committee; and Box, Inc., a cloud content management and file sharing service for businesses, since April 2020, where she is the chair of the board, chair of the compensation committee, and was a member of the operating committee.

Ms. Mayer previously served on the boards of directors of: Electronics for Imaging Inc., a privately held print technology company, from July 2019 to October 2024; Ambri Inc., a battery manufacturing company, from November 2022 to July 2024; Marvell Technology Group Ltd, a infrastructure semiconductor solutions company, from May 2018 to June 2022, where she was a member of the executive compensation committee, nominating and governance committee, and audit committee; Pulse Secure, LLC, a privately-held provider of access and mobile security solutions to both enterprises and service providers, from September 2019 to December 2020, where she was the chairperson of the board, and previously served as a member from January 2018 to November 2018; Sempra from June 2019 to September 2024 after serving from February 2017 to November 2018, where she has previously served as the chair of the safety, sustainability and technology committee and a member of the executive committee and the audit committee; SnapRoute, Inc., a privately-held developer of open source network stacks for enterprises, from May 2018 to July 2019; DataStax, Inc., a privately-held database software provider for cloud applications, from May 2018 to April 2019; Delphi Automotive PLC, an auto parts supplier, from August 2015 to April 2016; and Ixia from September 2014 to December 2017.

Ms. Mayer earned an M.S. degree in Cybersecurity Risk and Strategy from New York University, an M.B.A. degree from CSU-Monterey Bay and a B.S. degree in political science from Santa Clara University.

Qualifications

The Board has concluded that Ms. Mayer should serve as a director of the Company because of her leadership skills and her experience in operational roles at companies in various technology industries, including networks, network management, servers, security solutions, cybersecurity, and internet technology; and her board governance experience from service on other boards.

Key Skills and Experiences

•
Industry Knowledge
•
Marketing, Disruptive Technology, and Strategy Experience
•
Leadership Experience
•
Finance Experience
•
Global Business Experience
•
M&A Experience
•
Comparative Board/Governance Experience
•
Cybersecurity Experience
•
Human Capital Management Experience
•
Risk Management Experience
•
Manufacturing/Operations Experience

82

Jyoti K. Mehra Director since 2021 Age 49 Board Committee: • Compensation and Human Resources ° Chair since 2024 ° Member: 2022-2024
Experience

Jyoti K. Mehra has served as the Executive Vice President of Human Resources of Gilead Sciences, Inc., a biopharmaceutical company, since July 2019. She previously served as Vice President of Human Resources of Gilead from October 2017 to July 2019. Prior to joining Gilead, she held positions of increasing responsibility with Novartis Pharmaceuticals Corporation, a pharmaceutical company, and its affiliates, from 2005 through October 2017, most recently as Vice President of Human Resources of Novartis from July 2014 to October 2017.

Ms. Mehra earned an M.A. degree in politics from Jawaharlal Nehru University, and a B.A. degree in political science from Delhi University.

Qualifications

The Board has concluded that Ms. Mehra should serve as a director of the Company because of her leadership and international business experience in a high-technology industry; her substantial human capital and talent development experience, including experience as the head of human resources of a public company with global operations; her governance experience; and her cybersecurity experience.

Key Skills and Experiences
•
Leadership Experience
•
Global Business Experience
•
M&A Experience
•
Comparative Board/Governance Experience
•
Cybersecurity Experience
•
Human Capital Management Experience

Lam Research Corporation 2025 Proxy Statement 83

Abhijit Y.
Talwalkar
Chair
Director since 2011
Age 61

Board Committees:
•
Compensation and
Human Resources
°
Chair: 2012-2015
°
Member since 2015, previously 2011-2012
•
Innovation and
Technology
°
Member since 2024
•
Nominating and
Governance
°
Chair: 2015-2019
°
Member since 2019,
previously
2015-2015,
2011-2014
Public company
directorships in last
five years:
•
Advanced Micro Devices
Inc.
•
iRhythm Technologies
Inc.
•
TE Connectivity Ltd.

Experience

Abhijit Y. Talwalkar is the former President and Chief Executive Officer of LSI Corporation, a leading provider of silicon, systems and software technologies for the storage and networking markets, a position he held from May 2005 until the completion of LSI’s merger with Avago Technologies in May 2014. From 1993 to 2005, Mr. Talwalkar was employed by Intel Corporation, a leading producer of microchips, computing and communications products. At Intel, he held a number of senior management positions, including as Corporate Vice President and Co-General Manager of the Digital Enterprise Group, which was comprised of Intel’s business client, server, storage and communications business, and as Vice President and General Manager for the Intel Enterprise Platform Group, where he focused on developing, marketing, and supporting Intel business strategies for enterprise computing. Prior to joining Intel, Mr. Talwalkar held senior engineering and marketing positions at Sequent Computer Systems, a multiprocessing computer systems design and manufacturer that later became a part of IBM; Bipolar Integrated Technology, Inc., a very-large-scale integration (VLSI) bipolar semiconductor company; and Lattice Semiconductor Inc., a service driven developer of programmable design solutions widely used in semiconductor components.

Mr. Talwalkar has served as a member of the board of directors of: Advanced Micro Devices Inc., a developer of high performance computing, graphics and visualization technologies, since June 2017, where he is a member of the compensation and leadership resources committee, chair of the innovation and technology committee and has served as a member of the nominating and corporate governance committee and the innovation and technology committee; TE Connectivity Ltd, a connectivity and sensor solutions company, since March 2017, where he is the chair of the management development and compensation committee and has served as a member of the audit committee; and iRhythm Technologies Inc., digital health care solutions company, since May 2016, where he is the chair of the board and a member of the compensation and human capital management committee and the nominating and corporate governance committee, and has served as a member of the audit committee.

He previously served as a member of the board of directors of LSI from May 2005 to May 2014 and the U.S. Semiconductor Industry Association from May 2005 to May 2014. He was additionally a member of the U.S. delegation for World Semiconductor Council proceedings.

Mr. Talwalkar earned a B.S. degree in electrical engineering from Oregon State University.

Qualifications

The Board has concluded that Mr. Talwalkar should serve as a director of the Company because of his experience in the semiconductor industry, including as the former chief executive officer of a semiconductor company and his previous role in the semiconductor industry’s trade association; his technology experience; his business and operations leadership roles at other semiconductor companies that include a customer of the Company; his finance experience; his global business experience; his mergers and acquisitions experience; his board governance experience from service on other public company boards, including as chair of another board; and his cybersecurity expertise.

Key Skills and Experiences
•
Industry Knowledge
•
Customer/Deep Technology Knowledge
•
Marketing, Disruptive Technology, and Strategy Experience
•
Leadership Experience
•
Finance Experience
•
Global Business Experience
•
M&A Experience
•
Comparative Board/Governance Experience
•
Human Capital Management Experience
•
Risk Management Experience

84

Proposal No. 2: Advisory Vote to Approve Our Named Executive Officer Compensation
Section 14A of the Exchange Act enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, our named executive officer compensation, as disclosed in this proxy statement in accordance with SEC rules. Although the vote is advisory and is not binding on us or on our Board, our compensation and human resources committee and, as appropriate, our Board, will take into account the outcome of the vote when considering future executive compensation decisions and will evaluate whether any actions are necessary to address stockholder concerns.
We believe that our compensation philosophy has allowed us to attract, retain, and motivate qualified executive officers who have contributed to our success. For more information regarding the compensation of our named executive officers, our compensation philosophy, our 2024 Say on Pay results and our response, we encourage you to read the section of this proxy statement entitled “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis,” the compensation tables, and the narrative following the compensation tables for a more detailed discussion of our compensation policies and practices.
We are asking for stockholder approval, on an advisory or non-binding basis, of the following resolution:
‘RESOLVED, that the stockholders of Lam Research Corporation (the Company) hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables, and any related narrative disclosure included in the proxy statement.’
Each proxy received by the Proxy Holders will be voted “FOR” the advisory approval of the compensation of our named executive officers, unless the stockholder provides other instructions.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.
We provide for annual advisory votes to approve the compensation of our named executive officers. Unless modified, the next advisory vote to approve our named executive officer compensation will be at the 2026 annual meeting.
Stockholder approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock having voting power present, in person or by proxy, at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY OR NON-BINDING BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

Lam Research Corporation 2025 Proxy Statement 85

Proposal No. 3: Approval of the Adoption of the Lam 2025 Stock Incentive Plan
Summary
The Company is asking stockholders to approve the Lam 2025 Stock Incentive Plan (the “2025 Plan”).
The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board, upon the recommendation of the compensation and human resources committee, has unanimously approved the 2025 Plan, and recommends that our stockholders vote in favor of this proposal at the Annual Meeting. If approved by our stockholders, the 2025 Plan will replace our 2015 Stock Incentive Plan (the “2015 Plan”). The 2025 Plan will terminate ten (10) years from its effective date unless earlier terminated or suspended by the Board.
Background
Our stockholders previously approved our 2015 Plan, which currently allows us to grant stock options, stock appreciation rights (or “SARs”), restricted stock, restricted stock units (or “RSUs”) and other awards (including, but not limited to, purchase rights for shares, bonus shares, deferred shares, performance shares, and phantom shares) to our executive officers, employees (and those of our affiliates), non-employee directors, and consultants. In the event that our stockholders do not approve the 2025 Plan, the 2025 Plan will not become effective and no awards will be granted under the 2025 Plan. Also, the 2015 Plan will expire on November 3, 2025, prior to the annual meeting, and no awards may be granted under the 2015 Plan after its expiration.
Stockholder approval of the 2025 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of common stock having voting power present, in person or by proxy, at the annual meeting.
The material provisions of the 2025 Plan are highlighted in “Figure 9. 2025 Stock Incentive Plan Highlights” above and in the summary that follows. These summaries are not intended to be exhaustive and are qualified in their entirety by the terms of the 2025 Plan, a copy of which is set forth as Appendix A to this proxy statement.
Why We Believe You Should Vote “FOR” Proposal No. 3
We believe our future success depends in part on our ability to attract and retain high quality employees and non-employee directors and that the ability to provide equity-based awards under the 2025 Plan is critical to achieving this success. The 2025 Plan authorizes the Board, or any Board committee, to provide equity-based compensation in the form of stock options, SARs, restricted stock, RSUs, and other awards (including, but not limited to, purchase rights for shares, bonus shares, deferred shares, performance shares, and phantom shares) for the purpose of providing our executive officers, employees, non-employee directors, and consultants, incentives and rewards for performance while promoting the success of our business. We would be at a severe competitive disadvantage if we could not use these forms of stock-based awards to recruit and compensate our executive officers, employees and non-employee directors.
The use of our stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates executive officers, employees, and non-employee directors to create stockholder value because the value they realize from equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our executive officers, employees, and non-employee directors with the investment interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.
The 2015 Plan will expire on November 3, 2025. If the 2025 Plan is not approved, to ensure that our compensation program remains competitive, we will be compelled to increase significantly the cash component of our executive officer, employee, and non-employee director compensation, which may not necessarily align executive officer, employee or non-employee director compensation interests with the investment interests of our stockholders as effectively as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and require us to use cash that could be better utilized if reinvested in our businesses or returned to our stockholders.
86

Overhang and Dilution Information under Equity Incentive Plans
The following includes aggregated information regarding the overhang and dilution associated with the 2015 Plan, which is our only active equity incentive plan, and the potential stockholder dilution that would result if our proposed share authorization under the 2025 Plan is approved. The information is as of August 24, 2025. As of that date, there were approximately 1,263,302,363 of our shares of common stock outstanding:
2015 Plan
•
Outstanding stock options: 1,285,300 shares (0.1% of our outstanding shares). Our outstanding stock options have a weighted-average exercise price of $57.5344 and an average remaining term of 3.6916 years;

•	Unvested RSU awards: 7,146,798 shares (0.6% of our outstanding shares);
•	Outstanding Market-Based PRSUs, assuming that the outstanding awards achieve maximum performance: 1,742,374 shares (0.1% of our outstanding shares);
•
Total shares subject to outstanding awards, as described above (stock options, unvested RSU awards, and outstanding Market-Based PRSUs, assuming achievement of maximum performance level): 10,174,472 shares (0.8% of our outstanding shares);

•	Total shares available for future awards under the 2015 Plan: 62,670,388 shares (5.0% of our outstanding shares);
•
The total number of shares subject to outstanding awards: 10,174,472 shares, plus the total number of shares available for future awards under the 2015 Plan (62,670,388 shares), represents a current overhang percentage of 5.8% (in other words, the dilution of our stockholders represented by the 2015 Plan).

2025 Plan
Proposed shares available for issuance if the 2025 Plan is approved:
•
96,800,000 new shares (7.7% of our outstanding shares – this percentage reflects the simple dilution of our stockholders that would occur if the 2025 Plan is approved assuming, for purposes of the 2025 Plan’s 2:1 fungible share ratio, that all available shares are used for stock options or SARs4), plus

•
the total shares available for future awards under the 2015 Plan immediately prior to expiration of the 2015 Plan, which shares become available for awards under the 2025 Plan (these “rollover shares” equal 62,670,388 shares available under the 2015 Plan as of August 24, 2025); plus

•
shares subject to outstanding 2015 Plan awards that may, in part, become available for grant under recycling provisions (this amount of outstanding 2015 Plan awards as of August 24, 2025 was 10,174,472 shares).

•
The total of the three amounts above (96,800,000 new shares, plus 62,670,388 rollover shares, plus 10,174,472 shares subject to outstanding awards) as of August 24, 2025 represents an overhang of 169,644,860 shares (13.4% of our outstanding shares)

Based on the closing price on NASDAQ for our common stock on September 5, 2025 of $102.95 per share, the aggregate market value as of September 5, 2025 of (i) the 96,800,000 new shares requested for issuance under the 2025 Plan plus (ii) the approximate 62,670,388 rollover shares from the 2015 Plan which will be available for issuance under the 2025 Plan, was $16,417,476,445.
Burn Rate Information
Burn rate provides a measure of the potential dilutive impact of outstanding awards made pursuant to our annual equity award program under the 2015 Plan.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.
4
Under the 2025 Plan's 2:1 fungible share ratio, any stock options and SARs granted under the 2025 Plan will be counted against the maximum share limit as one share of our common stock for each share subject to an award, and any grant of “full value” awards such as restricted stock, RSUs, PRSUs or other awards will be counted against the 2025 Plan’s maximum share limit as two shares for every one share subject to an award. Because of this 2:1 fungible share ratio, the 96,800,000 newly-requested shares under the 2025 Plan equates to full value awards with respect to 48,400,000 shares, and the 62,492,709 shares remaining available under the 2015 Plan (that would become available for awards under the 2025 Plan) as of August 24, 2025 would equate to full value awards under the 2025 Plan with respect to 31,246,354 shares.

Lam Research Corporation 2025 Proxy Statement 87

Set forth below is a table that reflects our burn rate as of fiscal year end for 2025, 2024 and 2023, as well as the average over those years:
Figure 62. Burn Rate Information

	Fiscal Year 2025	Fiscal Year 2024	Fiscal Year 2023
Stock Options Granted (A)	18,030	298,080	396,630
RSUs and target Market-based PRSUs Granted	4,448,445	3,559,320	5,883,220
RSUs Granted (B)	3,877,391	3,055,920	5,123,130
Market-based PRSUs Granted (target) (C)	571,054	503,400	760,090
Weighted-Average Common Shares Outstanding (D)	1,276,932,878	1,311,118,060	1,343,917,330
Burn Rate ((A+B+C)/D)	0.35%	0.29%	0.47%
3 year average Burn Rate	0.37%

In determining the number of shares to request for approval under the 2025 Plan, our compensation and human resources committee received advice from Compensia, the committee’s independent compensation consultant, and from management relative to recent share usage and other criteria.
If the 2025 Plan is approved, we intend to utilize the shares authorized under the 2025 Plan to continue our practice of motivating key individuals through periodic equity grants. We anticipate that the shares requested in connection with the approval of the 2025 Plan will last, based on our historic grant rates and the approximate current stock price, for the entire term of the 2025 Plan, but they could last for a shorter period of time if actual practice does not match historic rates or our share price or employee headcount changes materially. As noted in “2025 Plan Highlights” below and elsewhere below, our compensation and human resources committee would retain full discretion under the 2025 Plan to determine the number and amount of awards to be granted under the 2025 Plan, subject to the terms of the 2025 Plan, and future benefits that may be received by participants under the 2025 Plan are not determinable at this time (other than with respect to anticipated annual equity grants to non-employee directors in 2025).
In evaluating this Proposal No. 3, stockholders should consider the factors set forth under “2025 Plan Highlights” below, plus the remaining information in this Proposal.
2025 Plan Highlights
Administration. The 2025 Plan is administered, with respect to grants to executive officers, employees, non-employee directors, and consultants, by the plan administrator (the “Administrator”), defined as the Board, the compensation and human resources committee, or one or more committees designated by the Board or the compensation and human resources committee. The compensation and human resources committee will act as the initial Administrator. With respect to grants to executive officers and non-employee directors, the compensation and human resources committee will be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act.
Award Types. The 2025 Plan provides for the grant of options, restricted stock, RSUs, SARs, and other awards. Summary descriptions of each award type are below:
•
Stock options. A stock option (whether an incentive stock option or nonstatutory stock option) entitles the grantee to purchase a specified number of shares of common stock at a price not less than market value per share on the date of grant.

•
Restricted stock. A grant of restricted stock involves the immediate transfer by the Company to a grantee of ownership of a specific number of shares of common stock in consideration of the performance of services.

•
RSUs. A grant of RSUs constitutes an agreement by the Company to deliver shares of common stock or cash, or a combination of both, to the grantee in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Administrator may specify.

•
SARs. A SAR is a right to receive from the Company an amount equal to 100%, or such lesser percentage as the Administrator may determine, of the spread between the base price and the value of the Company’s shares of common stock on the date of exercise.

•
Other Awards. Other awards under the 2025 Plan are awards denominated or payable shares or cash, including, but not limited to, purchase rights for shares, the grant of shares as a bonus, deferred shares, performance shares, phantom shares, and other similar types of awards, each with the terms and conditions as determined by the Administrator pursuant to an award agreement.

Eligibility. The 2025 Plan authorizes the Administrator to select the employees, non-employee directors, and consultants of the Company or a related entity to whom awards may be granted. Options granted under the 2025 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonstatutory stock options. Awards other than incentive stock options may be granted to employees, non-employee directors, and consultants of the Company and its subsidiaries and affiliates. Incentive stock
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options may be granted only to employees of the Company, its parent or any of its subsidiaries. The aggregate fair market value of the common stock with respect to any incentive stock options that become exercisable by an eligible employee in any calendar year may not exceed $100,000 or the remaining options will be treated as nonstatutory stock options. Under the 2025 Plan, awards may be granted to employees who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.
As of September 5, 2025, approximately seven officers (as defined in Rule 16a-1(f) under the Exchange Act), 10 non-employee directors, and 18,600 employees of the Company would have been eligible to receive grants under the 2025 Plan had the 2025 Plan been effective as of such date. Although the Company may engage certain consultants from time to time, we do not currently expect to grant awards under the 2025 Plan to such persons. The basis for participation in the 2025 Plan by eligible persons is the selection of such persons by the Administrator in its discretion
Terms and Conditions of Awards. Each award will be designated in an award agreement. Awards may be granted subject to an exercise or conversion privilege related to the passage of time or the grantee’s provision of service to the Company, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions as determined by the Administrator.
Subject to the terms of the 2025 Plan, the Administrator will determine the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash or shares) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria.
The term of each award under the 2025 Plan will be the term stated in the related award agreement; provided, however, that the term of any award may not be more than ten years, or five years in the case of incentive stock options awarded to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company.
The 2025 Plan authorizes the Administrator to grant options and SARs at an exercise price that is not less than 100% of the fair market value of the common stock on the date the option is granted; however, the price must not be less than 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company. In the case of restricted stock and restricted stock units, the purchase price, if any, will be determined by the Administrator. The exercise price or purchase price, as applicable, is generally payable in cash, check, shares of common stock or, with respect to options, through a broker-dealer sale and remittance procedure.
2025 Plan Reserve. Under the terms of the 2025 Plan, the maximum aggregate number of shares which may be issued pursuant to all awards is 96,800,000 shares plus the number of shares that remain available for grants under the 2015 Plan immediately prior to its expiration on November 3, 2025. As of August 24, 2025, the number of shares that remained available for grants under the 2015 Plan was 62,670,388. In addition, any shares that would otherwise return to the 2015 Plan will also be available for grant under the 2025 Plan (ignoring for this purpose the expiration of the 2015 Plan). The shares issued pursuant to awards may be authorized, but unissued, or reacquired shares of common stock. Although the maximum aggregate number of shares that may be issued pursuant to all awards is as set forth above, the maximum aggregate number of shares which may be issued pursuant to all awards of incentive stock options is 96,800,000 shares.
As of August 24, 2025, other than the 62,670,388 shares that remained available for grants under the 2015 Plan, no other Company equity incentive plans had shares available for the grant of awards.
Share Counting Mechanics & Fungible Share Limits. Options and SARs will be counted against the 2025 Plan share limit as one share subject to such an option or SAR (and will be counted as one share returned to the 2025 Plan in connection with options and SARs). In order to manage the dilution impact of awards granted under the 2025 Plan, shares subject to awards other than options and SARs granted under the 2025 Plan (e.g., restricted stock, restricted stock units and other awards) will count against the 2025 Plan share limit at a greater than a 1:1 rate. As was the case under the 2015 Plan, any shares subject to awards granted under the 2025 Plan other than options and SARs will be counted against the 2025 Plan share limit as two shares for every one share subject to such award (and will be counted as two shares for every one share returned to the 2025 Plan in connection with awards other than options and SARs). Because of this 2:1 fungible share ratio, the 96,800,000 newly-requested shares under the
2025 Plan equates to full value awards with respect to 48,400,000 shares, and the 62,670,388 shares remaining available under the 2015 Plan (that would become available for awards under the 2025 Plan) as of August 24, 2025 would equate to full value awards under the 2025 Plan with respect to 31,335,194 shares.
Limitations on Non-Employee Director Awards. The value of any awards granted to any non-employee director in any one calendar year for the director’s service, when added to any cash fees payable to the director for the director’s service in such calendar year, may not exceed an aggregate maximum value (computed as of the date of grant in accordance with applicable financial accounting rules) of $1,000,000 (or, for a non-executive chair of the Board, $1,500,000). The maximum aggregate value of awards and cash fees that may be granted to a non-employee director (including a non-executive chair of the Board) was determined by our compensation and human resources committee in consultation with Compensia, its independent compensation consultant, and designed to provide a suitable limit for the life of the 2025 Plan.
Allowances for Acquisitions or Similar Transactions. The Administrator may, as permitted by Nasdaq listing rule 5635(c), issue awards under the 2025 Plan in the assumption, conversion, or in substitution, of outstanding awards in connection with the
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Company or a related entity acquiring another entity, an interest in another entity or an additional interest in a related entity by merger, stock purchase, asset purchase or another form of transaction. Any shares that are issued in such circumstances will not reduce the number of shares available for issuance under the 2025 Plan or otherwise count against the other 2025 Plan limits described above.
Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the 2025 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a fiscal year, and the like, will be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the common stock, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company or (iii) any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Administrator, and its determination will be final, binding and conclusive.
Shares Available for Awards. Any shares covered by an award under the 2025 Plan or the 2015 Plan that is forfeited, canceled or expires, or is settled in cash, will be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the 2025 Plan. Any shares withheld by the Company to satisfy any tax withholding obligation for an award under the 2025 Plan or the 2015 Plan, other than for an option or SAR, will be returned to the 2025 Plan and will become available for future issuance under the 2025 Plan. For shares subject to awards under the 2015 Plan under these recycling provisions, if any such shares were subject to stock options or SARs, the number of shares available for future issuance under the 2025 Plan will increase by one for each such share, while if any such shares were subject to awards other than stock options or SARs under the 2015 Plan, the number of Shares available for Awards for future issuance under the 2025 Plan will increase by two for each such share.
The following types of shares covered by an award under the 2025 Plan or the 2015 Plan will not be returned to the 2025 Plan and will not become available for future issuances under the 2025 Plan:
•
Shares that have actually been issued (e.g., restricted stock) pursuant to an award, except in the case of unvested shares that are forfeited, or repurchased by the Company at the lower of their original purchase price or their fair market value.

•	Shares tendered or withheld in payment of an option or SAR exercise price, or withheld by the Company to satisfy any option or SAR tax withholding obligation.
•	Shares subject to share-settled SARs that are not actually issued in connection with the settlement of such SARs upon exercise.
•	Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.
Dividends. The Administrator may provide for the payment of dividends or dividend equivalent rights in the terms of an award, as evidenced in the award agreement. Such amounts may be paid in cash or additional shares and will be subject to the same vesting restrictions as the underlying award. Any dividends or dividend equivalent rights with respect to an award will be deferred until, and paid contingent upon, the vesting of such underlying award.
Minimum Vesting Periods. No award may vest sooner than the one-year anniversary of the date of grant (except with respect to (i) awards to non-employee directors that vest on or about the one year anniversary of the applicable date of grant and the date of the next annual meeting of stockholders, which vesting date is at least 50 weeks after the date of grant, (ii) shares delivered in lieu of currently payable cash obligations, (iii) awards granted in connection with the assumption, conversion, or in substitution of outstanding awards in connection with acquisitions or similar transactions, or (iv) additional Awards up to a maximum of 5% of the maximum aggregate number of Shares that may be issued pursuant to the 2025 Plan or as otherwise described below). An award may provide for earlier vesting in specific circumstances, including (i) in the event of the death or disability of a grantee, (ii) in the event of the termination of a grantee’s service, or (iii) in the event of a Corporate Transaction (as defined in “Corporate Transactions” below) where either (A) within a specified period the grantee is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such awards are not assumed or converted into replacement awards as evidenced in the applicable award agreement.
No Repricing without Stockholder Approval. The Company will obtain stockholder approval prior to (a) the reduction of the exercise price of any option or SAR awarded under the 2025 Plan or (b) the cancellation of an option or SAR at a time when its exercise price exceeds the fair market value of the underlying shares, in exchange for cash, another award, or an option or SAR with a lower exercise price (unless the cancellation and exchange occurs in connection with an acquisition by the Company, a change in the Company’s capitalization, or a Corporate Transaction).
Corporate Transactions. Unless otherwise set forth in an award agreement, a Corporate Transaction for purposes of the 2025 Plan is (i) a merger or consolidation in which the Company is not the surviving entity or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Company’s common stock in substantially the same proportions as
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immediately prior to such transaction, (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or (iii) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction.
In the event of a Corporate Transaction, any or all outstanding awards will be subject to the definitive agreement governing the Corporate Transaction. Such transaction agreement may provide, without limitation, for (A) the assumption, substitution or replacement with equivalent awards of outstanding awards (but in each case adjusted to reflect the transaction terms) by the surviving corporation or its parent, (B) continuation of outstanding awards (but again adjusted to reflect the transaction terms) by the Company if the Company is a surviving corporation, (C) accelerated vesting, or lapse of repurchase rights or forfeiture conditions applicable to, and accelerated expiration or termination of, the outstanding awards, or (D) settlement of outstanding awards (including termination thereof) in cash. Except for adjustments to reflect the transaction terms as referenced above or, to the extent any award or shares are subject to accelerated vesting or lapse of restrictions approved by the Board or compensation and human resources committee upon specific events or conditions (and then only to the extent such acceleration benefits are reflected in the transaction agreement, the applicable award agreement or another written agreement between the participant and the Company), any outstanding awards that are assumed, substituted, replaced with equivalent awards or continued will continue following the transaction to be subject to the same vesting or other restrictions that applied to the original award. The Administrator need not adopt the same rules or apply the same treatment for each award or grantee.
In the event of a dissolution or liquidation of the Company, to the extent an award has not been exercised or the shares subject to the award have not been issued in full prior to the earlier of the completion of the transaction or the applicable expiration date of the award, then outstanding awards will terminate immediately prior to the transaction.
Conditions of Award. The 2025 Plan performance criteria established by the Administrator may include, one or more performance factors or business criteria including but not limited to those in the non-exhaustive list contained in the 2025 Plan, which factors or criteria may be applicable to the Company, related entities and/or any individual business units of the Company or any related entity including on a pro forma basis. The Administrator may compute any performance measure to exclude certain items or events and, if the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business or other events or circumstances render a performance goal unsuitable, the Administrator may in its discretion modify such performance goal, or the actual level of achievement regarding such performance goal, in whole or in part, as the Administrator deems appropriate and equitable.
Amendment, Suspension or Termination of the 2025 Plan. The 2025 Plan will terminate ten (10) years from its effective date unless earlier terminated or suspended by the Board. No incentive stock options may be granted under the 2025 Plan after August 26, 2035, which is the tenth anniversary of the date the 2025 Plan was approved by the Board. The Board may at any time amend, suspend or terminate the 2025 Plan; provided, however, that the Company will obtain stockholder approval of any such amendment in such a manner and to such a degree as required by applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction.
Recoupment/Clawback. Awards issued under the 2025 Plan will be subject to the terms and conditions of the Company’s Policy for the Recovery of Erroneously Awarded Compensation and any other clawback provisions, policy or policies as may be in effect from time to time (including applicable rules and regulations of any national securities exchange on which the shares at any point may be traded). The Administrator may also specify in any award agreement that the grantee’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, including but not limited to, a breach by the grantee of any confidentiality or other restrictive covenants that may apply to the grantee.
U.S. Federal Income Tax Consequences
The following is a brief summary of some of the U.S. federal income tax consequences of certain transactions under the 2025 Plan based on federal income tax laws in effect as of the date of this proxy statement. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2025 Plan participants, is not intended to be complete and does not describe U.S. federal taxes other than income taxes (such as Medicare and Social Security taxes), state local or foreign tax consequences.
Tax Consequences to Participants
•
Nonstatutory Stock Options. In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of common stock and the fair market value of the shares of common stock, if unrestricted, on the date of exercise; and (3) at the time of sale of shares of common stock acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares of common stock after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares of common stock have been held.

Lam Research Corporation 2025 Proxy Statement 91

•
Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares of common stock is made by such optionee within two years after the date of grant or within one year after the transfer of such shares of common stock to the optionee, then upon sale of such shares of common stock, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares of common stock at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares of common stock. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
•
SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

•
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares of common stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (which we refer to as the “Restrictions”). However, a recipient may instead elect under Section 83(b) of the Code within 30 days of the date of transfer of the shares of common stock to have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares of common stock (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

•
RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs, if any), and the capital gains/loss holding period for such shares will also commence on such date.

•
Other Awards. No income generally will be recognized upon the grant of other awards under the 2025 Plan, such as performance shares. Upon payment in respect of other awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Tax Withholding
No shares shall be delivered under the 2025 Plan to any participant or other person until such participant or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of shares. Upon exercise or vesting of an award, the Company shall withhold or collect from the participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of shares covered by the award sufficient to satisfy the applicable tax withholding obligations incident to the exercise or vesting of an award. Notwithstanding the foregoing, in no event will the fair market value of the Shares to be withheld or collected for the satisfaction of tax obligations exceed the minimum amount required to be withheld unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Administrator.
Tax Consequences to the Company or its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
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New 2025 Plan Benefits
Future awards under the 2025 Plan will be made at the discretion of the Administrator; therefore, it is generally not possible to quantify the benefits or amounts that may be received by the named executive officers or groups noted in the table below pursuant to the 2025 Plan in the future. However, estimated awards that are anticipated to be made in 2025 to our non-employee directors based on the current non-employee director compensation program are set forth in the table below.
Figure 63. New Plan Benefits

Name and Position	Dollar Value ($)
Timothy M. Archer, President, Chief Executive Officer	N/A
Douglas R. Bettinger, Executive Vice President, Chief Financial Officer	N/A
Patrick J. Lord, Executive Vice President, Chief Operating Officer	N/A
Ava A. Harter, Senior Vice President, Chief Legal Officer and Secretary	N/A
Seshasayee (Sesha) Varadarajan, Senior Vice President, Global Products Group	N/A
Executive Officers as a Group	N/A
Non-Executive Directors as a Group(1)	2,400,000
Non-Executive Officer Employees as a Group	N/A

(1)
The amount disclosed is an estimate for all RSUs to be issued to our 10 non-employee directors after the Annual Meeting, using the current $240,000 target grant date value per non-employee director for restricted stock unit awards under the current non-employee director compensation program.

Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the 2025 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2025 Plan by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE LAM 2025 STOCK INCENTIVE PLAN

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information, as of June 29, 2025, regarding securities authorized for issuance under the Company’s equity compensation plans. The Company’s equity compensation plans include the 1999 Employee Stock Purchase Plan (the “1999 ESPP”) and the 2015 Stock Incentive Plan (the “2015 Plan”), each as amended and as may be amended.
Figure 64. Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(1) ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	11,125,673(2)	57.53	111,034,928(3)
Equity compensation plans not approved by security holders	—	—	—
Total	11,125,673	57.23	111,034,928

(1)	Weighted-average exercise prices do not include service-based RSUs or Market-based PRSUs, which do not have an exercise price.
(2)
Includes 11,125,673 shares issuable upon service-based RSUs vesting, Market-based PRSUs vesting or stock option exercises under the 2015 Plan. The share total assumes shares will be issued at the maximum vesting amount for outstanding Market-based PRSUs.

(3)
Includes 62,666,508 shares available for future issuance under the 2015 Plan and 48,368,420 shares available for future issuance under the 1999 ESPP. All of the shares available for future issuance under the 1999 ESPP are available to purchase during the current purchase period, but the actual number of shares that can be purchased depends on the purchase price, which is not fixed until the end of the purchase period, and is subject to limits on purchases by individuals. The number of shares that may be purchased by an individual in the current purchase period under the 1999 ESPP cannot exceed 10,000 shares and the total fair market value of shares that can be purchased by an individual during a calendar year cannot exceed $25,000.

Lam Research Corporation 2025 Proxy Statement 93

Proposal No. 4: Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2026
The audit committee has appointed KPMG as the Company’s independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2026. Previously, EY had served in this role. The dismissal of EY as the Company’s independent registered public accounting firm is discussed above, under “Audit Matters – Change in Independent Registered Public Accounting Firm.” The engagement of KPMG was approved by the audit committee on September 8, 2025, and the engagement was effective as of that date.
Stockholders are being asked to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal year 2026. Although the audit committee has the sole authority to appoint the Company’s independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection to our stockholders for ratification. If the stockholders do not ratify the appointment of KPMG, the audit committee will contemplate whether to reconsider the appointment. Even if the stockholders ratify the appointment, the audit committee may, in its discretion, appoint a different independent auditor at any time if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.
Each proxy received by the Proxy Holders will be voted “FOR” the ratification of the appointment of KPMG, unless the stockholder provides other instructions.
Our audit committee will meet periodically with KPMG to review both audit and non-audit services performed by KPMG, as well as the fees charged for those services. Among other things, the committee examines the effect that the performance of non-audit services, if any, may have upon the independence of the independent registered public accounting firm. All professional services provided by KPMG, including non-audit services, if any, are subject to approval by the audit committee in accordance with applicable securities laws, rules, and regulations. For more information, see “Audit Matters – Audit Committee Report” and “Audit Matters – Relationship with Independent Registered Public Accounting Firm” above.
A representative of KPMG is expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire. The representative will also be available to respond to appropriate questions from the stockholders.
Stockholder approval of Proposal No. 4 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock having voting power present, in person or by proxy, at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

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Proposal 5: Approval of an Amendment to the Company’s Restated Certificate
of Incorporation to Limit the Liability of Certain Officers as Permitted by Delaware Law
The Board, upon recommendation of the Nominating and Governance Committee, has unanimously approved and declared advisable, and recommends that our stockholders approve and adopt, an amendment to the Company’s Restated Certificate of Incorporation (our “Certificate of Incorporation”) that would eliminate the personal liability of certain officers for monetary damages in certain circumstances, as permitted by Delaware law. If approved, the first paragraph of Article TENTH of our Certificate of Incorporation will be amended to read in its entirety as set forth below (with additions underlined):
TENTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable.
Currently, Article TENTH of our Certificate of Incorporation provides exculpatory provisions for the elimination of personal liability of directors for monetary damages in certain circumstances pursuant to, and consistent with, Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Such director exculpatory provisions are common among large public companies, and we believe that such provisions allow us to better recruit and retain highly qualified persons to serve as directors. Under prior law, the DGCL did not allow for similar elimination or limitation of officers’ personal liability. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit corporations to extend similar, but more limited, exculpatory protections to officers by eliminating or limiting the liability of certain officers, in certain limited circumstances, such as direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions. The DGCL, as amended, does not permit corporations to, and our proposed amendment to our Certificate of Incorporation would not, eliminate our officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders on behalf of the Company. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Given the narrow class and types of claims for which officers’ liability would be exculpated, the Board believes the proposed amendment to our Certificate of Incorporation would not negatively impact stockholder rights and is in the best interests of the Company and our stockholders.
In accordance with the DGCL, the proposed amendment would only apply to certain officers, namely to a person who (during the course of conduct alleged to be wrongful) (i) is or was serving as our president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) is or was identified in our public filings with the SEC as one of our most highly compensated executive officers, or (iii) has, by written agreement with the Company, consented to be identified as an officer for purposes of accepting service of process in Delaware.
The Board believes that it is advisable and in the best interests of the Company and its stockholders to limit the personal liability of certain officers to the extent permitted by the DGCL. The nature of the role of officers, like that of directors, often requires them to make decisions on crucial matters, frequently in response to time-sensitive opportunities and challenges. This can create substantial risk of opportunistic lawsuits seeking to impose liability on the basis of hindsight, regardless of merit. Limiting the personal risk to our officers, in addition to the existing limitation for directors, would empower our officers to best exercise their business judgment and act in good faith in furtherance of stockholder interests, without the potential distractions posed by the risk of personal liability.
Many companies have adopted or will adopt similar exculpation clauses limiting the personal liability of officers, and failing to adopt the proposed amendment could impact our ability to recruit and retain exceptional officers. In the absence of such protection, qualified individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit.
In its consideration of the proposed amendment, the Board took into account the narrow class and type of claims for which officers would be exculpated from liability pursuant to the amended DGCL Section 102(b)(7), the limited number of the Company officers that would be impacted, and the benefits the Board believes would accrue to the Company by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to better attract and retain key officers and the potential to reduce officers’ litigation costs associated with frivolous lawsuits.
The Board balanced these considerations with the Company’s existing corporate governance practices and unanimously determined that it is advisable and in the best interests of the Company and our stockholders to adopt the proposed amendment to extend exculpation protection to our officers in addition to our directors.
The Board has approved the proposed amendment to our Certificate of Incorporation and recommends that stockholders vote “For” the amendment to our Certificate of Incorporation. If this Proposal is approved by stockholders, a Certificate of Amendment to our Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware, and become effective on the filing date, which the Company expects to be promptly following the annual meeting.
Lam Research Corporation 2025 Proxy Statement 95

The Board reserves the right to abandon the proposed amendment to our Certificate of Information at any time before it becomes effective, even if it is approved by our stockholders. If our stockholders do not approve this Proposal, Article TENTH of our Certificate of Incorporation will remain unchanged and a Certificate of Amendment setting forth the proposed amendment to our Certificate of Incorporation will not be filed with the Secretary of State of the State of Delaware.
Stockholder approval of Proposal No. 5 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS AS PERMITTED BY DELAWARE LAW.

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Proposal 6: Stockholder Proposal
John Chevedden, residing at 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the beneficial owner of 100 shares of the Company’s common stock, has notified us that he intends to present the following proposal at the annual meeting.
In accordance with the applicable rules of the SEC, we have set forth Mr. Chevedden’s proposal below exactly as submitted to us. All statements contained in the stockholder proposal are the sole responsibility of the proponent.
The board of directors unanimously recommends that you vote “AGAINST” the stockholder proposal for the reasons set forth below the proposal.
Proposal 6 – Realistic Shareholder Ability to Call for a Special Shareholder Meeting

Shareholders ask the Board of Directors to take the steps necessary to amend the appropriate governing documents to give the owners of a combined 10% of the outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting.
This proposal is already successful in a limited manner because after this proposal was submitted Lam Research adopted a limited shareholder right to call for a special shareholder meeting at the higher 20% sock ownership requirement. A major restriction was then baked into the higher 20% figure to exclude all Lam Research shares not already held for one year from this important shareholder right. This exclusion is particularly damaging because shares owned for less than one year are the shares most likely to call for a special shareholder meeting on an important business matter.
The best strategies for turning around a company do not necessarily come from a company’s existing shareholders.
If LRCX finds itself in a future slump, LRCX shareholders and potential LRCX shareholders will not even consider acquiring more shares in order to call for a special shareholder meeting, if they have to sit on their shares for one-year to call for a special shareholder meeting. A one-year holding period makes no sense. A slumping stock price demands a quick response before the window of opportunity passes.
If one shareholder or a group of shareholders can quickly acquire more shares to call for a special shareholder meeting this is an incentive for LRCX Directors to avoid a slump in the first place since the continued service of the certain LRCX Directors could be terminated by a special shareholder meeting. This is a good incentive for the LRCX Directors to have for the benefit of all LRCX shareholders.
There is no concern that a 10% figure to call for a special shareholder meeting is too easy. It is almost unheard of for any special shareholder meeting, called for by shareholders, to ever occur at any company even though a significant number of companies have the 10% figure. The reason to have this right is that with this right in place companies are more likely to engage productively with their shareholders because shareholders have an alternative ability to call for a special shareholder meeting.
With the widespread use of online shareholder meetings it is much easier for a company to conduct a special shareholder meeting for important business matters and Lam Research bylaws need to be updated accordingly.
Please vote yes:
Realistic Shareholder Ability to Call for a Special Shareholder Meeting – Proposal 6
Opposing Statement of the Board of Directors
The Board of Directors recommends a vote AGAINST the stockholder proposal
The Board has carefully considered the proposal and believes that it is not in the best interests of our stockholders, considering our recently amended bylaws. Our bylaws give stockholders who have owned at least 20% of our common stock, continuously for at least one year, the right to call a special meeting of stockholders. The 20% ownership threshold adopted by the Board aligns with market practices, and the one-year holding period is necessary to help prevent misuse of the special meeting process. Consequently, the Board UNANIMOUSLY recommends a vote AGAINST this proposal for the following reasons.
Lam Research Corporation 2025 Proxy Statement 97

Stockholders currently have a meaningful right to call a special meeting, which is reasonable and in the best interests of all of our stockholders
We recognize the importance of providing stockholders the ability to call special meetings when appropriate. In response to the receipt of the stockholder proposal, and after considering the governance policies and views of our stockholders, on May 20, 2025, the Board amended our bylaws to permit stockholders who have owned, in the aggregate, at least 20% of the outstanding shares of our common stock continuously for at least one year, to call a special meeting of stockholders, subject to certain customary requirements. These requirements are intended to ensure that our stockholders receive adequate, timely and accurate information in connection with a special meeting and to avoid the unnecessary use of resources that would result from holding special meetings redundantly in close proximity to our annual meetings or other stockholder meetings in which a similar item was considered.
Our bylaws grant our stockholders a meaningful right to call a special meeting with appropriate ownership threshold and holding period requirements that align with our stockholders’ interests. We believe that the current 20% ownership threshold and one-year holding period are reasonable and strike the appropriate balance between enhancing the ability of our stockholders to act on important and urgent matters, while at the same time protecting against misuse of the special meeting right by a small number of short-term stockholders whose interests may not be shared by the vast majority of our stockholders. The Board believes that the rights set forth in our bylaws are in the best interests of all of our stockholders.
A 20% ownership threshold appropriately balances the interests of all stockholders and is in line with market practice
The Board believes that special meetings should be limited to circumstances in which more than a small percentage of our stockholders determine that a matter is sufficiently critical or time-sensitive that it must be addressed between annual meetings. The 20% threshold in our bylaws ensures that a special meeting of stockholders may only be called by a stockholder or group of stockholders with a more substantial stake in our Company and who share interest in a common topic. This threshold strikes the appropriate balance by safeguarding stockholder interests and preventing corporate waste, while at the same time ensuring that stockholders have the ability to call special meetings when appropriate. A threshold at 10% of our outstanding common stock or the lowest percentage of stockholders as governed by Delaware law, as requested by the proposal, would allow a small number of stockholders to use the right to call a special meeting as a means to advance special interest agendas, or goals not widely shared by our stockholders as a whole, or to apply short-term oriented pressure that is inconsistent with the long-term interests of the Company and our stockholders.
The 20% special meeting ownership threshold included in our bylaws is in line with market practice and, notably, is actually lower than the most common special meeting ownership threshold of 25%. As of August 2025, within the S&P 500, 78% of companies provide stockholders the right to call a special meeting of stockholders. Of those companies, more than half have adopted an ownership threshold of 20% or higher for allowing stockholders to call a special meeting, with the most common ownership threshold being 25%, while only about 22% have adopted a special meeting ownership threshold of 10% or less. The Board believes that the 20% ownership threshold is appropriate for our Company and in line with market practice.
The one-year holding requirement protects the Company and our broader stockholder base against misuse of special meetings by short-term stockholders with narrow interests
Eliminating the one-year holding requirement would allow individuals or special-interest stockholder groups with short-term agendas to call a special meeting immediately after purchasing our common stock. Enabling stockholders who have not held a financial stake in the Company for a meaningful period of time to call a special meeting would result in outsized attention and resources being devoted to special interests inconsistent with the long-term goals of the Company, and would come at the expense of stockholders who seek a long-term investment in the Company. The nominal one-year holding requirement appropriately safeguards stockholder interests and prevents corporate waste, while preserving the ability for stockholders to call special meetings when appropriate.
Stockholders also have the ability to act by written consent for any action required or permitted to be taken at an annual or special meeting of stockholders. This right enables our stockholders to take action outside of annual or special meetings and, in the event an urgent or strategic matter of importance arises which demands an immediate stockholder response, stockholders may make use of their ability to act by written consent, which is not limited to stockholders who have held our common stock for at least one year.
In addition, the one-year holding period included in our bylaws is consistent with the minimum holding period established by the SEC under Rule 14a-8 of the Exchange Act, which enables a stockholder to include a proposal in an issuer’s proxy statement. In adopting the holding requirements under Rule 14a-8, the SEC indicated that the holding period should be calibrated such that a stockholder has some meaningful “economic stake or investment interest” in a company before the stockholder may draw on company and stockholder resources and command the time and attention of other stockholders to consider and vote on the proposal. The Board believes the SEC’s reasoning is equally applicable to the Company’s one-year holding requirement for requesting a special meeting, as stockholders who have held shares for at least one year show an appreciation of, and commitment to, the long-term success of the Company and its efforts to create sustainable value.
Our special meeting requirements strike an appropriate balance and protect against waste
Special meetings of stockholders can be disruptive to business operations, incur substantial expenses and harm long-term stockholder interests. The Board, management and employees must devote a significant amount of time and attention preparing for such meetings, which distracts from their primary focus of maximizing long-term financial returns for stockholders and operating our
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business in the best interest of all stockholders. In addition, with each special meeting of stockholders, we will likely incur significant expenses to prepare the disclosures required for such meetings, print and distribute materials, solicit proxies and tabulate votes. As a result, special meetings of stockholders should be limited to circumstances where a substantial number of stockholders with a committed financial stake in the Company believe a matter is sufficiently urgent or extraordinary to justify calling a special meeting.
We have implemented strong and effective corporate governance policies that provide stockholders with meaningful opportunities to engage in Company affairs
The Nominating and Governance Committee of the Board regularly reviews the Company’s corporate governance practices. We are committed to effective corporate governance policies that provide sufficient avenues for stockholders to meaningfully engage in Company affairs. The Board believes that our existing governance structure is in line with best practices, promotes director accountability, protects stockholders’ interests, and demonstrate our responsiveness and willingness to engage with stockholders and provide them with a meaningful voice. Our corporate governance structure includes:
•	Independent Board: All of the Company’s eleven current Board members are independent except for the CEO.
•
Independent Committees: Each of the Board’s three key standing committees—the Audit Committee, the Compensation and Human Resources Committee, and the Nominating and Governance Committee—are comprised solely of independent directors.

•	Independent Board Leadership: The Company maintains separate CEO and Board chair roles, and the Board chair is an independent director.
•	Annual Election of Directors: The Company’s directors stand for election on an annual basis.
•
Strong Director Refreshment and Evaluation Practices: We regularly review the composition of the Board and seek ways to deepen and maintain the Board’s expertise. We have an annual evaluation process for the Board, each Board committee, and each director.

•	Proxy Access: Stockholders may nominate directors through the existing proxy access right that is consistent with market practice.
•	Majority Voting Standard: The Company has a majority voting standard for uncontested elections of directors and a director resignation policy.
•	Retirement Policy: No director may be nominated to a new term after having attained the age of 75 years.
•	Board Communication: Stockholders may contact the Board, any Board committee, or any individual director.
•	Stockholder Right to Act by Written Consent: Stockholders may act by written consent in accordance with the Company’s Certificate of Incorporation and bylaws.
We engage regularly with our stockholders to discuss governance and other matters, to ensure that management and the Board understand and address issues that are important to the Company’s stockholders. Feedback from these engagements is provided to the Nominating and Governance Committee of the Board, which in turn decides whether enhancements to our Company’s policies and practices would be appropriate to meet stockholder expectations, including those relating to current issues or emerging trends. Our annual stockholder meeting allows direct feedback through voting on director nominees, executive compensation, auditor selection, and other matters, as well as engagement with management and the Board.
These corporate governance policies provide our stockholders with numerous opportunities to be heard and to engage directly with the Board. In light of these existing opportunities for stockholder engagement, together with the existing rights to call a special meeting and to act by written consent, the Board believes that a further reduced threshold and/or the removal of the holding period as requested by the proposal would not make a meaningful difference in our stockholders’ ability to engage with the Board that would outweigh the substantial negatives associated with the proposal.
Conclusion
For the above reasons, the Board has determined that it is not in the best interests of our stockholders to adopt this proposal. Doing so is unnecessary in light of the existing bylaws, which allows stockholders who own at least 20% of our capital stock continuously for at least one year to call a special meeting of stockholders and provide multiple alternative avenues for stockholders to engage with the Company and the Board. The Board UNANIMOUSLY urges stockholders to vote AGAINST the proposal to reduce the ownership threshold to 10% of our common stock or the lowest percentage of stockholders as governed by Delaware law and to remove the one-year holding period requirement for stockholders’ right to call a special meeting.
Stockholder approval of Proposal No. 6 requires the affirmative vote of the holders of a majority of all outstanding shares of common stock having voting power present, in person or by proxy, at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL

Lam Research Corporation 2025 Proxy Statement 99

Other Voting Matters
We are not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, the Proxy Holders intend to vote the shares they represent as the Board may recommend or, if the Board does not make a recommendation, as the Proxy Holders decide in their reasonable judgment. It is important that your stock holdings be represented at the meeting, regardless of the number of shares you hold. We urge you to complete and return the accompanying proxy card in the enclosed envelope, or vote your shares by telephone or internet, as described in the materials accompanying this proxy statement.
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Voting and Meeting Information
Information Concerning Solicitation and Voting
Our Board solicits your proxy for the 2025 Annual Meeting of Stockholders and any adjournment or postponement of the meeting, for the purposes described in the “Notice of 2025 Annual Meeting of Stockholders.” The sections below show important details about the annual meeting and voting.
Record Date
Only stockholders of record at the close of business on September 5, 2025 (the “Record Date”) are entitled to receive notice of and to vote at the annual meeting.
Shares Outstanding
As of the Record Date, 1,261,032,300 shares of common stock were outstanding.
Quorum
Stockholders who hold shares representing a majority of our shares of common stock outstanding and entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum. A quorum is required to transact business at the annual meeting. Virtual attendance at the annual meeting constitutes presence in person for purposes of a quorum at the annual meeting.
Inspector of Elections
The Company will appoint an inspector of elections to determine whether a quorum is present. The inspector will also tabulate the votes cast at the annual meeting, whether cast in person or by proxy.
Voting by Proxy
Stockholders may direct the Proxy Holders on how to cast votes on their behalf by internet, telephone, or mail, per the instructions on the accompanying proxy card.
Voting at the Meeting
This year’s annual meeting will be a virtual meeting. Stockholders of record may vote electronically during the meeting by visiting the meeting website at virtualshareholdermeeting.com/LRCX2025. To vote during the meeting, a stockholder will need the 16-digit control number included on their Notice of Internet Access or proxy card. A beneficial owner of shares (i.e., an owner who is not the record holder of their shares) should refer to the voting instructions provided by the beneficial owner’s brokerage firm, bank, or other stockholder of record holding such shares for the beneficial owner. Voting electronically during the meeting by a stockholder as described here will replace any previous votes of that stockholder submitted by proxy.
Changing Your Vote
Stockholders of record may change their votes by revoking their proxies at any time before the polls close by (1) submitting a later-dated proxy by the internet, telephone or mail, or (2) submitting a vote electronically during the annual meeting. Before the annual meeting, stockholders of record may also deliver voting instructions to: Lam Research Corporation, Attention: Secretary, 4650 Cushing Parkway, Fremont, California 94538. If a beneficial owner holds shares through a bank or brokerage firm, or another stockholder of record, the beneficial owner must contact the stockholder of record in order to revoke any prior voting instructions.
Voting Instructions
If a stockholder completes and submits proxy voting instructions, the Proxy Holders will follow the stockholder’s instructions. If a stockholder votes by means of the proxy solicited by this proxy statement and does not instruct the Proxy Holders how to vote, the Proxy Holders will vote: (i) “FOR” all individuals nominated by the Board; (ii) “FOR” approval, on an advisory basis, of our named executive officer compensation; (iii) “FOR” the approval of our 2025 Stock Incentive Plan; (iv) “FOR” the ratification of EY as the Company’s independent registered public accounting firm for fiscal year 2026; (v) “FOR” the approval of an amendment to our Certificate of Incorporation; and (vi) “AGAINST” the stockholder proposal previously described in this proxy statement. The Proxy Holders will vote on any other matters properly presented at the annual meeting in accordance with their best judgment.
Lam Research Corporation 2025 Proxy Statement 101

Voting on Proposals
Pursuant to Proposal No. 1, Board members will be elected at the annual meeting to fill eleven seats on the Board to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified, under a “majority vote” standard. The majority voting standard means that, even though there are eleven nominees in total for the eleven Board seats, a nominee will be elected only if they receive an affirmative “for” vote from stockholders owning, as of the Record Date, at least a majority of the shares present and voted at the meeting in such nominee’s election by proxy or in person. If an incumbent fails to receive the required majority, their previously submitted resignation will be promptly considered by the Board. Each stockholder may cast one vote (“for”, “against,” or “abstain”), per share held, for each of the eleven nominees. Stockholders may not cumulate votes in the election of directors.
Each share is entitled to one vote on Proposal Nos. 2, 3, 4, 5 and 6. Votes may be cast “for,” “against,” or “abstain” on each of these five Proposals. Approval of Proposal Nos. 2, 3, 4, and 6 requires the affirmative vote of the holders of a majority of the shares of common stock having voting power present, in person or represented by proxy, at the meeting. Approval of Proposal No. 5 requires the affirmative vote of the holders of a majority of the shares of common stock entitled to vote at the meeting.
Effect of Abstentions and Broker Non-Votes
Shares voted “abstain” and broker non-votes (shares held by brokers that do not receive voting instructions from the beneficial owner of the shares, and do not have discretionary authority to vote on a matter) will be counted as present for purposes of determining whether we have a quorum. For purposes of voting results, abstentions will have no effect with respect to the election of directors but will have the effect of “against” votes with respect to other proposals. For purposes of voting results, broker non-votes will have the effect of “against” votes with respect to Proposal No. 5, but will not be counted with respect to the other proposals.
Voting by 401(k) Plan Participants
Participants in Lam’s Savings Plus Plan, Lam Research 401(k) (the “401(k) Plan”) who held Lam common stock in their personal 401(k) Plan accounts as of the Record Date, will receive this proxy statement, so that each participant may vote, by proxy, their interest in Lam’s common stock as held by the 401(k) Plan. The 401(k) Plan trustee will aggregate and vote proxies in accordance with the instructions in the proxies of employee participants that it receives.
Voting Results
We will announce preliminary results at the annual meeting. We will report final voting results at investor.lamresearch.com and in a Form 8-K to be filed shortly after the annual meeting.
Availability of Proxy Materials
Beginning on September 24, 2025, this proxy statement and the accompanying proxy card and 2025 Annual Report on Form 10-K to Stockholders will be mailed to stockholders entitled to vote at the annual meeting who have designated a preference for a printed copy. Stockholders who previously chose to receive proxy materials electronically were sent an email with instructions on how to access this year’s proxy materials and the proxy voting site.
We have also provided our stockholders access to our proxy materials over the internet in accordance with rules and regulations adopted by the SEC. These materials are available on our website at investor.lamresearch.com. We will furnish, without charge, a printed copy of these materials and our 2025 Annual Report (including exhibits) on request by telephone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538), or by email (to investor.relations@lamresearch.com).
A Notice of Internet Availability of Proxy Materials will be mailed beginning on September 24, 2025 to all stockholders entitled to vote at the meeting. The notice will have instructions for stockholders on how to access our proxy materials through the internet and how to request that a printed copy of the proxy materials be mailed to them. The notice will also have instructions on how to elect to receive all future proxy materials electronically or in printed form. If you choose to receive future proxy materials electronically, you will receive an email each year with instructions on how to access the proxy materials and proxy voting site.
Proxy Solicitation Costs
The Company will bear the cost of all proxy solicitation activities. Our directors, officers and other employees may solicit proxies personally or by telephone, email or other communication means, without any cost to Lam Research. In addition, we have retained D.F. King & Co., Inc. to assist in obtaining proxies by mail, facsimile or email from brokers, bank nominees and other institutions for the annual meeting. The estimated cost of such services is $17,500 plus out-of-pocket expenses. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers and nominees for the expenses of doing so in accordance with statutory fee schedules.
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Other Meeting Information
Annual Meeting Admission
All stockholders entitled to vote as of the Record Date are entitled to attend the annual meeting virtually. Stockholders of record may attend the meeting by visiting the meeting website at virtualshareholdermeeting.com/LRCX2025. To attend, a stockholder will need the 16-digit control number included on their Notice of Internet Access or proxy card. A beneficial owner of shares (i.e., an owner who is not the record holder of their shares) who wishes to attend the meeting should refer to the instructions provided by the beneficial owner’s brokerage firm, bank, or other stockholder of record holding such shares for the beneficial owner.
Asking Questions
Stockholders who wish to submit a question during the annual meeting may log into the virtual meeting platform at virtualshareholdermeeting.com/LRCX2025, beginning at 9:00 a.m. Pacific Time on November 4, 2025, type their question where indicated, and click to submit.
We ask that you limit your questions to those that are relevant to the annual meeting or our business. Questions may not be addressed if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, or repetitious of statements already made. In addition, questions may be grouped by topic by our management. Questions will be addressed during the appropriate portions of the meeting, and we may also respond by posting answers on our website after the annual meeting.
Stockholder Accounts Sharing the Same Last Name and Address; Stockholders Holding Multiple Accounts
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Lam Research stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy statement and annual report unless one of the stockholders notifies our investor relations department that one or more of them want to receive separate copies. This procedure reduces duplicate mailings and therefore saves printing and mailing costs, as well as natural resources. Stockholders who participate in householding will continue to have access to all proxy materials at investor.lamresearch.com, as well as the ability to submit separate proxy voting instructions for each account through the internet or by telephone.
Stockholders holding multiple accounts of Lam common stock may request separate copies of the proxy materials by contacting us by telephone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538) or by email (to investor.relations@lamresearch.com). Stockholders may also contact us by telephone, mail or email to request consolidation of proxy materials mailed to multiple accounts at the same address.
Stockholder-Initiated Proposals and Nominations for 2026 Annual Meeting
Proposals submitted under SEC rules for inclusion in the Company’s proxy statement. Stockholder-initiated proposals (other than director nominations) may be eligible for inclusion in our proxy statement for next year’s 2026 annual meeting of stockholders (in accordance with SEC Rule 14a-8) and for consideration at the 2026 annual meeting of stockholders. The Company must receive a stockholder proposal no later than May 27, 2026 for the proposal to be eligible for inclusion. Any stockholder interested in submitting a proposal or nomination is advised to contact legal counsel familiar with the detailed securities law requirements for submitting proposals or nominations for inclusion in a company’s proxy statement.
Proposed nominations of directors under Company bylaws for Proxy Access. Our bylaws provide for “Proxy Access.” Pursuant to the Proxy Access provisions of our bylaws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years can nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the requirements specified in our bylaws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement for the 2026 annual meeting of stockholders pursuant to Proxy Access, all of the information required by our bylaws must be received by the Secretary of the Company no earlier than April 27, 2026, and no later than May 27, 2026.
Proposals and nominations under Company bylaws for presentation at the annual meeting but for which the proponent does not seek to include materials in our proxy statement. Stockholders may also submit proposals for consideration and nominations of director candidates for election at the 2026 annual meeting by following certain requirements set forth in our bylaws. These proposals will not be eligible for inclusion in the Company’s proxy statement for the 2026 annual meeting of
Lam Research Corporation 2025 Proxy Statement 103

stockholders unless they are submitted in compliance with then applicable SEC rules or pursuant to the Proxy Access described above; however, they will be presented for consideration at the 2026 annual meeting of stockholders if the requirements established by our bylaws for stockholder proposals and nominations have been satisfied.
Our bylaws establish requirements for stockholder proposals and nominations not included in our proxy statement to be considered at the annual meeting. Assuming that the 2026 annual meeting of stockholders takes place at roughly the same date next year as the 2025 annual meeting (and subject to any change in our bylaws—which would be publicly disclosed by the Company—and to any provisions of then-applicable SEC rules), a stockholder of record not seeking to include materials in our proxy statement must submit the proposal or nomination in writing and it must be received by the Secretary of the Company no earlier than July 11, 2026, and no later than August 10, 2026.
In addition to satisfying the requirements under our bylaws and providing the information required thereunder to the Company, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than September 7, 2026. However, if the date of the 2026 annual meeting is changed by more than 30 calendar days from the anniversary date of the 2025 annual meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 annual meeting is first made.
For a full description of the requirements for submitting a proposal or nomination, see the Company’s bylaws. Submissions or questions should be sent to: Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538.
By Order of the Board of Directors,

Ava A. Harter
Secretary
Fremont, California
Dated: September 24, 2025
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Appendices
Appendix A—Lam 2025 Stock Incentive Plan
LAM RESEARCH CORPORATION

2025 STOCK INCENTIVE PLAN

1.
Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.
Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)	“Administrator” means the Board, the Compensation Committee or any of the Committees appointed to administer the Plan.
(b)	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
(c)
“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d)
“Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)	“Award” means the grant of an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, or Other Award under the Plan.
(f)	“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.
(g)	“Board” means the Board of Directors of the Company.
(h)	“Code” means the Internal Revenue Code of 1986, as amended.
(i)
“Committee” means the Compensation Committee or any committee appointed by the Board or Compensation Committee to administer the Plan or any aspect of the Plan, and may include a committee of Officers or employees of the Company where permitted under Applicable Laws.

(j)	“Common Stock” means the common stock of the Company, par value $0.001 per share.
(k)	“Company” means Lam Research Corporation, a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.
(l)	“Compensation Committee” means the Compensation and Human Resources Committee of the Board.
(m)
“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(n)
“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s

Lam Research Corporation 2025 Proxy Statement A-1

Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, unless otherwise provided in the applicable Award Agreement, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Nonstatutory Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.
(o)	“Corporate Transaction” means, except as otherwise set forth in an Award Agreement, any of the following transactions:
(i)
a merger or consolidation in which the Company is not the surviving entity or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction (which transaction shall not include a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all participants);

(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company, including a liquidation or dissolution of the Company; or
(iii)	the acquisition, sale, or transfer of more than fifty percent (50%) of the outstanding shares of the Company by tender offer or similar transaction.
(p)	“Director” means a member of the Board or the board of directors of any Related Entity.
(q)	“Disability” shall be defined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options.
(r)
“Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)	“Fair Market Value” means, that as of any date, the value of Common Stock determined as follows:
(i)
If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)
If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.
(u)	“Grantee” means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.
(v)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
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(w)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(x)	“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(y)	“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
(z)
“Other Award” means an Award that may be denominated or payable in Shares or cash, including, but not limited to, purchase rights for Shares, the grant of Shares as a bonus, deferred Shares, performance Shares, phantom Shares, and other similar types of Awards, each with the terms and conditions as determined by the Committee pursuant to an Award Agreement.

(aa)	“Outside Director” means a Director who is not an Employee.
(bb)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(cc)	“Plan” means this 2025 Stock Incentive Plan, as adopted by the Company.
(dd)
“Related Entity” means any Parent or Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ee)
“Related Entity Disposition” means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

(ff)
“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(gg)
“Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(hh)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(ii)	“Share” means a share of the Common Stock.
(jj)	“Stock Appreciation Right” means an Award to receive the appreciation in value of a Share from the date of grant until the time of exercise.
(kk)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.	Stock Subject to the Plan.
(a)
Subject to the provisions as set forth in Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is (i) 96,800,000 Shares, plus (ii) any Shares that remain available for grants under the Company’s 2015 Stock Incentive Plan (the “Prior Plan”) on November 3, 2025, plus (iii) Shares that are subject to awards granted under the Plan or the Prior Plan that are added (or added back, as applicable) to the aggregate Shares available for grant under this Section 3(a) pursuant to the share counting rules of the Plan or Prior Plan. The maximum aggregate number of Shares which may be issued pursuant to Incentive Stock Options is 96,800,000 Shares. Any Shares subject to Awards granted under the Plan other than Options and Stock Appreciation Rights shall be counted against the limit set forth herein as two (2) Shares for every one (1) Share subject to such Award (and shall be counted as two (2) Shares for every one (1) Share returned to the Plan pursuant to Section 3(b), below). Options and Stock Appreciation Rights shall be counted against the limit set forth herein as one (1) Share subject to such Award (and shall be counted as one (1) Share returned to the Plan pursuant to Section 3(b), below). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)
Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily), or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan (e.g., Restricted Stock) pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option or Stock Appreciation Right exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan, (ii) Shares withheld by the Company to satisfy any Option or Stock Appreciation Right tax

Lam Research Corporation 2025 Proxy Statement A-3

withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan, (iii) Shares subject to share-settled stock appreciation rights under the Plan that are not actually issued in connection with the settlement of such stock appreciation rights on the exercise thereof shall not be returned to the Plan and shall not become available for future issuance under the Plan, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be returned to the Plan and shall not become available for future issuance under the Plan. Shares withheld by the Company to satisfy any tax withholding obligation for an Award other than for an Option or Stock Appreciation Right shall be returned to the Plan and shall become available for future issuance under the Plan.
(c)
Any Shares covered by an award (or portion of an award) under the Prior Plan which is forfeited, canceled or expires (whether voluntarily or involuntarily), or is settled in cash, shall be available for the granting of Awards under the Plan. Shares that actually have been issued under the Prior Plan (e.g., restricted stock) pursuant to an award shall not be available for Awards under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for the granting of Awards under the Plan. Shares withheld by the Company to satisfy any tax withholding obligation for an award under the Prior Plan other than for an option or stock appreciation right shall be available for the granting of Awards under the Plan. For purposes of the Share recycling provisions set forth above in this Section 3(c) applicable to Shares subject to Prior Plan awards, if any such Shares were subject to stock options or stock appreciation rights under the Prior Plan, the number of Shares available for Awards under the Plan shall increase by one (1) for each such Share, and if any such Shares were subject to awards other than stock options or stock appreciation rights under the Prior Plan, the number of Shares available for Awards under the Plan shall increase by two (2) for each such Share. On the other hand, (i) Shares tendered or withheld in payment of an option or stock appreciation right exercise price under the Prior Plan shall not be available for Awards under the Plan, (ii) Shares withheld by the Company to satisfy any tax withholding obligation for an option or stock appreciation right under the Prior Plan shall not be available for Awards under the Plan, (iii) Shares subject to share-settled stock appreciation rights under the Prior Plan that are not actually issued in connection with the settlement of such stock appreciation rights on the exercise thereof shall not be available for Awards under the Plan, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options under the Prior Plan shall not be available for Awards under the Plan.

4.	Administration of the Plan.
(a)	Plan Administrator.
(i)
Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) the Compensation Committee or a Committee designated by the Board, each of which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)
Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) the Compensation Committee or a Committee that shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the delegating authority.

(iii)
Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)
Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board or the Compensation Committee, the Administrator shall have the authority, in its discretion:

(i)	to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
(ii)	to determine whether and to what extent Awards are granted hereunder;
(iii)	to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;
(iv)	to approve forms of Award Agreements for use under the Plan;
(v)	to determine the terms and conditions of any Award granted hereunder;
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(vi)
to amend the terms of any outstanding Award granted under the Plan, provided that (A) no modification of any Award, even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Grantee unless (1) the affected Grantee consents to the amendment, suspension, termination, or modification or (2) the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, this Plan or the Award to satisfy Applicable Laws, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any Corporate Transaction, is in the best interests of the Company or its stockholders; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Nonstatutory Stock Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option or Stock Appreciation Right awarded under the Plan shall be subject to stockholder approval, except in connection with an adjustment described in Sections 6(d), 10 or 11, and (C) canceling an Option or Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Other Award or for cash shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with an adjustment described in Sections 6(d), 10 or 11;

(vii)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;
(viii)
to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix)	to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.
The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.
5.
Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants of the Company and its Subsidiaries and Affiliates. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6.	Terms and Conditions of Awards.
(a)
Types of Awards; Dividends. The Administrator is authorized under the Plan to award Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and Other Awards with an exercise or conversion privilege related to the passage of time or Continuous Service, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions as determined by the Administrator. The Administrator may provide for the payment of dividends or dividend equivalent rights in the terms of an Award other than Options or Stock Appreciation Rights, as evidenced in an Award Agreement. Such amounts may be paid in cash or additional Shares and will be subject to the same vesting restrictions as the underlying Award. For the avoidance of doubt, any dividends or dividend equivalent rights with respect to an Award shall be deferred until, and paid contingent upon, the vesting of such underlying Award.

(b)
Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of the Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c)
Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may

Lam Research Corporation 2025 Proxy Statement A-5

include, but are not limited to, any one of, or combination of, the following: (i) stock or market price; (ii) earnings per share; (iii) total shareholder value or return; (iv) operating margin (with or without regard to amortization/impairment of goodwill); (v) gross margin; (vi) return on equity or average shareholder’s equity; (vii) return on assets or net assets; (viii) return on investment; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) pre-tax profit; (xiv) cash flow (including free cash flow); (xv) revenue; (xvi) expenses; (xvii) earnings (including special or extraordinary items); (xviii) earnings before taxes; (xix) earnings before interest and taxes; (xx) net earnings; (xxi) earnings before interest, taxes and depreciation; (xxii) economic value added; (xxiii) market share; (xxiv) applications won; (xxv) controllable profits; (xxvi) customer satisfaction management by objectives; (xxvii) individual management by objectives; (xxviii) product or technological developments; (xxix) net income; (xxx) orders (whether new or not); (xxxi) pro forma net income; (xxxii) asset turnover; (xxxiii) minimum cash balances; (xxxiv) return on sales; (xxxv) return on capital or invested capital; (xxxvi) operational performance; (xxxvii) backlog; (xxxviii) deferred revenue; (xxxix) revenue per employee; (xxxx) overhead; (xxxxi) days sales outstanding; (xxxxii) inventory turns; (xxxxiii) operating cash flow; and (xxxxiv) strategic plan development and implementation (including individually designed goals and objectives that are consistent with the Grantee’s specific duties and responsibilities and that are designed to improve the organizational performance of the Company, an affiliate, or a specific business unit thereof and that are consistent with and derived from the strategic operating plan of the Company, an affiliate or any of their business units for the applicable performance period). The level or levels of performance specified with respect to a performance goal may be GAAP or non-GAAP measures (and may, without limitation, appropriately adjust any evaluation of performance under the business criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any items that are unusual in nature or infrequent in occurrence as described in FASB Accounting Standards Codification 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year or in the Company’s earnings releases for the applicable year) as determined by the Administrator and may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity, including on a pro forma basis. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, if the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business or other events or circumstances render a performance goal unsuitable, the Administrator may in its discretion modify such performance goal, or the actual level of achievement regarding such performance goal, in whole or in part, as the Administrator deems appropriate and equitable.
(d)
Acquisitions and Other Transactions. The Administrator may, as permitted by Nasdaq listing rule 5635(c), issue Awards under the Plan in the assumption, conversion, or in substitution, of outstanding awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction. Any Shares that are issued in such circumstances will not reduce the number of Shares available for issuance under the Plan or otherwise count against the limits contained in Section 3 or Section 6(m).

(e)
Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)
Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)
Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h)
Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

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(i)
Term of Award. The term of each Award shall be the term stated in the Award Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j)
Vesting. The Award Agreement will specify the period or periods of Continuous Service necessary before the Award will vest, provided that no Award may vest sooner than the one year anniversary of the date of grant except with respect to (i) Awards to Outside Directors that vest on or about the one year anniversary of the applicable date of grant and the date of the next annual meeting of the Company’s stockholders, which vesting date is at least 50 weeks after the date of grant, (ii) Shares delivered in lieu of currently payable cash obligations, (iii) any additional Awards the Administrator may grant, up to a maximum of five percent (5%) of the maximum aggregate number of Shares that may be issued pursuant to the Plan or as otherwise described in this subsection (subject to adjustment under Section 10), or (iv) Awards granted in connection with the assumption, conversion, or in substitution of outstanding awards pursuant to Section 6(d). An Award may provide for the earlier vesting of such an Award in specific circumstances, including (x) in the event of the death or Disability of a Grantee, (y) in the event of the termination of a Grantee’s Continuous Service, or (z) in the event of a Corporate Transaction or Related Entity Disposition where either (A) within a specified period the Grantee is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Awards are not assumed or converted into replacement awards as evidenced in the applicable Award Agreement.

(k)
Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Awards other than Incentive Stock Options shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l)
Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

(m)
Limitation on Outside Director Compensation. Notwithstanding anything to the contrary contained in the Plan, in no event will the value of any Awards granted to any Outside Director in any one calendar year for such service, when added to any cash fees payable to such Outside Director for such service in such calendar year, have an aggregate maximum value (computed as of the date of grant in accordance with applicable financial accounting rules) in excess of $1,000,000 (or, for a non-executive chair of the Board, $1,500,000).

7.	Award Exercise or Purchase Price, Consideration and Taxes.
(a)	Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:
(i)
In the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(ii)
In cases other than the case described in the preceding paragraph, the per Share exercise price of an Option or Stock Appreciation Right shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)	In the case of a Restricted Stock, Restricted Stock Unit, or Other Award grant, such price, if any, shall be determined by the Administrator.
(iv)
Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)
Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an

Lam Research Corporation 2025 Proxy Statement A-7

Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:
(i)	cash;
(ii)	check;
(iii)
surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(iv)
with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written (or electronic) instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v)
with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (A) the number of Shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi)	any combination of the foregoing methods of payment.
The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.
(c)
Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the applicable tax withholding obligations incident to the exercise or vesting of an Award. Notwithstanding the foregoing, in no event will the fair market value of the Shares to be withheld or collected for the satisfaction of tax obligations pursuant to this Section 7(c) exceed the minimum amount required to be withheld unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Administrator. The Administrator shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

8.	Exercise of Award.
(a)	Procedure for Exercise; Rights as a Stockholder.
(i)	Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.
(ii)
An Award shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company or Company designated brokerage firm in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(iii)	Exercise of Award Following Termination of Continuous Service.
A.
An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

A-8

B.
Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

C.
Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Nonstatutory Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.	Conditions Upon Issuance of Shares.
(a)
If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal, state or applicable non-U.S. laws.

(b)
As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.
Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.	Corporate Transactions and Related Entity Dispositions. Except as may be provided in an Award Agreement:
(a)
In the event of a Corporate Transaction, any or all outstanding Awards shall be subject to the definitive agreement governing the Corporate Transaction. Such transaction agreement may provide, without limitation and in a manner that is binding on all parties, for (A) the assumption, substitution or replacement with equivalent awards of outstanding Awards (but in each case adjusted to reflect the transaction terms) by the surviving corporation or its parent, (B) continuation of outstanding Awards (but again adjusted to reflect the transaction terms) by the Company if the Company is a surviving corporation, (C) accelerated vesting, or lapse of repurchase rights or forfeiture conditions applicable to, and accelerated expiration or termination of, the outstanding Awards, or (D) settlement of outstanding Awards (including termination thereof) in cash. Except for adjustments to reflect the transaction terms as referenced above or, to the extent any Award or Shares are subject to accelerated vesting or lapse of restrictions approved by the Board or Committee upon specific events or conditions (and then only to the extent such acceleration benefits are reflected in the transaction agreement, the applicable Award Agreement or another written agreement between the Grantee and the Company), any outstanding Awards that are assumed, substituted, replaced with equivalent awards or continued shall continue following the transaction to be subject to the same vesting or other restrictions that applied to the original Award. The Administrator need not adopt the same rules or apply the same treatment for each Award or Grantee.

(b)
Notwithstanding anything herein to the contrary, in the event of a dissolution or liquidation of the Company, to the extent an Award has not been exercised or the Shares subject thereto have not been issued in full prior to the earlier of the completion of the transaction or the applicable expiration date of the Award, then outstanding Awards shall terminate immediately prior to the transaction.

Lam Research Corporation 2025 Proxy Statement A-9

(c)
Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Nonstatutory Stock Option.

12.
Effective Date and Term of Plan. The Plan shall become effective on November 4, 2025 and shall continue in effect for a term of ten (10) years from its effective date unless sooner terminated or suspended by the Board. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the date the Plan is first approved by the Board, or (ii) the date the Plan is approved by the Company’s stockholders. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.	Amendment, Suspension or Termination of the Plan.
(a)
The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would:

(i)
lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a), which, except in connection with the adjustments described in Sections 6(d), 10 or 11, are intended to prevent (A) the repricing of “underwater” Options and Stock Appreciation Rights by reducing the exercise price of an Option or Stock Appreciation Right and (B) the cancellation of an Option or Stock Appreciation Right in exchange for cash, another Award, or an Option or Stock Appreciation Right with a lower exercise price;

(ii)	increase the benefits accrued to participants under the Plan;
(iii)	increase the number of securities which may be issued under the Plan; or
(iv)	modify the requirements for participation in the Plan.
(b)	No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c)
No suspension or termination of the Plan (including termination of the Plan under Section 11 above) shall adversely affect any rights under Awards already granted to a Grantee which, regardless of any suspension or termination, shall continue to be subject to the terms of the Plan.

14.	Reservation of Shares.
(a)	The Company, while the Plan is effective, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
(b)
The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.
No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause.

16.
No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.
Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted, excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

18.
Plan History. On August 26, 2025, the Board adopted the Plan, effective as of the date of stockholder approval, which occurred on [ ], 2025 (the “Effective Date”). No grants will be made under the Prior Plan on or after the Effective Date, except that outstanding awards under the Prior Plan will continue unaffected following the Effective Date and will continue to be subject to the terms of the Prior Plan regardless of the termination of such Prior Plan with regard to new grants.

A-10

19.
Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

20.
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

21.
Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board or the Compensation Committee of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22.
Non-U.S. Grantees. In order to facilitate the making of any grant or combination of grants under this Plan, the Administrator may provide for such special terms for awards to Grantees who are foreign nationals or who are employed by the Company or any Subsidiary or Affiliate outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

23.	Recoupment/Clawback Provisions.
(a)
Awards issued under the Plan are subject to the terms and conditions of the Lam Research Corporation Policy for the Recovery of Erroneously Awarded Compensation (effective December 1, 2023) and any other clawback provisions, policy or policies (if any) as may be in effect from time to time, including any that specifically implement section 10D of the Exchange Act, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Shares at any point may be traded) (collectively, the “Clawback Policy”), and applicable sections of any Award Agreement to which the Plan is applicable or any related documents shall be interpreted consistently with (or deemed superseded by and/or subject to, as applicable) the terms and conditions of the Clawback Policy. Further, by accepting any Award under the Plan, each Grantee agrees (or has agreed) to fully cooperate with and assist the Company in connection with any of such Grantee’s obligations to the Company pursuant to the Clawback Policy, and agrees (or has agreed) that the Company may enforce its rights under the Clawback Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Clawback Policy, from and after the effective date thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from such Grantee of any such amounts, including from such Grantee’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

(b)
The Administrator may also specify in any Award Agreement that the Grantee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, including but not limited to, a breach by Grantee of any confidentiality or other restrictive covenants that may apply to Grantee.

24.
Whistleblower Protection. Notwithstanding anything in the Plan or an Award Agreement to the contrary, (a) nothing in the Plan or in an Award Agreement or otherwise limits a Grantee’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002); and (b) nothing in the Plan or in an Award Agreement prevents a Grantee from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise

Lam Research Corporation 2025 Proxy Statement A-11

testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Grantee is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to section 21F of the Exchange Act.
25.
Governing Law. To the extent not preempted by federal law, this Plan and the Awards issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its principles of conflict of laws.

26.	Compliance with Section 409A of the Code.
(a)
To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantees. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)
Neither a Grantee nor any of a Grantee’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Grantee or for a Grantee’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Grantee to the Company or any of its Subsidiaries.

(c)
If, at the time of a Grantee’s separation from service (within the meaning of Section 409A of the Code), (i) the Grantee will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)
Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Grantee will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Grantee or for a Grantee’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Subsidiaries or Affiliates will have any obligation to indemnify or otherwise hold a Grantee harmless from any or all of such taxes or penalties.

A-12

Appendix B—Information Regarding Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, the Company’s management uses certain non-GAAP financial measures to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. These non-GAAP financial measures are provided as supplemental information to the financial measures the Company discloses that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.
The compensation and human resources committee has elected to use both non-GAAP gross margin as a percentage of revenue and non-GAAP operating income as a percentage of revenue in connection with assessing and making determinations related to executive compensation matters. Non-GAAP gross margin as a percentage of revenue is determined by dividing non-GAAP gross margin, which is a non-GAAP financial measure, by revenue, which is a GAAP financial measure. The GAAP measure most directly comparable to non-GAAP gross margin is GAAP gross margin. Non-GAAP gross margin includes adjustments to the most comparable GAAP financial measure, GAAP gross margin, to exclude the impact of certain items as further indicated below.
In addition, non-GAAP operating income as a percentage of revenue is determined by dividing non-GAAP operating income, which is a non-GAAP financial measure, by revenue, which is a GAAP financial measure. The GAAP measure most directly comparable to non-GAAP operating income is GAAP operating income. Non-GAAP operating income includes adjustments to the most comparable GAAP financial measure, GAAP operating income, to exclude the impact of certain items as further indicated below.
Non-GAAP Gross Margin As a Percentage of Revenue
Non-GAAP gross margin as a percentage of revenue is derived from results determined in accordance with GAAP with charges and credits in the following line items excluded from GAAP results:
•
for calendar year 2024: amortization related to intangible assets acquired through certain business combinations; elective deferred compensation-related liability increase; restructuring charges, net; transformational costs; and impairment of long-lived assets.

Non-GAAP Operating Income As a Percentage of Revenue
Non-GAAP operating income as a percentage of revenue is derived from results determined in accordance with GAAP with charges and credits in the following line items excluded from GAAP results:
•	for fiscal year 2025: amortization related to intangible assets acquired through certain business combinations; and elective deferred compensation-related liability increase;
•
for fiscal year 2024: amortization related to intangible assets acquired through certain business combinations; elective deferred compensation-related liability increase; restructuring charges, net; transformational costs; and impairment of long-lived assets;

•
for fiscal and calendar year 2023: amortization related to intangible assets acquired through certain business combinations; elective deferred compensation-related liability increase; restructuring charges, net; product rationalization costs; and transformational costs;

•	for fiscal year 2022: amortization related to intangible assets acquired through certain business combinations; and elective deferred compensation-related liability decrease; and
•
for fiscal year 2021: amortization related to intangible assets acquired through certain business combinations; elective deferred compensation-related liability increase; and product rationalization costs.

Lam Research Corporation 2025 Proxy Statement B-1

GAAP to Non-GAAP Reconciliation (Gross Margin)
The following are reconciliations of GAAP gross margin to non-GAAP gross margin, as well as a presentation of GAAP gross margin as a percentage of revenue and non-GAAP gross margin as a percentage of revenue, for the calendar year 2024:
(Unaudited)
(in thousands, except percentages)

Calendar Year
2024
U.S. GAAP gross margin	$7,716,298
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	12,045
Elective deferred compensation-related liability valuation increase	14,067
Restructuring charges, net	20,478
Transformational costs	38,677
Impairment of long-lived assets	8,705
Non-GAAP gross margin	$7,810,270
U.S. GAAP gross margin as percent of revenue	47.6%
Non-GAAP gross margin as a percent of revenue	48.2%

GAAP to Non-GAAP Reconciliation (Operating Income)
The following are reconciliations of GAAP operating income to non-GAAP operating income, as well as a presentation of GAAP operating income as a percentage of revenue and non-GAAP operating income as a percentage of revenue, for the fiscal years ended June 29, 2025, June 30, 2024, June 25, 2023, June 26, 2022, June 27, 2021, and calendar year 2024:
(Unaudited)
(in thousands, except percentages)

	Fiscal Year Ended
	June 29, 2025	June 30, 2024	June 25, 2023	June 26, 2022	June 27, 2021
U.S. GAAP operating income	$5,900,968	$4,263,913	$5,174,860	$5,381,822	$4,482,023
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	13,573	15,428	15,337	51,822	54,152
Elective deferred compensation-related liability valuation increase (decrease)	42,615	61,409	22,087	(35,175)	62,238
Restructuring charges, net	—	61,562	120,316	—	—
Product rationalization costs	—	—	13,522	—	6,200
Transformational costs	—	101,654	9,178	—	—
Impairment of long-lived assets	—	8,705	—	—	—
Non-GAAP operating income	$5,957,156	$4,512,671	$5,355,300	$5,398,469	$4,604,613
U.S. GAAP operating income as percent of revenue	32.0%	28.6%	29.7%	31.2%	30.6%
Non-GAAP operating income as a percent of revenue	32.3%	30.3%	30.7%	31.3%	31.5%

B-2

Calendar Year
2024
U.S. GAAP operating income	$4,781,753
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	14,815
Elective deferred compensation-related liability valuation increase	62,126
Restructuring charges, net	34,956
Transformational costs	64,461
Impairment of long-lived assets	8,705
Non-GAAP operating income	$4,966,816
U.S. GAAP operating income as percent of revenue	29.5%
Non-GAAP operating income as a percent of revenue	30.6%

Lam Research Corporation 2025 Proxy Statement B-3

LAM RESEARCH

LAM RESEARCH CORPORATION
ATTN: INVESTOR RELATIONS
4650 CUSHING PARKWAY
FREMONT, CALIFORNIA 94538

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LAM RESEARCH CORPORATION

The Board of Directors recommends you vote FOR all eleven of the nominees listed in proposal 1.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Sohail U. Ahmed	☐	☐	☐
1b. Timothy M. Archer	☐	☐	☐
1c. Eric K. Brandt	☐	☐	☐
1d. Ita M. Brennan	☐	☐	☐
1e. Michael R. Cannon	☐	☐	☐
1f. John M. Dineen	☐	☐	☐
1g. Mark Fields	☐	☐	☐
1h. Ho Kyu Kang	☐	☐	☐
1i. Bethany J. Mayer	☐	☐	☐
1j. Jyoti K. Mehra	☐	☐	☐
1k. Abhijit Y. Talwalkar	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	**For**	**Against**	**Abstain**
2. Advisory vote to approve the compensation of the named executive officers of Lam Research, or "Say on Pay."	☐	☐	☐
3. Approval of the adoption of the Lam 2025 Stock Incentive Plan.	☐	☐	☐
4. Ratification of the appointment of the independent registered public accounting firm for fiscal year 2026.	☐	☐	☐
5. Approval of an amendment to the Company's Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 6.	**For**	**Against**	**Abstain**
6. Stockholder proposal titled “Realistic Shareholder Ability to Call for a Special Shareholder Meeting,” if properly presented.	☐	☐	☐

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V79059-P36021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LAM RESEARCH CORPORATION IN CONJUNCTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 4, 2025

The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation (the "Company"), hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 24, 2025, and the 2025 Annual Report to Stockholders; (b) appoints Timothy M. Archer and Ava A. Harter, or either of them, proxy holders and attorneys-in-fact, each with full power to designate substitutes, on behalf and in the name of the undersigned, to represent the undersigned at the 2025 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION (and any adjournment(s) or postponement(s) of the Meeting) to be held on November 4, 2025 at 9:30 a.m., Pacific Time, and (c) authorizes the proxy holders to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present at the Meeting, on the matters set forth on the reverse side and, in their discretion, on any other matter(s) that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting.

This proxy will be voted as directed. If no contrary direction is indicated, the proxy will be voted FOR all eleven of the director nominees listed in proposal 1; FOR the advisory vote to approve the compensation of the named executive officers of Lam Research, or "Say on Pay;" FOR the proposal to approve the adoption of the Lam Research 2025 Stock Incentive Plan; and FOR the proposal to ratify the appointment of the independent registered public accounting firm for fiscal year 2026; FOR the proposal to approve an amendment to the Company's Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law; AGAINST the stockholder proposal titled “Realistic Shareholder Ability to Call for a Special Shareholder Meeting,” if properly presented at the meeting; and as the proxy holders deem advisable, on any other matter(s) that may properly come before the meeting.

Continued and to be signed on reverse side